UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SAREPTA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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215 First Street
Suite 415
Cambridge, MA 02142
www.sarepta.com

May [31], 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Sarepta Therapeutics, Inc. (the “Company”), which will be held Monday, June 27, 2016, at 9:00 A.M., local time, at the Company’s headquarters, 215 First Street, Suite 110B, Cambridge, MA 02142, for the following purposes:

1.	to elect, as Group I director to hold office until the 2018 annual meeting of stockholders, or until his successor is earlier elected, the following nominee: Hans Wigzell, M.D., Ph.D.;
2.	to hold an advisory vote to approve, on a non-binding basis, named executive officer compensation;
3.

to approve an amendment and restatement of our Amended and Restated 2011 Equity Incentive Plan (the “Restated Plan”) to, among other changes, increase the number of shares underlying the awards that the Company may grant under the Restated Plan by 1,300,000 shares to 7,536,903 shares (plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 121,325 shares)(the “Restated Plan amendment and restatement”);

4.

to approve an amendment and restatement to the 2013 Employee Stock Purchase Plan (the “2013 ESPP”) to increase the number of shares of our common stock authorized for issuance under the 2013 ESPP by 350,000 shares to 600,000 shares;

5.	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current year ending December 31, 2016; and
6.	to transact such other business as may properly come before the Annual Meeting, or any continuation, postponement or adjournment thereof.

The accompanying Notice of Meeting and proxy statement describe these matters. We urge you to read this information carefully.

The Company’s board of directors (the “Board”) unanimously believes that election of its director nominee, approval, on an advisory basis, of the compensation of our named executive officers, approval of the Restated Plan amendment and restatement, approval of the amendment and restatement to the 2013 ESPP, and ratification of its selection of KPMG LLP as our independent registered public accounting firm are in our best interests and that of our stockholders, and, accordingly, recommends a vote FOR election of the director nominee, FOR the approval, on an advisory basis, of the compensation of our named executive officers, FOR the approval of the Restated Plan amendment and restatement, FOR the approval of the amendment and restatement to the 2013 ESPP and FOR the ratification of the selection of KPMG LLP as our independent registered public accountants.

In addition to the business to be transacted as described above, management will speak on our developments over the past year and respond to comments and questions of general interest to stockholders.

It is very important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. The Company may be significantly negatively impacted if it does not receive the required votes FOR proposals 3 and 4, as it will limit the Company’s ability to (i) use equity as an incentive for its employees and other service providers and (ii) provide employees with an opportunity to purchase shares of our common stock under a qualified employee stock purchase plan, given that the Company’s share reserve under the Restated Plan and the 2013 ESPP are very low. In addition, under the majority voting standard adopted by the Board in 2014, in uncontested elections, an incumbent director nominee who does not receive the majority of the votes cast by the shares of our common stock (“shares”) represented and entitled to vote at the annual meeting, is expected to tender his or her resignation. You may vote on the Internet, by telephone, or by completing and mailing a proxy card, or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone, or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card, or the information forwarded by your bank, broker or other holder of record regarding each of these voting options. On behalf of the Board, I would like to express our appreciation for your support of the Company.

Sincerely,

[Signature]

Edward M. Kaye, M.D.

Interim Chief Executive Offıcer, Senior Vice President and Chief Medical Offıcer

215 First Street

Suite 415

Cambridge, MA 02142

www.sarepta.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Monday, June 27, 2016

To the Stockholders of Sarepta Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the 2016 annual meeting of stockholders (the “Annual Meeting”) of Sarepta Therapeutics, Inc., a Delaware corporation, will be held on Monday, June 27, 2016 at 9:00 A.M., local time, at the Company’s headquarters, 215 First Street, Suite 110B, Cambridge, MA 02142, for the following purposes:

1.	to elect, as Group I director to hold office until the 2018 annual meeting of stockholders, or until his successor is earlier elected, the following nominee: Hans Wigzell, M.D., Ph.D.;
2.	to hold an advisory vote to approve, on a non-binding basis, named executive officer compensation;
3.

to approve an amendment and restatement of our Amended and Restated 2011 Equity Incentive Plan (the “Restated Plan”) to, among other changes, increase the number of shares underlying the awards that the Company may grant under the Restated Plan by 1,300,000 shares to 7,536,903 shares (plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 121,325 shares)(the “Restated Plan amendment and restatement”);

4.

to approve an amendment and restatement to the 2013 Employee Stock Purchase Plan (the “2013 ESPP”) to increase the number of shares of our common stock authorized for issuance under the 2013 ESPP by 350,000 shares to 600,000 shares;

5.	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current year ending December 31, 2016; and
6.	to transact such other business as may properly come before the Annual Meeting, or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. We are not aware of any other business to come before the meeting.

The Board has fixed the close of business on May 6, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof. A list of stockholders will be available for inspection by our stockholders at our principal executive offices at 215 First Street, Suite 415, Cambridge, MA 02142, beginning on, or before, June 17, 2016 and continuing through the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Monday, June 27, 2016: the Proxy Statement for the Annual Meeting and the Annual Report to Stockholders for the year ended December 31, 2015 are available at http://www.edocumentview.com/SRPT.

By Order of the Board of Directors,

[Signature]

David Tyronne Howton, Jr.

Senior Vice President, General Counsel and Corporate Secretary

Cambridge, MA

May [31], 2016

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU PLAN TO ATTEND, PLEASE NOTIFY US BY CONTACTING INVESTOR RELATIONS AT (617) 274-4050 OR INVESTORS@SAREPTA.COM.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU ALSO MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

EVEN IF YOU HAVE PROVIDED US WITH YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

215 First Street

Suite 415 Cambridge, MA 02142

www.sarepta.com

PROXY STATEMENT FOR

THE SAREPTA THERAPEUTICS, INC. 2016 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The board of directors (the “Board”) of Sarepta Therapeutics, Inc. (the “Company”) is soliciting your proxy to vote at the 2016 annual meeting of stockholders (the “Annual Meeting”) to be held on Monday, June 27, 2016, at 9:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. The Annual Meeting will be held at the Company’s Headquarters at 215 First Street, Suite 110B, Cambridge, MA 02142. We intend to mail this proxy statement, together with the accompanying proxy card, to those stockholders entitled to vote at the Annual Meeting for the first time on, or about, May [31], 2016. In the mailing, we will include copies of our Annual Report to stockholders for the year ended December 31, 2015. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

Who Can Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of record of our common stock, $0.0001 par value per share, as of the close of business on May 6, 2016. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares of Our Common Stock Outstanding and Quorum

At the close of business on May 6, 2016, 45,767,497 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented. There is no cumulative voting. A majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy (i) in favor of the election of the director nominee named in this proxy statement, (ii) in favor of the approval of the compensation of our named executive officers, (iii) in favor of the Restated Plan amendment and restatement, (iv) in favor of the amendment and restatement to the 2013 ESPP, and (v) in favor of ratification of the selection of KPMG LLP as our independent registered public accountants for the year ending December 31, 2016. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement, or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by (i) sending to our corporate secretary at our principal executive office at 215 First Street, Suite 415, Cambridge, MA 02142, a written notice of revocation or duly executed proxy card, in either case bearing a later date, (ii) by submitting another properly completed proxy over the Internet, (iii) by telephone using the number provided on the proxy card, or (iv) by attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. In order to be effective, all revocations or later-filed proxies delivered by mail must be delivered to us at our Cambridge, Massachusetts address not later than 5:00 P.M., local time, on the business day prior to the day of the Annual Meeting.

If you are a beneficial owner of shares of our common stock (“shares”) registered in the name of a broker, bank or other nominee, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. You may also change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank or other nominee.

Voting of Shares of Our Common Stock

Stockholders of record as of the close of business on May 6, 2016 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the Annual Meeting. You may vote by attending the Annual Meeting and voting in person. You also may vote by proxy via the Internet or by completing and mailing the enclosed proxy card, or the form forwarded by your bank, broker or other holder of record. You may also vote by telephone by calling the toll-free number found on the proxy card. The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on June 26, 2016. Stockholders who vote through the Internet or by telephone should be aware that they may incur costs such as access or usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card, or the form forwarded by your bank, broker or other holder of record by mail. All shares entitled to vote and represented by properly-executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

YOUR VOTE IS IMPORTANT.   The Company may be significantly negatively impacted if it does not receive the required votes FOR proposal 3, as it will limit the Company’s ability to use equity as an incentive for its employees and other service providers, given that the Company’s share reserve under the Restated Plan is very low. In addition, under the majority voting standard adopted by the Board in 2014, in uncontested elections, an incumbent director nominee who does not receive the majority of the votes cast by the shares represented and entitled to vote at the annual meeting is expected to tender his or her resignation.

Required Vote

Proposal 1: Election of Sarepta Therapeutics, Inc. Directors.  In an uncontested election of directors where a quorum is present, each director nominee must receive the affirmative vote of a majority of the votes cast (whether in person or by proxy) by the shares represented and entitled to vote at the Annual Meeting to be elected as director, except as otherwise required by statute, the Company’s Certificate of Incorporation or Bylaws. This means that each director nominee who receives an affirmative “FOR” by the majority of votes properly cast at the Annual Meeting will be elected to the Board. Under the Company’s Policy Statement on Majority Voting, a director who fails to obtain an affirmative vote “FOR” by the majority of votes will be required to tender his resignation and the Board or an authorized committee of the Board will determine whether to accept such resignation.

Proposal 2: Advisory Vote To Approve Named Executive Offıcer Compensation.  Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our compensation committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Proposals 3: Restated Plan Amendment and Restatement, Proposal 4: Amendment and restatement to the 2013 ESPP and Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm.  The votes cast in favor of Proposals 3, 4 and 5 must exceed the votes cast against for such Proposals to be approved. Abstentions and broker non-votes, if any, will not have any effect on the results of these ProposalsCounting of Votes

Proposals 1, 2, 3, 4 and 5: You may either vote “FOR,” “AGAINST” or “ABSTAIN” on these proposals.

A representative of Computershare Trust Company, N.A., our transfer agent, will tabulate votes and act as the independent inspector of election. All votes will be tabulated by the inspector of election, who will separately tabulate affirmative and negative votes, abstentions and broker “non-votes.” Shares held by persons attending the Annual Meeting but not voted, shares represented by proxies that reflect abstentions as to a particular proposal, and broker “non-votes” will be counted as present for purposes of determining a quorum.

Effect of Not Casting Your Vote

If you are a stockholder of record and you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no stockholder proposal or nomination was received on a timely basis; therefore, no such matters may be brought to a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a broker “non-vote.”

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016 (Proposal 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker “non-votes” are expected for Proposal 5.

The election of directors (Proposal 1), the advisory vote to approve executive compensation (Proposal 2), approval of the Restated Plan amendment and restatement (Proposal 3) and approval of the amendment and restatement to the 2013 ESPP (Proposal 4) are matters considered non-routine under applicable rules.

If you do not provide voting instructions to your broker or other nominee on these non-routine items (Proposals 1, 2, 3 and 4), such shares cannot be voted and will be considered broker “non-votes.”

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. If properly requested, copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail, or personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services. We also have retained Georgeson Inc. for a fee of $10,000 to assist us in the solicitation of proxies. A list of stockholders will be available for inspection by our stockholders at our principal executive offices at 215 First Street, Suite 415, Cambridge, MA 02142, beginning on, or before, June 17, 2016 and continuing through the meeting.

Stockholder Proposals for the 2017 Annual Meeting

Stockholder proposals submitted for inclusion in our proxy materials for our 2017 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive offices no later than the close of business on January 31, 2017, provided that if the date of the annual meeting is earlier than May 28, 2017, or later than July 27, 2017, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Stockholders who do not wish to use the mechanism provided by the rules of the Securities and Exchange Commission (the “SEC”) in proposing a matter for action at the next annual meeting must notify us in writing of the proposal and the information required by the provisions of our Bylaws dealing with advance notice of stockholder proposals and director nominations. To be timely, under our Certificate of Incorporation, a stockholder’s written notice must be delivered to, or mailed and received at, our principal executive offices no later than the close of business on March 29, 2017, and no earlier than February 27, 2017; provided that, if the date of that annual meeting is more than 30 days before, or more than 60 days after, June 27, 2017, you must give notice not later than the 90th  day prior to the annual meeting date or, if later, the 10th  day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Attending the Annual Meeting

Our Annual Meeting will begin promptly at 9:00 A.M., local time, on Monday, June 27, 2016, at our corporate headquarters at 215 First Street, Suite 110B, Cambridge, MA 02142.

All stockholders should be prepared to present photo identification for admission to the Annual Meeting. Admission will be on a first-come, first-served basis. If you are a beneficial stockholder and hold your shares in “street name,” you will be asked to present proof of ownership of your shares as of the record date. Examples of acceptable evidence of ownership include your most recent brokerage statement showing ownership of shares on the record date, or a photocopy of your voting instruction form. Persons acting as proxies must bring a valid proxy from a stockholder of record as of the record date. Your late arrival or failure to comply with these procedures could affect your ability to participate in the Annual Meeting.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name, and do not participate in electronic delivery of proxy materials, will receive only one set of our proxy materials, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. We believe that this will provide greater convenience for our stockholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home.

Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not in any way affect your rights as a stockholder.

If you are eligible for householding and currently receive multiple copies of our proxy materials with other stockholders of record with whom you share an address, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of these documents for your household, please contact our Corporate Secretary at 215 First Street, Suite 415, Cambridge, MA 02142, or at (617) 274-4000.

If you participate in householding and wish to receive a separate copy of our Annual Report on Form 10-K or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary at the address or telephone number indicated above and we will promptly deliver to you separate copies of these documents.

Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

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SAREPTA THERAPEUTICS, INC. DIRECTORS AND EXECUTIVE OFFICERS

Directors, Director Nominee and Executive Officers

The following table sets forth certain information with respect to the directors, director nominees and executive officers of our Company as of the date of this Amendment:

Name	Age	Position(s)(5)
Executive Officers
Edward M. Kaye, M.D.	67	Interim Chief Executive Officer, and Senior Vice President, Chief Medical Officer
Sandesh Mahatme	51	Senior Vice President, Chief Financial Officer
David Tyronne Howton, Jr.	44	Senior Vice President, General Counsel and Corporate Secretary
Jayant Aphale, Ph.D.	55	Senior Vice President, Technical Operations
Non-Employee Directors
William Goolsbee(1)(4)(6)	62	Group I Director
Gil Price, M.D.(1)(2)(6)	60	Group I Director
Hans Wigzell, M.D., Ph.D.(3)(4)	77	Group I Director
Richard J. Barry(2)(3)	57	Group II Director
M. Kathleen Behrens, Ph.D.(2)(3)	63	Group II Director, Chairwoman of the Board of Directors
Jean-Paul Kress, M.D.(2)(3)	50	Group II Director
Claude Nicaise, M.D.(1)(4)	63	Group II Director

(1)	Member of the compensation committee. Mr. Goolsbee is the current chair of the compensation committee.
(2)	Member of the audit committee. Dr. Behrens is the current chair of the audit committee.
(3)	Member of the nominating and corporate governance committee. Mr. Barry is the current chair of the nominating and corporate governance committee.
(4)	Research and development committee. Dr. Wigzell is the current chair of the research and development committee.
(5)	The term of Group I Directors expires as of the date of the 2016 Annual Meeting, and the term of Group II Directors expires as of the date of the 2017 Annual Meeting.
(6)	Dr. Price and Mr. Goolsbee are not candidates for reelection at the 2016 Annual Meeting and their terms as directors will conclude at the Annual Meeting.

Edward M. Kaye, M.D., has served as our Interim Chief Executive Officer since March 31, 2015 and as our Senior Vice President, Chief Medical Officer since June 2011. Dr. Kaye was Group Vice President of Clinical Development at Genzyme Corporation, a biotechnology company, from April 2007 to June 2011, where he supervised the clinical research in the lysosomal storage disease programs and in the genetic neurological disorders. From 2001 to 2007, Dr. Kaye held various roles at Genzyme Corporation, including Vice President of Medical Affairs for Lysosomal Storage Diseases, Vice President of Clinical Research and Interim Head of PGH Global Medical Affairs. Dr. Kaye holds a Bachelor of Science (B.S.) in Biology from Loyola University and holds a Doctor of Medicine (M.D.) from Loyola University Stritch School of Medicine. He received his Pediatric training at Loyola University Hospital, Child Neurology training at Boston City Hospital, Boston University, and completed his training as a Neurochemical Research Fellow (Geriatric Fellow) at Bedford VA Hospital, Boston University. Dr. Kaye was head of the section of Neurometabolism, Pediatric Neurology at The Floating Hospital for Children (Tufts University) and research fellow in gene therapy at Massachusetts General Hospital until 1996, when he moved to Philadelphia to become Chief of Pediatric Neurology and Director of the Barnett Mitochondrial Laboratory at St. Christopher’s Hospital for Children. In 1998, Dr. Kaye accepted the appointment as Chief of Biochemical Genetics at Children’s Hospital of Philadelphia and Associate Professor of Neurology and Pediatrics at the Perelman School of Medicine at the University of Pennsylvania until moving to Genzyme Corporation at the end of 2001. Dr. Kaye continues to serve as a Neurological Consultant at Children’s Hospital of Boston, and is on the editorial boards of a number of journals, including the Journal of Child Neurology. Dr. Kaye also previously served on the board of Annals of Neurology, and is currently on the Medical/Scientific Advisory Boards of the United Leukodystrophy Foundation, Spinal Muscular Atrophy Foundation, CureCMD, CureDuchenne and the Prize4Life.

Sandesh Mahatme has served as our Senior Vice President, Chief Financial Officer since November 2012. From January 2006 to November 2012, Mr. Mahatme worked at Celgene Corporation, a biopharmaceutical company, where he served in various roles, including Senior Vice President of Corporate Development, Senior Vice President of Finance, Corporate Treasurer and Head of Tax. While at Celgene, Mr. Mahatme built the treasury and tax functions before establishing the Corporate Development Department, which focuses on strategic, targeted initiatives, including commercial development in emerging markets, acquisitions and licensing and global manufacturing expansion. Prior to working at Celgene, Mr. Mahatme worked for Pfizer Inc., a pharmaceutical company, for over years in senior roles in Business Development and Corporate Tax. Mr. Mahatme started his career at Ernst & Young LLP where he advised multinational corporations on a broad range of transactions. Mr. Mahatme holds a Master of Laws (LL.M.) and a Juris Doctor (J.D.) from NYU School of Law, an LL.M. from Cornell Law School and is a member of the New York State Bar Association.  Mr. Mahatme is also a board member of Flexion Therapeutics, Inc. and Aeglea Biotherapeutics.

David Tyronne Howton, Jr. has served as our Senior Vice President, General Counsel and Corporate Secretary since November 2012. From September 2011 to June 2012, Mr. Howton served as the Senior Vice President, Chief Legal Officer and as a member of the executive team at Vertex Pharmaceuticals Incorporated, a publicly-traded biotechnology company. In this capacity he participated in the general management of the company and oversaw all aspects of the Vertex global legal and compliance departments. Mr. Howton served as Senior Vice President Legal from July 2012 to November 2012 at Vertex. Prior to his appointment as Chief Legal Officer at Vertex, Mr. Howton served as the Chief Compliance Officer from September 2009 to August 2011 and, in this capacity, he was responsible for designing and implementing the Vertex corporate compliance program as well as chairing the company’s Corporate Compliance Committee. From 2003 to September 2009, Mr. Howton worked at Genentech, Inc., a biotechnology company, where he served in a number of legal roles before becoming the company’s Chief Healthcare Compliance Officer in 2006. Prior to joining Genentech in 2003, Mr. Howton was a member of the Sidley Austin LLP corporate healthcare practice, where he advised clients on corporate transactions involving life science companies and provided regulatory counsel. Mr. Howton holds a Bachelor of Arts (B.A.) from Yale University and a J.D. from Northwestern University School of Law.

Jayant Aphale, Ph.D., has served as our Senior Vice President, Technical Operations since December 2011. From January 2011 to December 2011, Dr. Aphale served as the President of Apex CMC Advisors, LLC, a biotechnology consulting company. From January 2010 to November 2010, Dr. Aphale served as a Vice President at GlaxoSmithKline plc, a publicly traded pharmaceutical company, in Belgium leading new product introductions, cGMP scale-up of clinical material manufacturing, U.S. government interactions and global technology transfer of marketed vaccines. From June 2008 to January 2010, Dr. Aphale was the Vice President of Manufacturing and Process Sciences at Enobia Pharma Corp., a biopharmaceutical company, where he structured the company’s CMO network and led technology transfer and scale-up of their lead product in the rare disease space. From 2006 to May 2008, Dr. Aphale served as Vice President, Manufacturing Operations and Project Management at Acambis plc, a biotechnology company, where, besides managing cGMP manufacturing across multiple sites, he established and implemented business processes in project and portfolio management and in transitioning clinical manufacturing to commercial scale. Dr. Aphale holds a Doctor of Philosophy (Ph.D.) in Microbiology from Ohio State University and a Master of Business Administration (M.B.A.) in Finance and Strategy from the University of North Carolina. He is a certified project manager (PMP) and holds the U.S. Regulatory Affairs Certification (RAC).

William Goolsbee has served as a member of our Board since October 2007. He was Chairman of our Board from June 2010 through July 2014. He currently serves as a member of and chairperson of our compensation committee and as a member of our research and development committee. Mr. Goolsbee is not standing for re-election and is not a director nominee at the 2016 Annual Meeting. Mr. Goolsbee plans to complete his term as a member of our Board, and the committees he serves on, which ends on the Annual Meeting date. Mr. Goolsbee was founder, Chairman and Chief Executive Officer of Horizon Medical Inc. from 1987 until its acquisition by a unit of UBS Private Equity in 2002. Mr. Goolsbee was a founding director of ImmunoTherapy Corporation in 1993, and became Chairman of the board of directors in 1995, a position he held until overseeing the successful acquisition of ImmunoTherapy by us in 1998. His experience prior to 1987 includes a series of increasingly responsible executive positions with CooperVision Inc. and Cooper Laboratories Inc. Mr. Goolsbee holds a B.A. from the University of California at Santa Barbara. Mr. Goolsbee served as Chairman of privately held BMG Pharma LLC, a pharmaceutical company, from 2006 through 2011 and served as Chairman and Chief Executive Officer of BMG Hematology LLC, a product development and licensing company, through March 1, 2016. Our nominating and corporate governance committee believes that Mr. Goolsbee’s 30-year career in the medical device and biopharmaceutical industries qualifies him for service as a member of our Board.

Gil Price, M.D., has served as a member of our Board since October 2007 when he was added to the Board to, among other things, advise on the early regulatory process for potential biopharmaceutical product candidates. With the NDA for eteplirsen having been completed and filed, Dr. Price plans to complete his term as Director and after the Annual Meeting will focus on and pursue other interests and opportunities. Therefore, Dr. Price is not standing for reelection and will not be a member of the Board or its committees after the Annual Meeting. He currently serves on the Compensation Committee and the Audit Committee. Dr. Price is a clinical physician trained in internal medicine with a long-standing interest in drug development, adverse drug reactions, drug utilization and regulation. Since 2008, he has been the Chief Executive Officer and Chief Medical Officer of Drug Safety Solutions, a provider of solutions for clinical and drug safety operations. From 1997 to 2002, Dr. Price was the director of clinical development for oncology at MedImmune, Inc., the biologics subsidiary of AstraZeneca. Prior to joining MedImmune, Dr. Price worked in the contract research organization sector. Dr. Price began his pharmaceutical career at GlaxoSmithKline Inc., where he worked for nearly nine years on both the commercial and research sides of that company. Dr. Price is a member of the American Medical Association, the Academy of Pharmaceutical Physicians and a past member of the American Society for Microbiology. Dr. Price received a B.A. from the University of Rio Grande and an M.D. from the University of Santiago. Our nominating and corporate governance committee believes that Dr. Price’s experience in the clinical, research and commercial sectors in the fields of medicine and pharmaceuticals qualifies him for service as a member of our Board.

Hans Wigzell, M.D., Ph.D., has served as a member of our Board since June 2010. He also serves as a member of our nominating and corporate governance committee and a member of and chairperson of our research and development committee. In the past five years, Dr. Wigzell has served as a director of Probi AB and currently serves as a director of RaySearch Laboratories AB, Swedish Orphan Biovitrum AB, and Valneva SE (a successor to Intercell AG). Since 2006, Dr. Wigzell has served as Chairman of Karolinska Development AB, a company listed on the NASDAQ OMX Stockholm market that selects, develops and seeks ways to commercialize promising new Nordic lifescience innovations. From 1995 to 2003  he was the President of the Karolinska Institute, a medical university and was General Director of the National Bacteriological Laboratory in Stockholm from 1987 to 1993. Dr. Wigzell is Chairman of the board of the Stockholm School of Entrepreneurship. He is an elected member of several national academies, including the Swedish Royal Engineering Academy, Sweden; the Royal Academy of Science, Sweden; the Danish Academy of Arts and Letters; the American Academy of Arts and Sciences; the Finnish Science Society; and the European Molecular Biology Organization. In addition to serving as President of the Karolinska Institute, his academic career includes being Chairman of the Nobel Prize Committee, and the Karolinska Institute and Distinguished External Advisory Professor of Ehime University, Japan. Additionally, Dr. Wigzell was appointed Chairman of the Nobel Assembly in 2000. Dr. Wigzell holds an M.D. and Ph.D. from the Karolinska Institute in Stockholm and he has received honorary doctorate degrees at University “Tor Vergata” in Rome, Italy, Turku University in Finland and The Feinstein Institute in New York. Our nominating and corporate governance committee believes that Dr. Wigzell’s experience serving in leadership roles in various scientific and biotechnology institutions and companies in countries around the world qualifies him to serve as a member of our Board.

Richard J. Barry, has served as a member of our Board since June 2015. He also serves as a member of our audit committee and as a member and chairperson of our nominating and corporate governance committee. Mr. Barry is a long time stockholder of the Company.  He has served as a director for Elcelyx Therapeutics, a pharmaceutical company, since February 2013, and is a Managing Member of GSM Fund, LLC, a fund established for the sole purpose of investing in Elcelyx. Mr. Barry has also been a Partner and Advisory Board member of the San Diego Padres since 2009 and an Advisory Board member for the Schreyer Honors College at Pennsylvania State University since 2014. He previously served as a director of Cluster Wireless, a San Diego-based software company, and Blacklight Power, an energy research company. Mr. Barry has extensive experience in the investment management business. He was a founding member of Eastbourne Capital Management LLC, a large equity hedge fund investing in a variety of industries, including health care, and served as a Managing General Partner and Portfolio Manager from 1999 to its close in 2010. Prior to Eastbourne, Mr. Barry was a Portfolio Manager and Managing Director of Robertson Stephens Investment Management. Mr. Barry also spent over 13 years in various roles in institutional equity and investment management firms, including Lazard Freres, Legg Mason and Merrill Lynch. Mr. Barry holds a B.A. from Pennsylvania State University. Our nominating and corporate governance committee believes that Mr. Barry’s significant experience in the financial sector and extensive knowledge of the pharmaceutical industry qualifies him for service as a member of our Board.

M. Kathleen Behrens, Ph.D., has served as a member of our Board since December 2009 and as Chairwoman of the Board since April 2015. She also serves as member of our nominating and corporate governance committee and as a member of and Chairwoman of our audit committee. Dr. Behrens served as a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2001 to early 2009 and as Chairwoman of PCAST’s Subcommittee on Personalized Medicine. She has served as a public-market biotechnology securities analyst as well as a venture capitalist focusing on healthcare, technology and related investments. Dr. Behrens was instrumental in the founding of several biotechnology companies, including Protein Design Labs, Inc. and COR Therapeutics, Inc. She worked for Robertson Stephens & Co. from 1983 through 1996, serving as a General Partner and Managing Director. Dr. Behrens continued in her capacity as a General Partner for selected venture funds for RS Investments, an investment management and research firm, from 1996 through December 2009, after management led a buyout of that firm from Bank of America. While Dr. Behrens worked at RS Investments, from 1996 to 2002, she served as a Managing Director at the firm and, from 2003 to December 2009, she served as a consultant to the firm. From 1997 to 2005, she was a director of the Board on Science, Technology and Economic Policy for the National Research Council, and from 1993 to 2000 she was a Director, President and Chairwoman of the National Venture Capital Association. Since December 2009, Dr. Behrens has worked as an independent life sciences consultant and investor. Dr. Behrens was a director of Amylin Pharmaceuticals, Inc. from June 2009 until Amylin’s sale in August 2012 to Bristol-Myers Squibb Company. Dr. Behrens also served as the President and Chief Executive Officer of KEW Group Inc., a private oncology services company, based in Cambridge, Massachusetts from January 2012 to July 2014. Dr. Behrens holds a B.S. in Biology and a Ph.D. in Microbiology from the University of California, Davis. Our nominating and corporate governance committee believes that Dr. Behrens’ significant experience in the financial services and biotechnology sectors, as well as in healthcare policy, qualifies her for service as a member of our Board.

Jean-Paul Kress, M.D., has served as a member of our Board since September 2015.  He also serves as a member of the nominating and corporate governance committee and the audit committee. He is the head of North America for Sanofi Genzyme Specialty Care Business Unit (Multiple Sclerosis, Oncology & Immunology). Prior to this appointment, Dr. Kress served as the President and CEO of Sanofi Pasteur MSD, a European vaccine company. During his tenure with Sanofi Pasteur MSD, a joint venture between Sanofi Pasteur and Merck & Co. (known as MSD outside the United States and Canada), Dr. Kress was responsible for reshaping the organization to better meet the challenges of the rapidly changing vaccine industry, launching a number of new products, mobilizing the organization to focus on the most critical priorities, and working to provide a firm foundation for sustainable growth. A strong advocate for the socio-economic value of vaccination, Dr. Kress was actively involved in the development of health policy across the European Union with a focus on disease prevention. Prior to his work at Sanofi Pasteur MSD, Dr. Kress was Vice President and General Manager in France for Gilead, a major U.S.-based biopharmaceutical company specializing in therapeutics for life-threatening diseases, such as HIV. Dr. Kress holds an M.D.from Faculté Necker-Enfants Malades, and is an alumnus of the prestigious Ecole Normale Supérieure, both of which are located in Paris, France. He also sits on the board of directors of CNE (the ENS Alumni association). Our nominating and corporate governance committee believes that Dr. Kress’s extensive commercial and organizational expertise, as well as his global experience and insights, qualifies him for service as a member of our Board.

Claude Nicaise, M.D., has served as a member of our Board since June 2015. He also serves as a member of our compensation committee and research and development committee. Dr. Nicaise is the owner of Clinical Regulatory Services, a company providing advice on clinical and regulatory matters to biotechnology companies. From 2008 to 2014, Dr. Nicaise was a Senior Vice President of Strategic Development and Global Regulatory Affairs at Alexion Pharmaceuticals. From 1983 to 2008, Dr. Nicaise served in various positions of increasing responsibility at Bristol-Myers Squibb, including the following senior management positions: Vice-President of Global Development, Vice-President Worldwide Regulatory Science and Strategy and leadership positions in Oncology, Infectious Disease and NeuroScience Development. Dr. Nicaise holds an M.D. from the Universite libre de Bruxelles in Belgium. Our nominating and corporate governance committee believes that Dr. Nicaise’s significant experience in the pharmaceuticals sector, including in clinical and regulatory affairs, qualifies him for service as a member of our Board.

ELECTION OF SAREPTA THERAPEUTICS, INC. DIRECTORS

(Proposal 1)

General

As of the date of this proxy statement, our Board is composed of seven directors. Our Bylaws currently permit a maximum of seven directors and a minimum of one director. The Board may change from time to time the number of directors or, as permitted by the Bylaws, by resolution of our Board, but no decrease in the number of authorized directors will have the effect of shortening the term of any incumbent director. In September 2015, the Board increased the maximum size of the Board from six to seven members.

Pursuant to our Restated Certificate, when there are six or more positions on the Board, the positions are divided into two equal, or nearly equal, groups, denoted as Group I and Group II. In even years, stockholders elect directors to fill all Group I positions, and in odd years, stockholders elect directors to fill all Group II positions. There is no cumulative voting for election of directors.

The following table sets forth the name of, and other information about, the nominee for election as a Group I director and those directors who will continue to serve after the Annual Meeting.

Name	Age	Director Since	Expiration of Term	Position(s) Held With Sarepta
Group I Director Nominee:
Hans Wigzell, M.D., Ph.D.	77	2010	2016	Director

Group II Directors
M. Kathleen Behrens, Ph.D.	63	2009	2017	Director and Chairwoman of the Board of Directors
Richard J. Barry	57	2015	2017	Director
Claude Nicaise, M.D.	63	2015	2017	Director
Jean-Paul Kress, M.D.	50	2015	2017	Director

Directors for a group whose terms expire at a given annual meeting may be up for reelection for another two-year term at that meeting. Each director’s term will continue until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the two groups so that, as nearly as possible, each group will consist of one-half of the directors. This classification of our Board may have the effect of delaying or preventing changes in control of management. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified. There are no family relationships among any of our directors or executive officers.

Nominee for Group I Director Election at the 2016 Annual Meeting of Stockholders

There is one nominee standing for election as a Group I director at the Annual Meeting. Based on the report of the nominating and corporate governance committee, our Board has approved the nomination, as a Group I Director, of Hans Wigzell, M.D., Ph.D., for re-election as a continuing director. The Board’s nominating and corporate governance committee annually evaluates the composition of the Board to assess the skills and experiences that are currently represented on the Board and those that will be valuable given the Company’s current and future needs. In appointing Dr. Wigzell as a director nominee, the nominating and corporate governance committee and the Board took into consideration, among other things, the Company’s strategic and regulatory plans, and the interests of the Company’s stockholders. For additional considerations related to the process followed by the nominating and corporate governance committee and the Board in making Board composition decisions this year, please read “Corporate Governance and Board Matters — Nominating and Corporate Governance Committee.” If elected, Dr. Wigzell will hold office as a Group I director until our 2018 annual meeting of stockholders or until his successor is earlier elected.

If you sign your proxy or voting instruction card, but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominee will be available to serve as director. If Dr. Wigzell becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Vote Required and Board of Recommendation

The nominee receiving the majority of votes cast and entitled to vote at the Annual Meeting will be elected as a director.

The Board recommends that stockholders vote “FOR” the election of Dr. Wigzell, as a Group I Director, to the Board.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal 2)

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the 2015 compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

As described in detail under the section below captioned “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain senior executive management, to motivate their performance toward clearly defined goals and to align their long term interests with those of our stockholders. We urge our stockholders to read the “Compensation Discussion and Analysis” and the tables and narrative that follow for additional details about our executive compensation program, including information about the 2015 compensation paid to our named executive officers.

Our compensation committee includes a significant pay-for-performance component that supports our business strategy and aligns the interests of our executives with that of our stockholders. In 2015, our compensation program rewarded financial, strategic and operational performance, and the achievement of the pre-determined 2015 corporate goals and functional objectives for each named executive officer selected by the committee to support our long-range plans and stockholder value creation. In light of the achievement of personal goals by our named executive officers, as applicable, and our corporate goals for 2015, we believe that the compensation paid to our named executive officers was appropriate.

2015 Compensation Program Highlights

Challenging Factors and Commitment to Pay for Performance

As discussed in more detail under the section below captioned “Compensation Discussion and Analysis,” our compensation committee has designed a named executive officer compensation program that takes into account and reflects the pre-commercial and development stage of the Company. Our stock price is very volatile and, in the past several years, stock price movement has been largely driven by regulatory developments with respect to our most advanced product candidate, eteplirsen. In recognition of stockholder focus on regulatory milestones, in 2015, the compensation committee set corporate goals and performance measures designed to recognize the Company’s regulatory progress, the preparations necessary for the potential commercialization of eteplirsen and the advancement of other potential product candidates in its research and development pipeline.

In order to balance the challenges, uncertainty, timing and potential impact of regulatory events, the compensation committee has granted our named executive officers a mix of performance-based and time-based equity awards with vesting across multiple years, both of which require named executive officer performance that drives our stock price up for them to be able to maximize the value of these awards. The annual time-based equity awards granted to our named executive officers provide more certainty in our compensation structure given that factors that may not be entirely within our named executive officers’ control could terminate any possibility of performance-based awards from vesting in any given year, even if their high levels of performance builds long-term value for the Company. The compensation committee works closely with its independent compensation consultants to obtain benchmarking information to ensure that its compensation practices are in line with those of the Company’s peers, which may change throughout the year based on, among other things, the regulatory milestones that may be delayed, achieved or missed throughout the year.

Despite the challenges our compensation committee faces as described above, we believe that the components and pay mix of our 2015 named executive program, described in detail in the section below captioned “Compensation Discussion and Analysis,” strike the right balance to manage the Company’s compensation challenges while paying for performance that increases stockholder value.

Working Through Challenging Factors with Stockholder Feedback

Through incorporation of stockholder feedback and applying our compensation philosophy and practices, we believe that our 2015 named executive compensation program takes into account the views of our stockholders. We recognize that the significant uncertainty of regulatory decisions and the timing of those decisions relative to compensation decisions have in past years resulted in misalignment between stockholder return and compensation practices. Accordingly, we have reached out to our stockholders to discuss our executive compensation program. In particular, management discussed our compensation practices with stockholders, including stockholders that voted against the Company’s say-on-pay proposals during the proxy process in 2014 and 2015. Additionally, in the first quarter of 2016, members of the Board also approached stockholders comprising approximately 32% of outstanding shares of our common stock to discuss our compensation practices.  While many of these stockholders were comfortable with our compensation practices in light of the uncertain nature and timing of the regulatory process, others provided feedback on areas of focus moving forward.

Based on stockholder feedback, the Company has made a series of changes to its compensation practices and policies over the past several years. We believe that these changes should address many of the concerns that resulted in approval of our executive compensation programs for 2014 and 2015 by only approximately 70% and 74%, respectively, of stockholders entitled to vote at our last two annual meetings. These changes are listed below.

•

Notably, the Company has reduced CEO compensation in each of the last three years to better accommodate the volatility in stockholder return resulting from an uncertain regulatory process, and for 2015, modified its peer group to closely align with the Company’s current value and size.

•

Further, unlike in 2014 when the Company only granted time-based awards due to the outstanding 2013 performance awards, in 2015, the compensation committee, in addition to granting time-based awards, granted performance-based awards to more closely align the interests of our named executive officers with near-term stockholder returns resulting from binary regulatory decisions.  Similar performance-based grants were also granted in 2016, in each case reflecting significant value drivers for stockholders such as regulatory achievements, preparedness for a potential commercial launch, and diversifying the Company’s pipeline.  While the use of performance-based awards aligns compensation with near-term stockholder returns, stockholders have also recognized that the uncertain nature of the regulatory process requires the Company to balance the achievement or expected achievement of near term value drivers, such as key milestones in the regulatory process, with longer term incentives that must be flexible enough to accommodate either future unknown regulatory developments or more traditional post-commercial goals aligned with company financial performance and execution.   It is for this reason, and as a retention mechanism, that the Company continues to use time-based options as part of its compensation program for named executive officers.

•

In addition, the Company has sought to establish goals that balance achievements that confer value to stockholders over the course of the year (e.g., the achievement of regulatory milestones) with other efforts that are designed to provide the basis for longer term positive return to stockholders (e.g., enhancing the pipeline and building necessary corporate infrastructure).

•

Lastly, the Company has put in place other components it believes reflect responsible pay practices such as a clawback policy, stock ownership requirements for directors and officers and a prohibition against certain tax gross ups for company named executive officers.  The tables below provide a high level summary of our 2015 compensation program as well as our compensation policies and practices.

Other 2015 compensation program highlights as well as our current compensation policies and practices are set forth in the table below.

2015 NEO Compensation Program Components		2015 NEO Compensation Highlights
Fixed	Base Salary	3-4% merit increases provided to all named executive officers
	CEO Restricted Stock Award	One time grant provided to Dr. Kaye under his April 2015 employment agreement.
Variable/ Performance-Based	Bonus

    Paid to in cash (75%) and Restricted Stock Awards (RSAs) with 6-month vesting period (25%) based on achievement of the 2015 corporate goals and functional objectives set by the compensation committee for 2015. CEO bonus was based entirely on achievement on 2015 corporate goals.

	Annual Equity Grant	Granted in February 2015 in the form of time-based options with four-year vesting periods.
Performance-based Awards

September 2015 RSAs granted with 2-year vesting period triggered if commercialization of eteplirsen was achieved in first quarter of 2016. Because eteplirsen did not receive marketing approval by the required dates, these awards will never vest and have been cancelled.

No additional percentages of the 2013 performance-based equity awards were triggered for vesting in 2015 because the Company did not achieve the required performance milestones for 2015.

Snapshot of Current Key Executive Compensation Practices and Policies
	Yes	No
Performance-based equity grants	✓
Stock Ownership Guidelines	✓
Annual Stockholder Say-on-Pay vote	✓
Annual Compensation Risk Assessment	✓
Robust Clawback Policy	✓
Independent Compensation Consultant	✓
Company and Board Communications with Stockholders regarding Company compensation practices	✓

Change in control accelerated vesting rights for our named executive officers are subject to a double trigger (a change in control must occur and the executive must be terminated without cause or resign for good reason).

✓
Prohibition on Hedging or Pledging of Company Stock	✓
Prohibition on Tax Gross-Ups for Relocation and Temporary Housing Expenses	✓
Employment Contract for CEO position only	✓
Practice of Not Paying Excess Perquisites	✓

Our compensation committee regularly reviews the compensation program for our named executive officers to ensure it achieves the desired goals of aligning their compensation structure with our stockholders’ interests and current market practices. We believe that our named executive officers’ compensation programs have been effective at encouraging the achievement of positive results, appropriately aligning pay and performance, and enabling us to attract and retain talented executives.

Advisory Vote and Board Recommendation

We request stockholder approval, on an advisory basis, of the 2015 compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosures that accompany the compensation tables within this proxy statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

Accordingly, we ask that you vote “FOR” the following resolution at this meeting:

“RESOLVED, that the stockholders of Sarepta Therapeutics, Inc. approve, on an advisory basis, the compensation of the named executive officers for 2015, as disclosed in Sarepta Therapeutics, Inc.’s proxy statement for the Annual Meeting of Stockholders held in 2016 pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure within the proxy statement.”

You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to approve the compensation of our named executive officers. As an advisory vote, the outcome of the vote on this proposal is not binding upon us.

Vote Required and Board Recommendation

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our compensation committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations. Unless the Board modifies its determination on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the annual meeting of stockholders in 2017.

The Board recommends that stockholders vote “FOR” the compensation of our named executive officers.

VOTE TO APPROVE RESTATED PLAN AMENDMENT AND RESTATEMENT

(Proposal 3)

Proposal

The Company and the Board have proposed to amend and restate our Amended and Restated 2011 Equity Incentive Plan (the “Restated Plan”) to, among other changes, increase the number of shares underlying the awards that the Company may grant under the Restated Plan by 1,300,000 shares to 7,536,903 shares (plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 121,325 shares).

Purpose and Effect of the Proposal

Our Board believes it is important to obtain the additional 1,300,000 shares requested for the share reserve under the Restated Plan given that the current number of shares available for awards under the Restated Plan is not sufficient for the Company to provide equity incentives to eligible employees, consultants and advisors over the next year which could inhibit the quality of service providers that the Company is able to attract and retain. In this proxy statement, we refer to any grant from the Restated Plan as an “Award.” As of March 31, 2016, we had issued 9,720,037 shares of common stock under the Restated Plan that are no longer subject to outstanding awards, 9,550,037 shares of common stock that are subject to unexercised options or unvested restricted stock awards (“RSAs”) and zero shares that may be issued pursuant to outstanding performance share awards, leaving 591,241 shares of common stock available for Awards. The weighted average exercise price and remaining contractual life of the 6,647,972 stock options outstanding was $22.18 and 8.08 years, respectively. The weighted average grant date fair value and remaining contractual life of the 112,863 shares of unvested RSAs was $10.69 and 1.49 years, respectively. The weighted average grant date fair value and remaining contractual life of the 170,000 shares of stock appreciation rights was $18.18 and 4.16 years, respectively. As of March 31, 2016, approximately 278 of our employees, officers, consultants and directors were eligible to participate in the Restated Plan, of which four were named executive officers, 265 were non-executive employees, seven were non-employee directors and two were consultants. We do not believe that the remaining share reserve under the Restated Plan is sufficient to meet the Company’s anticipated grants of Awards over the next one to two years.

If our stockholders do not approve the Restated Plan amendment and restatement, which increases the share reserve under the Restated Plan, the Restated Plan will remain in effect; however, we believe that the shares available for equity-based compensation will be quickly depleted, and we will lose our ability to use equity as a compensation and incentive tool and instead will have to increase the use of cash-based awards to incentivize, motivate and retain our employees. Based on our historical burn rates, disclosed below, our Board anticipates that the additional 1,300,000 shares requested will enable the Company to fund its current equity compensation program for one to two years, subject to changes in our growth strategy, accommodating anticipated grants related to the hiring, retention and promotion of employees in a successful commercialization scenario. The Board took into consideration the compensation committee’s recommendations, the burn rate, dilution and overhang metrics disclosed below with reference to peer and broader industry practices in approving the 1,300,000 share increase for the Restated Plan award pool reserve. Additionally, the Board considered the decrease in overhang that is expected from the reduction in workforce from employee separations in connection with closing our Corvallis, Oregon facilities, the expiration of our agreement with Mr. Garabedian and the exercises/ forfeiture of options after our Prescription Drug User Fee Act (PDUFA) date.

Introduction and Background for Current Request to Increase the Share Reserve

On May 1, 2011, our Board adopted, and on June 13, 2011 our stockholders approved, the Sarepta Therapeutics, Inc. 2011 Equity Incentive Plan (“Incentive Plan”). In addition, on June 4, 2013, our stockholders approved an amendment and restatement of the Incentive Plan (“Restated Plan”). On April 13, 2015, our Board approved the adoption of an amendment to the Restated Plan, subject to stockholder approval, which was obtained in June 2015, to increase the number of authorized shares that can be awarded to our employees, consultants and advisors under the Restated Plan by 1,700,000 shares to 6,236,903 shares, in each case, plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 514,161 shares.). On May 6, 2016, our Board approved the adoption of the Restated Plan amendment and restatement, subject to stockholder approval, to, among other changes, increase the number of authorized shares that can be awarded to our employees, consultants and advisors under the Restated Plan by 1,300,000 shares to 7,536,903 shares, in each case, plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 121,325 shares. The Restated Plan currently has 6,236,903 authorized shares plus (i) any shares reserved but not issued pursuant to the Company’s 2002 Equity Incentive Plan (the “2002 Plan”) as of June 13, 2011 (up to a maximum of 121,325 shares) and (ii) any shares subject to options or similar awards under the 2002 Plan that expire or otherwise terminated without having been exercised in full and shares issued pursuant to awards granted under the 2002 Plan that are forfeited to or repurchased by the Company at the original issuance price (up to a maximum of 121,325 shares).

Additional Material Changes in the Restated Plan Amendment and Restatement

Pursuant to the proposed Restated Plan amendment and restatement, other than the increase in the share reserve described above, our proposed material amendments include:

•

provisions in the Restated Plan to subject Awards to our newly adopted compensation clawback policy and stock ownership guidelines (as described below under “Other Factors that Impact or Influence Sarepta’s Named Executive Officer Compensation Program — New Policies Adopted in 2016”);

•

enabling the Company’s annual bonuses to be eligible to qualify for the qualified performance-based compensation exemption under Section 162(m) of the Code, subject to a $10,000,000 annual Award limit;

•	providing for payment of Awards based on strategic and/or operational goals prior to the expiration of the applicable performance period;
•	provisions expressly addressing compensation committee independence requirements under NASDAQ listing rules and describing specific non-employee director/outside director requirements; and
•	other “best practice” compliance amendments.

Awards under our Restated Plan are a major part of our long-term incentive program for our employees, consultants and members of our Board. As noted in the “Compensation Discussion and Analysis,” we have long recognized that having an ownership interest in the Company is critical to aligning the financial interests of our employees, directors and other parties eligible for awards under the Restated Plan, with the interests of our stockholders.

The Importance of Equity Compensation

Our Board believes that long-term equity awards are an extremely important way to attract and retain key employees, including a talented executive team, and align the employees’ and executives’ interests with the Company’s stockholders. Our Board also believes that long-term equity compensation is essential to link executive compensation with long-term stockholder value creation. Equity compensation represents a significant portion of the compensation package for our key employees. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock. We believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.

Key Historical Equity Metrics

Approval of the Restated Plan amendment and restatement to, among other changes, increase the share reserve under the Restated Plan, will enable us to compete effectively in the competitive market for employee talent over the next one to two years, subject to changes in our growth strategy while maintaining reasonable burn rates and overhang.

•

Our net burn rate has ranged from 2.9% to 5.6% over the prior three years and is appropriate and reasonable for the current stage of the Company. In particular, the burn rate in 2015 was higher than in 2014 because we hired and build a commercial team and other personal to be ready for a potential approval of eteplirsen in 2016.

•

Our three-year average gross burn rate of 6.0% is below the estimated ISS global industry classification standard (“GICS”) burn rate limit for our industry and for Russell 3000 Pharmaceuticals and Biotechnology companies of 6.77%.

•	The following table shows how the key equity metrics have changed over the past three fiscal years under the equity incentive plans:

Key Equity Metrics	2015	2014	2013	3-Year Average (2013-2015)
Shares subject to awards granted(1)	3.0 million	1.7 million	2.3 million	1.8 million
Gross burn rate(2)	7.1%	4.2%	6.7%	6.0%
Net burn rate(3)	5.4%	2.9%	5.6%	4.6%
Dilution at Fiscal Year End(4)	21.0%	18.9%	19.2%	19.7%
Overhang at Fiscal Year End(5)	15.0%	13.1%	11.6%	13.2%

(1)	Reflects total number of shares subject to equity awards granted during the fiscal year and excludes any cancelled or forfeited equity awards.
(2)

Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and excludes any cancelled or forfeited equity awards.

(3)

Net burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and takes into account any cancelled or forfeited equity awards.

(4)

Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(5)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Summary of the Restated Plan

The following paragraphs provide a brief summary of the principal features of the Restated Plan, as amended in 2015 (the “current Restated Plan”), which is incorporated herein by reference, and its operation. Because the following is a summary, it may not contain all of the information that is important to you. The description that follows is qualified in its entirety by reference to the full text of the Restated Plan.

Background and Purpose of the Restated Plan

The Restated Plan permits the grant of the following types of Awards (i) non-statutory stock options that are not intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (“Code”), incentive stock options that are intended to qualify for favorable tax treatment under Section 422 of the Code and stock appreciation rights (“SARs”) granted at the fair market value of our common stock on the date of grant and (ii) RSAs, restricted stock units (“RSUs”) and performance units and performance shares, (collectively “Full Value Awards”).  In addition, the Restated Plan provides that for each share of common stock subject to a Full Value Award granted under the Restated Plan, the share reserve under the Restated Plan will be decreased by 1.41 shares. Correspondingly, for each share of common stock subject to a Full Value Award that is forfeited or expires, the shares available under the Restated Plan shall be increased by 1.41 shares.

Under the current Restated Plan, the maximum number of shares underlying Awards that may be issued under the Restated Plan is 6,807,972, plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 121,325 shares. As of March 31, 2016, approximately 591,241 shares were available for Awards under the Restated Plan.

The Restated Plan is intended to attract, motivate and retain employees, consultants, and non-employee directors who provide significant services to us. The Restated Plan also is intended to further our growth and profitability.

Administration of the Restated Plan

Our Board, or a committee appointed by our Board (the “Administrator”), administers the Restated Plan. Currently, the compensation committee of our Board is acting as the Administrator.

Subject to the terms of the current Restated Plan, the Administrator has the discretion to select the directors, employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Restated Plan and outstanding Awards. To make grants to certain officers and key employees of our Company, the members of the Administrator must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In addition, Awards that are intended to be qualified performance-based compensation as described under Section 162(m) of the Code may only be granted by an Administrator of two or more “outside directors” within the meaning of Section 162(m) of the Code.

If an Award, or an award currently outstanding under any of our prior equity compensation plans that have been approved by our stockholders, expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Restated Plan. Pursuant to the Restated Plan, for each share of common stock subject to a Full Value Award that is forfeited or expires, the shares available under the Restated Plan shall be increased by 1.41 shares. As of March 31, 2016, there were 177,863 awards outstanding under our prior equity compensation plans. If we experience a stock dividend, reorganization or other change in our capital structure, the Administrator has the discretion to adjust the number of shares available for issuance under the Restated Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards; Performance Criteria

The Administrator selects the employees, directors and consultants who will be granted Awards under the Restated Plan. Non-statutory stock options, SARs and Full Value Awards may be granted to employees, directors and consultants, however, incentive stock options can only be granted to employees. Awards made to our non-employee directors are generally made under the Restated Plan pursuant to the Non-Employee Director Compensation Policy (as described below under “Compensation of Board”). The actual number of individuals who will receive an Award under the Restated Plan cannot be determined in advance, because the Administrator has the discretion to select the participants.

In determining whether an Award should be made, and what the vesting schedule for any such Award should be, the Administrator may impose whichever conditions to vesting that it determines to be appropriate. For example, the Administrator may decide to grant an Award only if the participant satisfies performance goals established by the Administrator. The Administrator may set performance periods and performance goals that differ from participant to participant. The Administrator may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. The current Restated Plan provides that performance goals may be based on business criteria including: attainment of research and development milestones, bookings, business divestitures and acquisitions, cash flow, cash position, contract awards or backlog, customer renewals, customer retention rates from an acquired company/business unit/division, earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings), earnings per share, expenses, gross margin, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, TSR or working capital.

Any performance goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets, and may be measured relative to a peer group or index. The performance goals may also differ from participant to participant and from award to award. Performance goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award and which is consistently applied with respect to a performance goal in the relevant performance period. The Administrator will appropriately adjust any evaluation of performance under a performance goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board

Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.

To the extent that the Administrator determines it to be desirable to qualify awards granted under the Restated Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals will be set by the Administrator within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.  Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for the performance period. In determining the amounts earned by a participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual performance or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a performance period only if the performance goals for such period are achieved.

Appreciation Awards

Stock Options.   A stock option is the right to purchase shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the Restated Plan, the Administrator may grant non-statutory and incentive stock options. The Administrator will determine the number of shares covered by each option provided that during any fiscal year no participant is granted options covering more than 500,000 shares, provided that in connection with his or her initial service as an employee, an employee may be granted options covering up to an additional 500,000 shares.

The exercise price of the shares subject to each non-statutory stock option and incentive stock option cannot be less than one hundred percent (100%) of the fair market value of our common stock on the date of the grant. In the case of an incentive stock option granted to a participant who at the time of grant owns stock representing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, the exercise price of the shares subject to each incentive stock option cannot be less than one-hundred ten percent (110%) of the fair market value of our common stock on the date of the grant. The Restated Plan prohibits any re-pricing of options after their grant, other than with stockholder approval.

Any option granted under the Restated Plan cannot be exercised until it becomes vested. The Administrator establishes the vesting schedule of each option at the time of the grant. Options become exercisable at the times and on the terms established by the Administrator. Options granted under the Restated Plan expire at the times established by the Administrator, but not later than 10 years after the grant date. In the case of an incentive stock option granted to a participant who at the time of grant owns stock representing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, the maximum term of incentive stock option will be five (5) years after the grant date.

The exercise price of each option granted under the Restated Plan must be paid in full at the time of the exercise. The Administrator may permit payment by various means, including: cash, check, the forfeiture of shares subject to the Award, the tender of shares that are already owned by the participant, a broker-assisted cashless exercise, or by any other means that the Administrator determines to be consistent with the purpose of the Restated Plan.

Stock Appreciation Rights.   Stock Appreciation Rights (“SARs”) are awards that provide the right to receive an amount equal to the increase in value of the Company’s common stock over a period of time.  Awards of SARs may be granted pursuant to the Restated Plan. The Administrator determines the terms and conditions of SARs. However, no participant will be granted SARs covering more than 500,000 shares during any fiscal year, provided that in connection with his or her initial service as an employee, an employee may be granted SARs covering up to an additional 500,000 shares. In addition, no SAR may be granted at less than fair market value of our common stock on the grant date, or have a term of over ten (10) years from the date of grant. Upon exercising a SAR, the holder of such right shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price by (ii) the number of shares with respect to which the SAR is exercised. The Company’s obligation arising upon the exercise of a SAR may be paid in shares or in cash, or any combination thereof, as the Administrator may determine.

Full Value Awards

Under the Restated Plan, the Administrator can make the following Full Value Awards:

Restricted Stock.   Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Administrator. The Administrator will determine the number of shares of restricted stock granted to any participant, provided that for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no participant will receive more than an aggregate of 100,000 shares of restricted stock during any fiscal year. However, in connection with his or her initial service as an employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an employee may be granted an aggregate of up to an additional 100,000 shares of restricted stock. Unless the Administrator determines otherwise, once the restricted stock is issued, voting, certain dividend rights and other rights as a shareholder will exist with respect to the restricted stock. However, the restricted stock will not be transferable until the restricted stock vests.

Restricted Stock Units.   RSUs are awards that obligate the Company to pay the recipient of the award a value equal to the fair market value of a specific number of shares of the Company common stock in the future if the vesting terms and conditions scheduled by the Administrator are satisfied. The Administrator will determine the number of shares that are subject to such RSUs, provided that for RSUs intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no participant will receive more than an aggregate of 100,000 RSUs during any fiscal year. However, for RSUs intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an employee, an employee may be granted an aggregate of up to an additional 100,000 RSUs. Payment under an RSU may be made in cash, in shares of our common stock, or a combination thereof, and will be made as soon as practicable after the date in the award agreement, as otherwise provided by the award agreement, or as required by law.

Performance Shares and Performance Units.   Performance shares are shares granted to participants with restrictions that lapse only upon the attainment of specified performance goals or other vesting criteria as the Administrator may determine. Performance units are awards that may be earned in whole or in part upon the attainment of performance goals or other vesting criteria as the Administrator may determine. Each performance unit will have an initial value that is established by the Administrator on or before the date of grant, and each performance share will have an initial value equal to the fair market value of a share on the date of grant. The Administrator will determine the number of shares of performance shares or performance units granted to any participant, provided that during any fiscal year, for performance units or performance shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no participant will receive performance units having an initial value greater than $3,250,000, and (ii) no participant will receive more than 250,000 performance shares. Notwithstanding this limitation, for performance shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, an employee may be granted up to an additional 250,000 performance shares and additional performance units having an initial value of up to an additional $3,250,000. Payment of earned performance shares or performance units may be made in cash, shares of our common stock, or a combination thereof, and will be made as soon as practicable after the date in the award agreement, as otherwise provided in the award agreement, or as required by law.

Change in Control

In the event of a merger or “change in control” (as defined in the Restated Plan), each outstanding Award will be treated as the Administrator determines without a participant’s consent, including, without limitation, that the Awards may be assumed or substituted by the successor corporation, the Awards may terminate upon, or immediately prior to, the merger or change in control, the Awards may vest and become exercisable upon the merger or change in control, the Awards may be exchanged for cash or property, or any combination of the foregoing.

If the successor corporation does not assume or substitute outstanding Awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock, RSUs, performance shares and performance units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Acceleration of Awards

If a participant in the Restated Plan dies prior to terminating service with us, the vesting of all Awards held by him or her will fully accelerate and any restrictions on transferability will fully lapse.

Non-Transferability of Awards

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised only by the participant, during his or her lifetime.

Federal Tax Aspects

The following is a general summary under current law of the material U.S. federal income tax consequences of the grant, vesting and exercise of Awards under the Restated Plan. This summary deals with general tax principles that apply only to employees who are citizens or residents of the United States, and is provided only for general information purposes. The following discussion does not address the tax consequences of Awards that may be subject to, and do not comply with, the rules and guidance issued pursuant to Section 409A of the Code. Section 409A has implications that affect traditional deferred compensation plans, as well as certain equity awards. Accordingly, although Awards under the Restated Plan are generally intended to comply with, or be exempt from, Section 409A of the Code, additional adverse tax consequences could apply to certain equity awards as a result of Section 409A based on the terms of the equity awards or modifications that may have been, or that may from time to time be, made to the provisions of the equity awards.

The following discussion does not purport to be complete, and does not cover, among other things, foreign, state and local tax treatment of participants in the Restated Plan. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of income taxation that may be relevant in light of personal investment circumstances. This summarized tax information is not tax advice.

Incentive Stock Options.   No taxable income is reportable when an incentive stock option is granted to a participant, when that option vests, or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for a participant for purposes of the alternative minimum tax. Gain realized on the sale of shares issued under an incentive stock option is taxable at capital gains rates, unless the participant disposes of the shares within (i) two years after the date of grant of the option, or (ii) within one year of the date the shares were transferred to the participant. If the shares of common stock are sold, or otherwise disposed of, before the end of the one-year or two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the options’ exercise will be taxed at ordinary income rates.

If such a sale or disposition takes place in the year in which the participant exercises the option, the income recognized upon the sale or disposition of the shares will not be considered income for alternative minimum tax purposes. If the participant sells or otherwise disposes the shares before the end of the one-year or two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the participant recognizes on the disposition of the shares.

Non-statutory Stock Options.   No taxable income is reportable when a non-statutory stock option is granted to a participant, or when the option vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.

Stock Appreciation Rights.   No taxable income is reportable when a stock appreciation right is granted to a participant or when the stock appreciation right vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and/or the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares issued would be capital gain or loss.

Restricted Stock Awards.     Generally, a participant will not have taxable income upon grant of restricted stock. Instead, he or she will recognize ordinary income, if any, at the time of vesting equal to the fair market value of the shares received (determined as of the date of vesting) minus any amount paid for the shares.

Restricted Stock Units.   A participant will generally not recognize taxable income at the time of the grant of a RSU. When an award is settled or paid (whether it is at or after the time that the award vests), the participant will recognize ordinary income. In the event of an award that is paid or settled at a time following the vesting date, income tax (but not employment taxes) may be deferred beyond vesting and until shares are actually delivered, or payment is made to the participant if deferred in compliance with the timing of distributions and other requirements under Section 409A of the Code.

Performance Shares and Performance Unit Awards.   A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or non-restricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. In the event of an award that is settled at a time following the vesting date, income tax (but not employment tax) may be deferred beyond vesting and until actual settlement of the awards. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Gain or Loss on Sale or Disposition of Shares.   In general, gain or loss from the sale or disposition of shares granted or awarded under the Restated Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Withholding.   Where an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company, or cause shares of common stock to be withheld or sold in order to satisfy the tax withholding obligations.

Tax Effect for the Company.   Generally we may be entitled to a tax deduction in connection with an Award under the Restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory stock option), provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Special rules under Section 162(m) of the Code limit the deductibility of compensation paid by a public company during a tax year to its chief executive officer and its other three most highly compensated executive officers for that tax year. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, under Section 162(m) of the Code qualifying performance-based compensation, including income from stock options and other performance-based awards, may be deductible if the conditions of Section 162(m) are met. These conditions include, among other things, stockholder approval of the material terms of the Restated Plan as discussed above, setting limits on the number of Awards that any individual may receive, and establishing performance criteria that must be met before the Award (other than certain stock options) will actually vest or be paid. The Restated Plan has been designed to permit the Administrator to have the flexibility in its discretion to grant Awards, which may qualify as performance-based for purposes of satisfying the conditions of Section 162(m) which may permit the Company to receive a federal income tax deduction in connection with such Awards.

Additionally, under the so-called “golden parachute” provisions of Section 280G of the Code, the accelerated vesting of options and benefits paid under other Awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible by the Company.

Amendment and Termination of the Restated Plan and Prohibition on Re-pricing or Exchange of Awards without Stockholder Approval

The Restated Plan will automatically terminate ten years from the date of its adoption, unless terminated at an earlier time by the Administrator. The Board generally may amend or terminate the Restated Plan at any time and for any reason; provided, however, that the Board cannot re-price or otherwise exchange Awards under the Restated Plan without stockholder approval. Further, the Board may not amend the Restated Plan without stockholder approval to the extent that stockholder approval is required under applicable laws.

Grants of Equity Compensation under the Restated Plan

The amount, if any, of equity compensation to be awarded to officers, directors, employees and consultants is determined from time to time by the compensation committee or the Board, as applicable, and the awards to be made under the Restated Plan if the Restated Plan amendment and restatement is approved, are not presently determinable. The table below sets forth grants of stock options and RSAs made during fiscal year 2015 under the Restated Plan that remain outstanding.

Restated Plan Awards

Name and Position	Number of Shares Subject to Stock Options	Number of Shares Subject to Stock Appreciation Rights	Number of Shares Subject to Awards of Restricted
Edward M. Kaye, M.D., Interim Chief Executive Officer, and Senior Vice President, Chief Medical Officer	163,000	—	123,783
Sandesh Mahatme, Senior Vice President, Chief Financial Officer	126,000	—	11,000
David Tyronne Howton, Jr. Senior Vice President, General Counsel and Corporate Secretary	86,000	—	10,000
Jayant Aphale, Senior Vice President, Technical Operations	83,000	—	—
Christopher Garabedian, Former President and Chief Executive Officer	373,000	—	—
All current executive officers as a group	831,000	—	144,783
All current directors who are not executive officers as a group (7 persons)	117,184	—	6,000
All employees, including current officers who are not executive officers, as a group	528,155	—	31,000

Summary

We believe that the approval of the Restated Plan amendment and restatement to, among other changes, increase the share reserve under the Restated Plan is essential to our success. Awards such as those provided under the Restated Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We believe that the Restated Plan is essential for our ability to attract talented professionals in our industry’s very competitive labor markets. Failure to obtain stockholder approval to approve the Restated Plan amendment and restatement and increase the share reserve under the Restated Plan, which currently is insufficient to cover projected needs for the next [year], could have a negative impact on the Company and its ability to attract and retain key employees, consultants and advisors and, therefore, negatively impact the Company’s ability to effectively execute its business plans.

Vote Required and Board Recommendation

The affirmative vote of the majority of the votes cast by holders of our common stock present in person or represented by proxy at the Annual Meeting will be required to approve the Restated Plan amendment and restatement.

The Board recommends that stockholders vote “FOR” the approval of the Restated Plan amendment and restatement.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

VOTE TO APPROVE AMENDED AND RESTATEMENT OF 2013 ESPP

(Proposal 4)

At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the 2013 Employee Stock Purchase Plan (the “Amended ESPP”).  The Amended ESPP was adopted by our Board of Directors on May 6, 2016 and will become effective upon receiving stockholder approval at our Annual Meeting.  The 2013 Employee Stock Purchase Plan, prior to its amendment and restatement (the “ESPP”) was originally adopted by our Board on April 16, 2013 and approved by our stockholders on June 4, 2013.

The purpose of the Amended ESPP is to encourage eligible employees of the Company and certain of its subsidiaries to acquire a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to help eligible employees provide for their future financial security, and to encourage such employees to remain in the employment of the Company and its subsidiaries.  The Amended ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Code.

We do not believe that the shares of the Company’s common stock currently available for purchase under the ESPP are sufficient to continue offering shares for purchase under the ESPP until its expiration in 2023.  The number of shares originally authorized for purchase under the ESPP was 250,000.  As of March 31, 2016, 58,592 shares of the Company’s common stock were available for purchase under the ESPP.  Accordingly, on May 6, 2016, our Board adopted the Amended ESPP, subject to stockholder approval, which will increase the number of shares of the Company’s common stock reserved for issuance under the ESPP by 350,000 shares (the “Share Increase”). For information about equity awards outstanding under our existing equity plans and the number of shares available for issuance under such plans, each as of December 31, 2015, please see “Equity Compensation Plan Information” elsewhere in this Proxy Statement.

The full text of the Amended ESPP is set forth in Appendix B to this Proxy Statement.  The following description of certain features of the Amended ESPP is qualified in its entirety by reference to the full text of the Amended ESPP.

Summary of the Amended ESPP

Administration.  The Amended ESPP will be administered by the Board or, to the extent administration of the Amended ESPP is delegated by the Board to the compensation committee, by the compensation committee.  References in this summary to the “Administrator” mean the Board or, in the event of such delegation, the compensation committee.  The Administrator may delegate to such employees or other persons as it determines such ministerial tasks as it deems appropriate.  The Administrator has the power to interpret the Amended ESPP and the terms of the options granted under the Amended ESPP and to adopt such rules for the administration, interpretation, and application of the Amended ESPP as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon all participants, the Company and all other interested persons.

Shares subject to Amended ESPP. Subject to adjustment upon changes in capitalization of the Company as described below, the maximum number of shares of the Company’s common stock available for issuance under the Amended ESPP is 600,000 shares, which includes the Share Increase described above.  If any option granted under the Amended ESPP for any reason terminates without having been exercised, the shares of the Company’s common stock not purchased under such option will again become available for issuance under the Amended ESPP.  The shares of the Company’s common stock available for issuance under the Amended ESPP may be unissued shares or reacquired shares, bought on the market or otherwise.

Eligibility.  Participation in the Amended ESPP will be limited to employees of the Company and its designated subsidiaries who whose customary employment is for at least 20 hours per week and for more than five months in any calendar year.  In addition, no employee may be eligible to participate if, immediately after an option is granted under the Amended ESPP, such employee would own (or, under applicable statutory attribution rules, would be deemed to own) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or a parent or a subsidiary of the Company.  Under the Amended ESPP, a designated subsidiary is any subsidiary of the Company that has been designated by the Administrator as eligible to participate in the Amended ESPP.  As of March 31, 2016, approximately 269 employees would be eligible to participate in the Amended ESPP, including all of our executive officers.

General Terms of Participation.

•

Offering Periods.  The Amended ESPP allows eligible employees to purchase shares of the Company’s common stock on specified purchase dates within specified offering periods through the exercise of options granted at the beginning of an offering period.  Except as described below under “—Early Termination of an Offering Period,” offering periods generally will consist of consecutive, overlapping periods of 24 months that include four consecutive, non-overlapping six-month purchase periods.  An option granted under the Amended ESPP with respect to an offering period will be automatically exercised, and shares of the Company’s common stock will be purchased, on the last trading day of each purchase period within the offering period (each, a purchase date).  A new offering period will begin every six months, generally on the first trading day in March or the first trading day in September, of each year and such offering period will terminate approximately 24 months later on the last trading day in February or August, as applicable.  Purchase periods within an offering period commence on the first trading day in March or September, as applicable, and end approximately six months later (on the last trading day in August or February, as applicable) each year during the offering period.

The Administrator may change the duration of the offering periods and purchase periods and the commencement dates of such periods with respect to future offerings if such change is announced at least five days prior to the scheduled beginning of the first offering period to be affected by such change.  No offering period may exceed 27 months in duration.

If the Amended ESPP is approved at the Annual Meeting, the first offering period under the Amended ESPP will commence on September 1, 2016 and end on August 31, 2018.

•

Method of Participation.  An employee who is an eligible employee on the first day of an offering period is eligible to participate in such offering period, subject to the requirements of the Amended ESPP.  In order to participate in the Amended ESPP, an eligible employee must complete and submit to the Administrator a subscription agreement authorizing payroll deductions under the Amended ESPP no later than 15 days prior to the first day of an offering period, or such other time as provided by the Administrator in accordance with the Amended ESPP.  The subscription agreement will specify the percentage of the participant’s compensation, in a whole percentage from 1% to 15%, that the participant authorizes the Company to deduct from his or her compensation during the offering period.  A participant may not enroll in an offering period with a payroll deduction rate of 0%.  Compensation under the Amended ESPP means all base regular earnings and overtime pay, exclusive of commissions, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation.  A participant’s payroll deductions will be credited to a book-entry account in the name of the participant maintained by the Company under the Amended ESPP.  An eligible employee’s proper completion and timely submission of a subscription agreement will enroll such eligible employee in the Amended ESPP for the applicable offering period, each successive purchase period within such offering period, and subsequent offering periods (and corresponding purchase periods) on the terms contained in the subscription agreement and in the Amended ESPP until such eligible employee either submits a new subscription agreement or withdraws from participation in the Plan or otherwise becomes ineligible to participate.  A participant may participate in only one offering period at any given time.

A participant may increase or decrease (including to 0%) the rate of his or her payroll deductions only once during a purchase period by completing and submitting to the Company’s payroll department a new subscription agreement authorizing a change in the participant’s payroll deduction rate.  Any subsequent change to a participant’s payroll deduction rate will be effective only for the next purchase period within the applicable offering period.  The Administrator may, in its discretion, limit the number of payroll deduction rate changes during any offering period. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and the limitations in the Amended ESPP, the Administrator may decrease a participant’s payroll deduction rate to 0% at any time during a purchase period.

•

Grant and Exercise of Option.  On the first day of each offering period, each participant in the offering period will be granted an option to purchase shares of the Company’s common stock on each purchase date within such offering period, subject to the limitations set forth in the Amended ESPP.  On each purchase date, the option granted on the first day of the applicable offering period will be automatically exercised and the payroll deductions previously credited to a participant’s account during the applicable purchase period will be applied to purchase the maximum number of whole shares of the Company’s common stock that may be purchased with such accumulated payroll deductions at the applicable purchase price, subject to the limitations described below.

A participant may purchase no more than 800 shares of the Company’s common stock on any purchase date and no more than 1,600 shares of the Company’s common stock during any offering period.  In addition, no eligible employee will be granted an option under the Amended ESPP that would permit the eligible employee’s right to purchase stock under the Amended ESPP and under all other employee stock purchase plans of the Company, any parent or any subsidiary, to accrue at a rate that exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which any option granted to such eligible employee is outstanding at any time, determined in accordance with Section 423 of the Code and the regulations thereunder.

•

Purchase Price.  The purchase price of the shares on any purchase date will be equal to 85% of the fair market value of a share of the Company’s common stock (a) on the first day of the offering period or (b) on the purchase date, whichever is lower, subject to adjustment as described below.

•

Withdrawal and Termination of Participation.  A participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to purchase shares of the Company’s common stock under his or her option under the Amended ESPP at any time by giving written notice of such withdrawal to the Company in a form acceptable to the Administrator.  Upon a participant’s withdrawal all payroll deductions previously credited to such participant’s account during the applicable purchase period will be returned to such participant (without interest) as soon as reasonably practicable and such participant’s option for the offering period will be automatically terminated.

Upon a participant’s ceasing to be an eligible employee for any reason during an offering period, his or her participation in the Amended ESPP will terminate and payroll deductions previously credited to such participant’s account during the applicable purchase period as of such date will be returned to such participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as reasonably practicable, and the participant will have no further rights under the Amended ESPP.

•

Stockholder rights.  With respect to shares of the Company’s common stock subject to an option granted under the Amended ESPP, a participant will not be deemed to be a stockholder of the Company, and the participant will not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant following the exercise of the participant’s option.  No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided in the Amended ESPP.

•

Transferability.  Any option to purchase shares of the Company’s common stock under the Amended ESPP will be exercisable during the participant’s lifetime only by him or her and may not be sold, pledged, assigned or transferred in any manner.

Early Termination of an Offering Period.  With respect to any offering period, if the fair market value of a share of the Company’s common stock on any purchase date during the offering period is lower than the fair market value of a share of the Company’s the common stock on the first day of such offering period, then, following the exercise of the option by all participants in such offering period on such purchase date, the offering period will automatically terminate and all participants in such terminated offering period will be automatically enrolled in the offering period that begins on the first trading day that follows such purchase date in the terminated offering period.

Adjustments, Dissolution or Liquidation, Merger or Sale of the Company.  In general, no issuance of shares of any class or securities convertible into shares of stock of any class by the Company will result in any adjustments under the Amended ESPP, except that the number of shares of the Company’s common stock remaining available for issuance under the Amended ESPP, the maximum number of shares each participant may purchase during a purchase period and during an offering period, and the purchase price per share with respect to future purchase dates will be proportionately adjusted by the Administrator for any increase or decrease in the number of issued shares of the Company’s common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of the Company’s common stock effected without receipt of consideration by the Company.  The conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration” for these purposes.

In the event of the proposed dissolution or liquidation of the Company, the offering periods and related purchase periods then in progress will be shortened by setting a new purchase date and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.

In general, in the event of a proposed sale of all or substantially all of the assets of the Company, the acquisition by any person of more than 50% of the total voting power of the stock of the Company or the merger of the Company with or into another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, any purchase periods then in progress will be shortened and any offering periods then in progress will end on a new purchase date designated by the Administrator.

Amendment and Termination of Amended ESPP.  In general, the Board may at any time and for any reason terminate or amend the Amended ESPP, except that no such termination may affect options previously granted, provided that an offering period may be terminated by the Board if the Board determines that the termination of the offering period or the Amended ESPP is in the best interests of the Company and its stockholders.  Except as otherwise provided in the Amended ESPP, no amendment to the Amended ESPP may make any change in any option previously granted that adversely affects the rights of any participant without the consent of such participant.  To the extent necessary to comply with Section 423 of the Code, the Company will obtain stockholder approval of any amendment in such a manner and to such a degree as required.  In the event the Board determines that the ongoing operation of the Amended ESPP may result in unfavorable financial accounting consequences, subject to the limitations of Section 423 of the Code, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Amended ESPP to reduce or eliminate such accounting consequence by taking such actions as it deems necessary or advisable, including, but not limited to altering the purchase price for any offering period, shortening any offering period and allocating shares on a pro rata basis in as uniform a manner as is practicable and as it determines in its sole discretion to be equitable among all participants exercising options on the effected purchase date.  Such modifications or amendments will not require stockholder approval or the consent of any Amended ESPP participants.

Effective Date and Term.  If the Amended ESPP is approved by the stockholders at the Annual Meeting, the Amended ESPP will become effective on the date of the Annual Meeting.  The Amended ESPP will be in effect until June 4, 2023, which is the 10th anniversary of the date of the initial adoption of the Amended ESPP (prior to its amendment and restatement) by the Board and stockholders, unless sooner terminated by the Board.

New Plan Benefits.  The amounts of future stock purchases under the Amended ESPP are not determinable because, under the terms of the Amended ESPP, purchases are based upon elections made by participants.  Future purchase prices are not determinable because they are based upon the fair market value of shares of the Company’s common stock.

U.S. Federal Income Tax Consequences Relating to the Amended ESPP

The following is a summary of certain material federal income tax consequences associated with the grant and exercise of options under the Amended ESPP under current federal tax laws and certain other tax considerations associated with purchase rights under the Amended ESPP.  The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.

The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.  In general, an employee will not recognize U.S. taxable income until the sale or other disposition of the shares of the Company’s common stock purchased under the Amended ESPP (ESPP Shares).  Upon such sale or disposition, the employee will generally be subject to tax in an amount that depends on the employee’s holding period with respect to the ESPP Shares.

•

If the ESPP Shares are sold or disposed of more than one year from the date of purchase and more than two years after the first day of the offering period in which they were purchased, or upon the employee’s death while owning the ESPP Shares, the employee will recognize ordinary income in an amount generally equal to the lesser of: (i) an amount equal to 15% of the fair market value of the ESPP Shares on the first day of the offering period (or such other percentage equal to the applicable purchase price discount), and (ii) the excess of the sale price of the ESPP Shares over the purchase price.  Any additional gain will be treated as long-term capital gain.  If the ESPP Shares held for the periods described above are sold and the sale price is less than the purchase price, then the employee will recognize a long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the ESPP Shares.

•

If the ESPP Shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the employee’s death while owning the ESPP Shares, the employee generally will recognize as ordinary income an amount equal to the excess of the fair market value of the ESPP Shares on the date the ESPP Shares were purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long or short-term capital gain or loss, depending on the employee’s holding period with respect to the ESPP Shares.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized upon a sale or disposition of ESPP Shares prior to the expiration of the holding periods described above.

New Plan Benefits

The benefits to be received by the Company’s executive officers and employees under the Amended ESPP are not determinable because, under the terms of the Amended ESPP, the amounts of future stock purchases are based on elections made by participants. Future purchase prices are not determinable because they are based on the fair market value of the Company’s common stock. No purchase rights have been granted, and no shares have been issued, under the Amended ESPP.

2013 ESPP Benefits

The following table sets forth, for each of the individuals and the various groups indicated, the total number of shares of our common stock that have been purchased under the 2013 ESPP since its approval by our stockholders in April 2013 through March 31, 2016.

2013 ESPP
Name and position	Number of Shares
Edward M. Kaye, M.D., Interim Chief Executive Office, and Senior Vice President, Chief Medical Officer	2,911
Sandesh Mahatme Senior Vice President, Chief Financial Officer	—
David Tyronne Howton, Jr. Senior Vice President, General Counsel and Corporate Secretary	—
Jayant Aphale Senior Vice President, Technical Operations	2,203
Christopher Garabedian Former President and Chief Executive Officer	2,274
All current executive officers as a group	7,388
All employees, including all current officers who are not executive officers, as a group	184,020

Vote Required and Board Recommendation

To be approved, this proposal must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present online or represented by proxy and entitled to vote on the proposal.

The board of directors recommends that stockholders vote “FOR” approval of the 2013 ESPP amendment and restatement.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

(Proposal 5)

Our audit committee has selected the firm of KPMG LLP to be the Company’s independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements for the year ending December 31, 2016 and the Company’s system of internal control over financial reporting. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. The audit committee has reviewed KPMG LLP’s independence from us and our management, and considered matters in the written disclosures KPMG LLP provided to the audit committee required by the Public Company Accounting Oversight Board and the potential impact that non-audit services provided to us by KPMG LLP could have on its independence. This appointment is being submitted for ratification at the meeting. If not ratified, the audit committee will reconsider this appointment, although the audit committee will not be required to appoint different independent auditors. KPMG LLP has served as our independent auditors since 2002.

Audit and Other Fees

The following table shows fees for professional audit services billed to us by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2015 and December 31, 2014, and fees billed to us by KPMG LLP for other services provided during 2015 and 2014:

Fees	2015	2014
Audit fees	$655,500	$492,800
Audit-related fees	23,500	15,200
Tax fees	35,000	35,000
Total	$714,000	$543,000

Audit fees are fees for the audit of our 2015 and 2014 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, assurance and related services that are related to the issuance of comfort letters for equity offerings and other services that are provided in connection with statutory and regulatory filings.

Audit-related fees are fees related to the audit of our 401(k) plan.

Tax fees are fees for state and local tax consultation services.

Policy on Audit Committee Pre-Approval of Fees

The audit committee must pre-approve all services to be performed for us by KPMG LLP. Pre-approval is granted usually at regularly scheduled meetings of the audit committee. If unanticipated items arise between regularly scheduled meetings of the audit committee, the audit committee has delegated authority to the chairwoman of the audit committee to pre-approve services, in which case the chairwoman communicates such pre-approval to the full audit committee at its next meeting. The audit committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During 2015 and 2014, all services billed by KPMG LLP were pre-approved by the audit committee in accordance with this policy.

Vote Required and Board Recommendation

The proposal will be approved if the votes cast in favor of this proposal exceed the votes cast against this proposal.

The audit committee has approved the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

The Board recommends that stockholders vote “FOR” ratification of this appointment.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

STOCK OWNED BY SAREPTA THERAPEUTICS, INC. MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the ownership of our common stock as of April 22, 2016, with respect to: (i) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group. Mr. Garabedian resigned his positions as Director, President and Chief Executive Officer on March 31, 2015. Mr. Garabedian’s information is provided below for reference.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (# of Shares)(2)	Percent of Class(2)
Officers and Directors
Richard Barry(3)	3,243,451	7.1%
M. Kathleen Behrens, Ph.D.(5)	163,416	*
William Goolsbee(6)	61,582	*
Jean-Paul Kress, M.D.(9)	2,923	*
Claude Nicaise(7)	3,437	*
Gil Price, M.D.(4)	96,246	*
Hans Wigzell, M.D., Ph.D.(8)	65,250	*
Edward M. Kaye, M.D.(10)	507,483	1.1%
Sandesh Mahatme(11)	333,269	*
David Tyronne Howton(12)	271,251	*
Jayant Aphale(13)	254,588	*
All directors and executive officers as a group (11 persons)(14)	5,002,896	10.9%
5% Stockholder
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022(16)	2,891,861	6.3%
FMR LLC, 245 Summer Street, Boston, MA 02210(17)	2,372,287	5.2%
Perceptive Advisors LLC, 499 Park Avenue, 25th Floor, New York, NY 10022(18)	2,240,928	4.9%
Point72 Asset Management, L.P., 330 Madison Avenue, New York, NY 10173(19)	2,755,900	6.0%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(20)	2,840,129	6.2%
Christopher Garabedian(15)	473,954	1.0%
Shares Issued and Outstanding 04/22/2016	45,771,906

*	Indicates beneficial ownership of one percent or less.
(1)

Except as otherwise indicated, the address of each stockholder identified is c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.

(2)

Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or convertible, or exercisable or convertible within sixty (60) days as of April 22, 2016, and shares of common stock subject to RSAs that vest within sixty (60) days of April 22, 2016 are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person. Beneficial ownership as reported in the table above excludes shares of our common stock that may be issued upon the exercise of stock appreciation rights, or SARs that are exercisable within sixty (60) days of April 22, 2016. The number of shares of common stock that will be received upon exercise of such SARs is not currently determinable and therefore is not included in the table above because each SAR gives the holder the right to receive the excess of the market price of one share of stock at the exercise date over the exercise price, which is not determinable until the date of exercise. There were 45,771,906 shares of common stock issued and outstanding as of April 22, 2016.

(3)

Includes (i) 2,437 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016 and (ii) 1,000 shares of RSAs subject to repurchase by the Company. Mr. Barry has voting power with respect to the shares subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses. Mr. Barry has sole voting power and sole dispositive power over 3,240,014 shares.

(4)

Includes (i) 53,416 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016 and (ii) 2,000 shares of RSAs subject to repurchase by the Company. Dr. Price has voting power with respect to the shares subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.

(5)

Includes (i) 51,250 shares subject to options exercisable within sixty (60) days of April 22, 2016 and (ii) 2,000 shares of RSAs subject to repurchase by the Company. Dr. Behrens has voting power with respect to the shares of our common stock subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.

(6)

Includes (i) 53,416 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016 and (ii) 2,000 shares of RSAs subject to repurchase by the Company. Mr. Goolsbee has voting power with respect to the shares of our common stock subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.

(7)

Includes (i) 2,437 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016 and (ii) 1,000 shares of RSAs subject to repurchase by the Company. Dr. Nicaise has voting power with respect to the shares of our common stock subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.

(8)

Includes (i) 59,584 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016 and (ii) 2,000 shares of RSAs subject to repurchase by the Company. Dr. Wigzell has voting power with respect to the shares of our common stock subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.

(9)

Includes (i) 1,923 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016 and (ii) 1,000 shares of RSAs subject to repurchase by the Company. Dr. Kress has voting power with respect to the shares of our common stock subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.

(10)	Includes (i) 401,455 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016 and (ii) 78,560 shares of RSAs subject to repurchase by the Company.
(11)

Includes (i) 325,154 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016. Excludes 89,583 SARs at an exercise price of $23.85 exercisable within sixty (60) days of April 22, 2016 and (ii) 3,115 shares of RSAs subject to repurchase by the Company.

(12)	Includes (i) 267,185 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016 and (ii) 2,762 shares of RSAs subject to repurchase by the Company.
(13)	Includes (i) 241,833 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016 and (ii) 2,352 shares of RSAs subject to repurchase by the Company.
(14)

Includes (i) 1,460,090 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016. Of the shares of common stock reported, 97,789 shares of RSAs are subject to repurchase by the Company; such directors and officers have voting power with respect to the shares of common stock subject to repurchase but do not have investment power with respect to such shares until the Company’s repurchase option lapses. Excludes 89,583 SARs exercisable within sixty (60) days of April 22, 2016.

(15)

Includes (i) 458,069 shares of our common stock subject to options exercisable within sixty (60) days of April 22, 2016. Excludes 67,812 SARs at an exercise price of $10.08 exercisable within sixty (60) days of April 22, 2016. These figures include the 24,167 options granted to Mr. Garabedian in 2012 that may be rescinded in connection with a derivative suit settlement due to an unintentional plan overage.

(16)

Based solely on information contained in the Schedule 13G filed with the SEC on January 22, 2016, reporting beneficial ownership of BlackRock, Inc. BlackRock, Inc. has sole voting power over 2,797,216 shares of our common stock and sole dispositive power over 2,891,861 shares of our common stock.

(17)

Based solely on information contained in the jointly filed Schedule 13G filed with the SEC on February 12, 2016, reporting beneficial ownership of FMR LLC. FMR LLC has sole voting power over 3,890 shares of our common stock and sole dispositive power over 2,372,287 shares of our common stock.

(18)

Based solely on information contained on the jointly filed Schedule 13G filed with the SEC on February 16, 2016, reporting beneficial ownership of Perceptive Advisors LLC and Joseph Edelman. Perceptive Advisors LLC and Joseph Edelman have shared voting power and dispositive power over 2,240,928 shares of common stock. Mr. Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Joseph Edelman disclaim beneficial ownership over the shares of our common stock listed herein.

(19)

Based solely on information contained in the Schedule 13G filed with the SEC on February 16, 2016, reporting beneficial ownership of Point72 Asset Management, L.P, Point72 Capital Advisors, Inc., Cubist Systematic Strategies, LLC and Steven A. Cohen. Both Point72 Asset Management, L.P and Point72 Capital Advisors, Inc. have shared voting power and dispositive power over 2,755,900 shares of our common stock. Cubist Systematic Strategies, LLC has shared voting power and dispositive power over 4,894 shares of our common stock. Steven A. Cohen has shared voting power and dispositive power over 2,761,794 shares of our common stock. Pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to the securities held by certain investment funds it manages. Point72 Capital Advisors Inc. is the general partner of Point72 Asset Management. Pursuant to an investment management agreement, Cubist Systematic Strategies maintains investment and voting power with respect to the securities held by certain investment funds it manages. Mr. Cohen controls each of Point72 Capital Advisors Inc. and Cubist Systematic Strategies.

(20)

Based solely on information contained in the Schedule 13G filed with the SEC on February 10, 2016, reporting beneficial ownership of The Vanguard Group. The Vanguard Group has sole voting power over 96,539 shares of our common stock, sole dispositive power over 2,745,990 shares of our common stock and shared dispositive power over 94,139 shares.

Equity Compensation Plan Information

The table below summarizes information, as of December 31, 2015 with respect to shares of our common stock that may be issued under our equity plans:

	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,871,659	(1)	$23.65	1,879,725	(2)
Equity compensation plans not approved by security holders(3)	141,667		$8.28	—
Equity compensation plan not approved by security holders(4)	662,650		$28.07	977,350
Total	6,675,976		$23.76	2,857,075

(1)

Of the number of securities to be issued upon exercise, 5,724,235 shares of our common stock are subject to outstanding options under our Restated Plan, and 147,424 shares of our common stock are subject to outstanding options under the 2002 Plan as of December 31, 2015. Following the adoption of our 2011 Equity Incentive Plan in June 2011, which was amended and restated in June 2013, no further grants will be, or have been, made under the 2002 Plan, but awards previously granted pursuant to the 2002 Plan will continue to be governed by the terms of the 2002 Plan and the applicable award agreements.

(2)

Represents 1,751,554 shares of our common stock that were available for future issuance under the Restated Plan and 128,171 shares of our common stock reserved for issuance under the 2013 ESPP as of December 31, 2015.

(3)

In June 2011, as a material inducement for Edward M. Kaye, M.D., to commence employment with us, we granted Dr. Kaye an option to purchase 141,667 shares of our common stock for an exercise price per share of $8.28, as adjusted for our July 2012 one-for-six reverse stock split, outside of any stockholder approved equity incentive plan.

(4)

In February 2014, to facilitate inducement awards to new hires under NASDAQ listing Rule 5635(c) (4), the Company adopted the 2014 Employment Commencement Incentive Plan (the “Plan”). On October 30, 2015, the compensation committee of the Board amended the Plan to increase the number of shares of our common stock reserved for issuance pursuant to the Plan by 1,000,000 shares of common stock. In October 2015, the Board of Directors approved an increase to the Plan by another 1,000,000 shares of common stock.

AUDIT COMMITTEE REPORT

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The audit committee oversees the financial reporting process of the Company on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 with management, including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The audit committee reviewed with KPMG LLP, our independent registered public accounting firm that is responsible for expressing an opinion on the conformity of audited consolidated financial statements with generally accepted accounting principles and an opinion on our internal controls over financial reporting, KPMG LLP’s judgments about our accounting principles and the other matters required to be discussed with the audit committee under generally accepted auditing standards, including Auditing Standard No. 16, Communications with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board. The audit committee has received from KPMG LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP their independence. The audit committee has considered the effect of non-audit fees on the independence of KPMG LLP and has concluded that such non-audit services are compatible with the independence of KPMG LLP.

The audit committee discussed with KPMG LLP the overall scope and plans for its audits. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding our internal controls and the overall quality of our financial reporting. The audit committee held a total of five meetings and acted by written consent once during 2015.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the board of directors has approved, that the 2015 audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

This report has been furnished by the members of the audit committee.

AUDIT COMMITTEE

M. Kathleen Behrens, Ph.D., Chairperson

Richard J. Barry

Gil Price, M.D.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board’s Role in Risk Oversight

The Board and each of its standing committees (audit, compensation and nominating and corporate governance) oversee the management of risks inherent in the operation of our business. The Board has delegated certain risk management responsibilities to its committees. The Board and the audit committee evaluate our policies with respect to risk assessment and risk management, and monitor our liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and external auditors and other advisors. In its periodic meetings with the independent accountants, the audit committee discusses the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board and the nominating and corporate governance committee monitor our governance and succession risk by regular review with management and outside advisors. As part of its responsibilities, the compensation committee reviews the impact of our executive compensation program and the associated incentives to determine whether they present a significant risk to us. The compensation committee has concluded, based on its reviews and analysis of our compensation policies and procedures, that such policies and procedures are not reasonably likely to have a material adverse effect on us.

Board Leadership Structure

The positions of Interim Chief Executive Officer and Non-Executive Chairwoman of the Board are held by two different individuals. Currently, Dr. Kaye serves as our Interim Chief Executive Officer and Dr. Behrens serves as our Chairwoman of the Board. Our Non-Executive Chairwoman has many of the duties and responsibilities that a “lead independent director” might have and, therefore, the Board has determined not to designate a separate “lead independent director.” This current structure allows our Interim Chief Executive Officer to focus on our strategic direction and our day-to-day business while our Non-Executive Chairwoman provides guidance to the Interim Chief Executive Officer and leads the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the Interim Chief Executive Officer is required to devote to his position given our stage of development, as well as the commitment required to serve as our Non-Executive Chairwoman. The Board believes that this leadership structure is appropriate because it allows us to speak externally to our various constituents, as well as internally to our officers and employees, on a unified and consistent basis, and fosters clear accountability and effective decision-making. At the same time, our Board’s structure incorporates appropriate independence and programs for risk management oversight of our overall operations, including our compensation programs. The Board will continue to assess the appropriateness of this structure as part of the Board’s broader succession planning process.

We have been, and continue to be, a strong advocate of the independence of the Board and have put into place measures to see that the members of our Board provide independent oversight. The Board believes that it also has established substantial independent oversight of management. For example, all of our current directors and director nominees are independent under the NASDAQ guidelines. In addition, each of the Board’s three standing committees is currently comprised solely of independent directors. Each of the standing committees operates under a written charter adopted by the Board. Also, our non-management directors meet in executive session periodically without management in attendance. One result of this focus on director independence is that oversight of critical matters, such as the integrity of our financial statements, employee compensation, including compensation of the executive officers, the selection of directors and the evaluation of the Board and its committees is entrusted to independent directors.

Board and Committee Meetings

During 2015, our Board met thirteen times and acted by unanimous written consent once. During 2015, our audit committee met five times and acted by written consent once, our compensation committee met eleven times and acted by written consent fourteen times, and our nominating and corporate governance committee met ten times and did not act by written consent. All of our directors attended more than 75% of the aggregate of all meetings of the Board and committees on which such director served. Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, our directors are encouraged to attend. Of our six directors serving on our Board at the time of the annual meeting in 2015, six attended the 2015 annual meeting of stockholders.

Determination Regarding Director Independence

The Board has determined that each of our current directors is an “independent director” as that term is defined in NASDAQ Marketplace Rule 5605(a)(2). The independent directors generally meet in executive session at least quarterly.

The Board has also determined that each current member of the audit committee, the compensation committee and the nominating and corporate governance committee meets the independence standards applicable to those committees prescribed by the NASDAQ, the SEC and the Internal Revenue Service.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”). The Code of Conduct applies to all directors and employees, including all officers, managers and supervisors, and is intended to ensure full, fair, accurate, timely and understandable disclosures in our public documents and reports, compliance with applicable laws, prompt internal reporting of violations of these standards and accountability for adherence to standards. We have contracted with Ethicspoint to provide a method for employees and others to report violations of the Code of Conduct anonymously. A copy of the Code of Conduct is posted on our website at www.sarepta.com under “Investor Relations - Corporate Governance.” We also prohibit hedging and pledging transactions involving Company securities by our directors and Section 16 officers and have documented specific guidelines through establishing Procedures and Guidelines Governing Insider Trading and Tipping, as amended.

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Committees of the Board

During 2015, our Board had three standing committees: the audit committee, the compensation committee (which has delegated certain responsibilities to the new employee option committee comprised of members of management of the Company) and the nominating and corporate governance committee. Additionally, three of our Board members serve on a research and development committee, which was created in 2015. The charters for the audit committee, the compensation committee and the nominating and corporate governance committee of the Board, as adopted by our Board, are available on our website at www.sarepta.com under “Investor Relations — Corporate Governance.” The functions performed by each committee and the members of each committee are described below.

Audit Committee

The audit committee reviews with our independent registered public accounting firm the scope, results and costs of the annual audit and our accounting policies and financial reporting. Our audit committee (i) has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm, (ii) discusses with our auditors their independence from management, (iii) reviews the scope of the independent annual audit, (iv) establishes procedures for handling complaints regarding our accounting practices, (v) oversees the annual and quarterly financial reporting process, (vi) has authority to engage any independent advisors it deems necessary to carry out its duties, and (vii) has appropriate funding to engage any necessary outside advisors. A full description of the responsibilities and duties of the audit committee is contained in the audit committee charter. The current members of the audit committee are M. Kathleen Behrens, Ph.D. (Chairperson), Gil Price, M.D., Richard J. Barry and Jean-Paul Kress, M.D. Mr. Price’s membership on the audit committee will cease at the end of his term as Director, on the date of the Annual Meeting, because he will no longer be a member of the Board. The Board has determined that Dr. Behrens is an “audit committee financial expert” as that term is defined in Item 407(d) (5) of Regulation S-K promulgated by the SEC. The audit committee report will be included in the definitive proxy statement for our 2016 Annual Meeting to be filed later this year. The audit committee charter requires the audit committee to review and assess the charter’s adequacy annually.

Compensation Committee

The compensation committee oversees our compensation and benefits practices and programs, as more fully described in the “Compensation Discussion and Analysis” section later in this proxy statement. The current members of the compensation committee are William Goolsbee (Chairman), Gil Price, M.D. and Claude Nicaise, M.D. Mr. Price’s and Mr. Goolsbee’s membership on the compensation  committee will cease at the end of their term as Director, on the date of the Annual Meeting, because they will no longer be a members of the Board. The compensation committee report is set forth in the “Compensation Committee Report” section later in this proxy statement.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee reviews candidates and makes recommendations of nominees for the Board. The nominating and corporate governance committee also is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board, and ensuring compliance with the Code of Conduct. As part of its duties, the nominating and corporate governance committee will consider individuals who are properly proposed by stockholders to serve on the Board in accordance with laws and regulations established by the SEC and NASDAQ Global Select Market, our Bylaws and applicable corporate law, and make recommendations to the Board regarding such individuals based on the established criteria for members of our Board. The nominating and corporate governance committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations. The current members of the nominating and corporate governance committee are Richard J. Barry (Chairman), M. Kathleen Behrens, Ph.D., Jean-Paul Kress, M.D. and Hans Wigzell, M.D., Ph.D.

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business. In addition, the Board believes that there are certain attributes that every member of the Board should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the nominating and corporate governance committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs. The nominating and corporate governance committee has not established specific minimum age, education and years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, each director will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate and a global perspective. These qualifications and attributes are not the only factors the nominating and corporate governance committee will consider in evaluating a candidate for nomination to the Board, and the nominating and corporate governance committee may reevaluate these qualifications and attributes at any time.

The nominating and corporate governance committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria include the candidate’s business experience, qualifications, attributes and skills relevant to the management and oversight of our business, independence, judgment and integrity, ability to commit sufficient time and attention to Board activities, and any potential conflicts with our business and interests. In addition, the Board and the nominating and corporate governance committee annually evaluate the composition of the Board to assess the skills and experience that are currently represented, as well as the skills and experience that the Board will find valuable in the future, given our strategic plans. While not maintaining a specific policy on Board diversity requirements, the Board and the nominating and corporate governance committee believe that diversity is an important factor in determining the composition of the Board and, therefore, seek a variety of occupational and personal backgrounds for its members in order to obtain a broad range of viewpoints and perspectives and to enhance the diversity of the Board. This annual evaluation of the Board’s composition enables the Board and the nominating and corporate governance committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as our needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the Board and the nominating and corporate governance committee may identify specific skills and experience that they believe we should seek in order to constitute a balanced and effective Board.

Except as set forth above, the nominating and corporate governance committee does not have a formal process for identifying and evaluating nominees for director. The nominating and corporate governance committee does not currently engage any third-party director search firms, but may do so in the future if it deems such engagement appropriate and in our best interests. These matters will be considered by the nominating and corporate governance committee in due course, and, if appropriate, the nominating and corporate governance committee will make a recommendation to the Board addressing the nomination process.

Communications with the Board

The Board welcomes and encourages stockholders to share their thoughts regarding our Company. While the Board encourages such communication, for a variety of reasons, including, but not limited to compliance with securities laws, fiduciary duties of the directors and good business practices relating to corporate communications, our preference is that stockholders communicate with the Board in compliance with our communications policy. Our communications policy, as adopted by the Board, provides that all communications should be in writing and directed to the attention of our Investor Relations Department at Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142, or investors@sarepta.com. Our Investor Relations Department will review the communication, and if the communication is determined to be relevant to our business operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature), Investor Relations will then distribute a copy of the communication to the Chairperson of the Board, the Chairperson of the audit committee, and our internal and outside counsel. Based on the input and decision of these persons, along with the entire Board, if it is deemed necessary, we, through our Investor Relations Department, will respond to the communication.

Compensation of Board

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that the members of the Board expend in fulfilling their duties to us as well as the skill level we require of our directors. Members of the Board receive cash compensation in U.S. dollars. We also reimburse our directors for travel and other necessary business expenses incurred in the performance of their services for us.

In September 2010, our Board, upon the recommendation of the compensation committee, approved and adopted a Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Director

compensation is reviewed annually by the compensation committee’s independent, third-party consultant, which formerly, in early 2015, was Compensia, and currently is Radford. Generally, in reviewing director compensation, our independent compensation consultants use the same peer group companies used for executive compensation comparisons. When it deems appropriate, the compensation committee adjusts director compensation.

Cash Compensation

Under the cash compensation component of the Director Compensation Policy as in effect since February 2014, and which remained unchanged during 2015, our non-employee directors receive cash compensation of $40,000 per year for their service on the Board. In addition, any non-employee director serving as chairperson, or interim chairperson, of the Board receives an additional $45,000 per year for such service as chairperson. The chairpersons of the audit, compensation and nominating and corporate governance committees each receive an additional fee of $16,000 per year for such service. Finally, members of the audit, compensation and nominating and corporate governance committees who are not serving as the chairpersons of such committees receive an additional fee of $8,000 per year for such services. All cash fees are paid on a quarterly basis at the beginning of the applicable quarter. The cash compensation paid to our non-employee directors for their services on our Board and its committees during 2015 was consistent with the above described Director Compensation Policy.

In 2016, our Board, upon the recommendation of the compensation committee after consideration of peer data presented by its independent compensation consultants, updated our Director Compensation Policy to:

•	decrease the compensation provided to a non-employee director serving as:
o	chairperson, or interim chairperson, to $36,000 per year
o	chairperson of the nominating and corporate governance committee or the research and development committee to $13,000 per year
o	member of the nominating and corporate governance committee or the research and development committee to $6,500 per year
•	increase the compensation provided to a non-employee director serving as:
o	chairperson of the audit committee to $20,000 per year
o	member of the audit committee to $10,000 per year

Stock-Based Compensation

Initial Option Grants. Pursuant to our Director Compensation Policy, historically, each individual who was first elected, or appointed, as a non-employee member of the Board was automatically granted an option to purchase 10,000 shares of our common stock. In June 2015, our Board approved a change to our Director Compensation Policy whereby each individual who is first elected, or appointed, as a non-employee member of the Board is automatically granted an option to purchase shares of our common stock with a grant date value of $245,400.  Our directors elected in the 2015 Annual Meeting, Mr. Barry and Dr. Nicaise, or appointed to the Board by the rest of the Board in 2015, Dr. Kress, received initial grants under the terms of the updated 2015 Director Compensation policy. The shares of our common stock underlying the award will vest over four years of continued service to the Board, with 25% of the total number of shares of our common stock underlying the option vesting each year on the earlier of (i) the anniversary date of the grant, and (ii) the date of the annual meeting of our stockholders in the year following the date of grant. The initial option grant amount could be changed based on ongoing market analysis and feedback from the compensation committee’s independent consultant, Radford, during the course of the year.

In February 2016, our Board approved a change to our Director Compensation Policy, whereby each individual who is first elected, or appointed, as a non-employee member of the Board is automatically granted an option to purchase 18,000 shares of our common stock.  The shares underlying the initial option grants will vest over four years of continued service to the Board, with 25% of the total number of shares underlying the option vesting each year on the earlier of (i) the anniversary date of the grant, and (ii) the date of the Annual Meeting of our stockholders in the year following the date of grant.

Annual Option Grants. Pursuant to our Director Compensation Policy in effect since February 2014, each non-employee member of the Board who served on the Board for at least six months receives an automatic annual grant of an option, on the date of the first Board meeting held after the annual meeting of our stockholders, to purchase 15,000 shares of our common stock.

In February 2015, each of our non-employee directors at that time was eligible for and received this grant. The shares underlying these options vest at a rate of 25% annually over four years beginning on the date of the annual meeting of our stockholders in the year following the date of grant, provided that the non-employee director continues to serve as a director through such date.

In February 2016, our Board approved a change to our Director Compensation Policy that reduced the director annual option grant amount, whereby each non-employee member of the Board who served on the Board for at least six months receives an automatic annual grant of an option, on the date of the first Board meeting held after the annual meeting of our stockholders, to purchase 10,500 shares of our common stock, vesting monthly over a period of two years beginning on the date of the annual meeting of our stockholders in the year following the date of grant, provided that the non-employee director continues to serve as a director through such date.   The annual grant received by our non-employee directors in February 2016 was in the form of an option to purchase 10,500 shares of our common stock, vesting on a monthly basis, over two years, at a rate of 1/24th of the total option grant, commencing on the first monthly anniversary of the date of the 2016 annual meeting of our stockholders.

Annual Restricted Stock Grants.   Pursuant to our current Director Compensation Policy, each non-employee director serving on our Board for at least six months automatically receives 1,000 RSAs. Each of our non-employee directors at that time was eligible for, and received, a grant of 1,000 RSAs in February 2015 and in February 2016. All of the shares of our common stock underlying the restricted stock award will fully vest on the date of the annual meeting of our stockholders in the year following the date of grant, provided that the non-employee director continues to serve as a director through such date.

The following table sets forth compensation information for our current and former non-employee directors that served on our Board in 2015. The table excludes Mr. Garabedian, who, as an employee of the Company in 2015, did not receive any compensation from us in his role as director prior to his resignation in 2015. All compensation numbers are expressed in U.S. dollars.

Name	Fee Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
Current Directors:
M. Kathleen Behrens, Ph.D.	$101,113	$13,900	$155,952	$270,965
Richard J. Barry	$37,099	—	$180,620	$217,719
William Goolsbee	$40,806	$13,900	$155,952	$210,658
Claude Nicaise, M.D.	$32,462	—	$180,620	$213,081
Gil Price, M.D.	$61,824	$13,900	$155,952	$231,676
Hans Wigzell, M.D., Ph.D.	$57,275	$13,900		$71,175
Jean-Paul Kress, M.D.	$10,217	—	$179,874	$190,091
Former Directors:
Anthony Chase	$28,000	$13,900	$155,952	$197,852
John Hodgman	$29,213	$13,900	$155,952	$199,065

(1)

The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of stock and option awards granted in 2015 calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 11 to the consolidated financial statements set forth in our Annual Report on Form 10-K for 2015, filed with the SEC on February 25, 2016. As of December 31, 2015, each of our current directors had the following number of options and shares of restricted stock outstanding, respectively: Dr. Behrens: 75,000 and 1,000; Mr. Barry: 9,746 and 0; Mr. Goolsbee: 77,166 and 1,000; Dr. Nicaise: 9,746 and 0; Dr. Price: 77,166 and 1,000; Dr. Wigzell: 83,334 and 1,000, and Dr. Kress 7,692 and 0.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation Discussion and Analysis (CD&A) that follows is organized in three parts:

I.	2015 Compensation Program Overview and Factors That Influenced 2015 Named Executive Officer Compensation
II.	2015 Named Executive Officer Compensation
III.	Compensation Agreements for Named Executive Officers

Throughout this CD&A, individuals who served as our principal executive officers and principal financial officer during 2015, as well as the other individuals included in the Summary Compensation Table included herein, are referred to as the “named executive officers.” Our named executive officers for 2015 included the following individuals:

•	Edward M. Kaye, M.D., our Interim Chief Executive Officer (CEO) and Senior Vice President, Chief Medical Officer
•	Sandesh Mahatme, our Senior Vice President, Chief Financial Officer
•	David Tyronne Howton, Jr., our Senior Vice President, General Counsel and Corporate Secretary
•	Jayant Aphale, Ph.D., our Senior Vice President, Technical Operations
•	Christopher Garabedian, our former Director, President and Chief Executive Officer

I.   2015 Compensation Program Overview and Factors That Influenced 2015 Named Executive Officer Compensation

CEO Succession

In 2015, Christopher Garabedian served as our President, Chief Executive Officer and as a member of our Board from January 1 through March 31, when he resigned these positions.

Prior to departing, in February 2015, Mr. Garabedian, worked with the compensation committee to set 2015 compensation for our named executive officers including providing input into the 2015 corporate goals that were approved by the compensation committee. The 2015 compensation approved by the compensation committee for Mr. Garabedian prior to his resignation included a 2015 base salary of $603,000 and his 2015 bonus opportunity was targeted at 60% of base salary. These changes in compensation became effective on March 1, 2015, however, Mr. Garabedian resigned on March 31, 2015.  Amounts paid to Mr. Garabedian after his resignation in 2015 were made pursuant to the terms of the separation agreement that Mr. Garabedian entered into with the Company on March 31, 2015, which took into account Mr. Garabedian’s rights under his January 1, 2013 amended and restated employment agreement.

Mr. Garabedian’s separation agreement with the Company provided for certain benefits in exchange for a general release of claims against the Company and certain restrictive covenants, including non-disparagement and non-interference covenants.  Additionally, pursuant to the separation agreement, the Company retained Mr. Garabedian’s services as a consultant until June 1, 2016, unless the separation agreement is terminated earlier by either party.  Consistent with the terms of Mr. Garabedian’s 2013 amended and restated employment agreement, the separation agreement provides for:

•	12 months of base salary continuation;
•	no annual bonus compensation with respect to 2015;
•

accelerated vesting of 50% of each outstanding unvested equity award granted to Mr. Garabedian (excluding the performance-based grant dated June 4, 2013), with the remaining 50% of such unvested equity awards continuing to vest in accordance with their respective terms through June 1, 2016, after which all such unvested equity awards granted to Mr. Garabedian are forfeited;

•

with respect to the performance-based grant dated June 4, 2013 (the “Performance Award”), (i) on the resignation date, accelerated vesting of an additional 15,609 shares of our common stock of the earned Performance Award and (ii) all remaining shares of the Performance Award, to the extent not already vested, shall be immediately forfeited as of the resignation date;

•

rescission of 24,167 shares of our common stock under the non-qualified stock option granted to him on August 23, 2012 without further consideration (which cancellation shall be based first on the shares of our common stock to vest after the resignation date and the remainder from shares of our common stock deemed vested on or prior to the resignation date); and

•	until December 1, 2016, the ability to exercise vested stock options which either are vested as of the resignation date or become vested as set forth above.

Payments made to Mr. Garabedian in 2015 are described in the compensation tables included herein. In the remainder of this disclosure, we refer to Mr. Garabedian as our former CEO.

As noted, below, in connection with Mr. Garabedian’s resignation, Dr. Kaye, in addition to his ongoing role as our Chief Medical Officer, was appointed Interim CEO in April 2015. The terms of the employment agreement we entered into with Dr. Kaye in April 2015 in connection with his appointment as Interim CEO are summarized below. See “Employment Agreements with Named Executive Officers— Edward M. Kaye, M.D. — Interim Chief Executive Offıcer and Senior Vice President, Chief Medical Offıcer.”  In the remainder of this disclosure we refer to Dr. Kaye as our Interim CEO.

The Compensation Committee

Our executive and Board compensation programs are administered by our compensation committee. The compensation committee is responsible for reviewing, assessing and approving all elements of compensation for our named executive officers. In addition, the compensation committee is directly responsible for establishing annual Company-wide performance goals. The compensation committee’s responsibilities related to executive compensation include, among other things: (i) evaluating the performance of our CEO and other named executive officers in light of the approved corporate goals, (ii) setting the compensation of the CEO and other named executive officers based upon the evaluation of their performance and (iii) making recommendations to the Board with respect to new cash-based incentive compensation plans and equity-based compensation plans. The compensation committee is also responsible for assessing appropriate compensation programs for our Board, and for preparing an annual self-evaluation report of the compensation committee.

The compensation committee is currently composed of three directors: William Goolsbee (Chairman), Claude Nicaise, M.D., and Gil Price, M.D.  Each member of the compensation committee is an “outside director” for purposes of Section 162(m) of the Code, a “non-employee director” for purposes of Exchange Act Rule 16b-3, and satisfies NASDAQ’s independence requirements. Other current and former directors who served as members of the compensation committee in 2015 include John Hodgman (who resigned his Board and committee positions effective on the date of the 2015 Annual Meeting), and M. Kathleen Behrens, Ph.D.

Overview of Sarepta’s Named Executive Officer Compensation Program

Objectives and Design

The objectives of our named executive officer compensation policies and programs are to attract and retain well-qualified senior executive management, to motivate their performance toward clearly defined goals and to align their long-term interests with those of our stockholders. In addition, our compensation committee believes that maintaining and improving the quality and skills of our management, and appropriately incentivizing their performance, are critical factors affecting our stockholders’ realization of long-term value. We intend for total compensation and each of its components, including base salary, incentive cash compensation, equity compensation and benefits to be competitive in the biopharmaceutical marketplace for suitable talent and in accordance with our short- and long-term goals. Remaining competitive is essential to attracting and retaining executive level employees during this critical stage where the Company must be poised to transition from a developmental Company to a potentially commercial Company. This transition not only requires an experienced executive team but also one that is able, willing and properly incentivized to meet the higher demands required of them at our Company versus the effort that may be required of them at equivalent executive positions in more established and mature companies. The overall market for experienced management is highly competitive in the life sciences and biopharmaceutical industries and we face substantial competition in recruiting and retaining top professionals from companies ranging from large and established biopharmaceutical companies to entrepreneurial early stage companies. We expect competition for appropriate technical, commercial and management skills to remain strong for the foreseeable future.

To ensure competiveness of our compensation program without yielding to excessive compensation practices, our compensation committee works closely with an independent compensation consultant throughout the year. Peer group benchmarking data is one of the key factors considered by the compensation committee in setting named executive officer compensation levels and making other compensation decisions. While starting base salaries and our benefit programs are fixed, merit salary increases, actual cash incentive awards and annual equity grants are based on performance against strategic and operational goals.

Challenging Factors and Commitment to Pay for Performance

Our compensation committee has designed a named executive officer compensation program that takes into account and reflects the pre-commercial and development stage of the Company. Our stock price is very volatile and, in the past several years, stock price movement has been largely driven by regulatory developments with respect to our most advanced product candidate, eteplirsen, which is currently under review by the Food & Drug Administration (FDA) for marketing approval in the United States and has a Prescription Drug User Fee Act (PDUFA) action date of May 26, 2016. In recognition of stockholder focus on regulatory milestones, in 2015, as in recent years, the compensation committee set corporate goals and performance measures designed to recognize the Company’s regulatory progress, the preparations necessary for the potential commercialization of eteplirsen, and the advancement of other potential product candidates in its research and development pipeline.

Due to the unpredictability of the regulatory drug approval process, the timing and outcome of which are uncertain but binary to the success of the Company and its stockholders, and the need to make compensation decisions at a fixed point during the year, named executive officer compensation decisions may fall between important regulatory events that drive the movement of our stock price and therefore short and long-term stockholder value.  As a result, when making compensation decisions for our named executive officers, the compensation committee must take into consideration performance over the prior year for purposes of cash compensation as well as potential developments during the remainder of the year in connection with equity compensation. For instance, in February 2015, the compensation committee set annual named executive officer compensation levels within a few months of receiving feedback from the FDA that resulted in a delayed New Drug Application (NDA) submission for eteplirsen, which was followed by a 32.5% decline in our stock price on October 27, 2014, but only a few months before the Company announced its plans to submit a rolling NDA on May 19, 2015, which was followed by a 60% increase in our stock. The large swings in stock price and the resulting position of the Company when regulatory milestones are delayed or achieved can also result in the Company’s relative peer group changing multiple times during the year. Often, the peer group that is used for compensation decisions at a fixed point is no longer representative of the Company’s actual competitors a few months later.  This may lead to misalignment in our opinions and those of our stockholders regarding our compensation practices, if or to the extent that the stockholders analyzing our compensation program do not use the peer group used by the compensation committee at the time of making compensation decisions, or if stockholders fail to take into account short-term swings in stock value. The compensation committee carefully works with its independent compensation consultants to make sure it is using an updated accurate peer group when making compensation decisions.

In order to balance the challenges, uncertainty and potential impact of regulatory events, the compensation committee has granted our named executive officers a mix of performance-based and time-based equity awards with vesting across multiple years, both of which require named executive officer performance that drives our stock price up for them to be able to maximize the value of these awards. The annual time-based equity awards provide more certainty in our compensation structure given that factors that may not be entirely within our named executive officers’ control could terminate any possibility of performance-based awards from vesting in any given year, even if their high levels of performance builds long-term value for the Company. For example, in 2013 the compensation committee approved performance-based awards that contemplated possible approval for eteplirsen in 2014, 2015 or 2016 with decreasing number of shares of our common stock that could become eligible for vesting year after year. In large part due to unexpected regulatory delays for our eteplirsen NDA, no additional portions of the 2013 performance-based grant became eligible for vesting in 2015. In September 2015, after the eteplirsen NDA was under review by the FDA, the compensation committee had more certainty around a potential eteplirsen approval timeline, and granted our named executive officers performance-based restricted stock awards, taking into account peer compensation data to set levels, with performance targets tied to obtaining FDA approval for eteplirsen in early 2016. Due to an unanticipated severe weather storm, which required postponement of the planned January 26, 2016 FDA Advisory Committee meeting, and in consideration of an addendum the Company submitted to the FDA to address their concerns and comments on the eteplirsen NDA, the planned advisory committee meeting and PDUFA action dates for eteplirsen were extended by the FDA by three months thereby terminating any possibility of the September 2015 performance-based awards vesting.

Despite the challenges our compensation committee faces as described above, we believe that the components and pay mix of our 2015 named executive program strike the right balance to manage the Company’s compensation challenges while paying for performance that increases stockholder value. The majority of the total compensation paid to our named executive officers in 2015 was in the form of variable, or “at risk” compensation. For 2015, 88% of the target cash and equity-based compensation granted to Dr. Kaye, our Interim CEO, was comprised of at-risk or variable pay. Incentive cash bonus awards were a smaller component of the overall 2015 compensation provided to our named executive officers as we emphasize equity awards to better align the interests of our named executive officers with those of our stockholders. Key results for each of our 2015 corporate goals are summarized below. See – “Performance-Based Bonuses” below. The 2015 pay mix for our Interim CEO, Dr. Kaye, and for our other named executive officers is shown in the following chart.

Working Through Challenging Factors with Stockholder Feedback

Through incorporation of stockholder feedback and applying our compensation philosophy and practices, we believe that our 2015 named executive officer compensation program takes into account the views of our stockholders. We recognize that the significant uncertainty of regulatory decisions and the timing of those decisions relative to compensation decisions have in past years resulted in misalignment between stockholder return and compensation practices, and we have reached out to our stockholders to discuss our executive compensation program. In particular, management discussed our compensation practices with stockholders, including stockholders that voted against the Company’s say-on-pay proposals during the proxy process in 2014 and 2015 and, in the first quarter of this year, members of the Board also approached stockholders comprising approximately 32% of outstanding shares of our common stock to discuss our compensation practices.  While many of these stockholders were comfortable with our compensation practices in light of the uncertain nature and timing of the regulatory process, others provided feedback on areas of focus moving forward.

Based on stockholder feedback, the Company has made a series of changes to its compensation practices and policies over the past several years. We believe that these changes should address many of the concerns that resulted in approval of our executive compensation programs for 2014 and 2015 by only approximately 70% and 74%, respectively, of stockholders entitled to vote at our last two annual meetings. These changes are listed below.

•

Notably, the Company has reduced CEO compensation in each of the last three years to better accommodate the volatility in stockholder return resulting from an uncertain regulatory process, and for 2015, the Company modified its peer group to closely align with its current value and size.

•	Further, unlike in 2014 when the Company only granted time-based awards due to the outstanding 2013 performance awards, in 2015, the compensation committee granted performance-based awards to more closely align the interests of our named executive officers with near term stockholder returns resulting from binary regulatory decisions.  Similar performance-based grants were also granted in 2016, in each case reflecting significant value drivers for stockholders such as regulatory achievements, preparedness for a potential commercial launch, and diversifying the Company’s pipeline.  While the use of performance-based awards aligns compensation with near term stockholder returns, stockholders have also recognized that the uncertain nature of the regulatory process requires the Company to balance the achievement or expected achievement of near term value drivers, such as key milestones in the regulatory process, with longer term incentives that must be flexible enough to accommodate either future unknown regulatory developments or more traditional post-commercial goals aligned with company financial performance and execution.   It is for this reason, and as a retention mechanism, that the Company continues to use time-based options as part of its compensation program for named executive officers.

•

In addition, the Company has sought to establish goals that balance achievements that confer value to stockholders over the course of the year (e.g., the achievement of regulatory milestones) with other efforts that are designed to provide the basis for longer term positive return to stockholders (e.g., enhancing the pipeline and building necessary corporate infrastructure).

•

Lastly, the Company has put in place other components it believes reflect responsible pay practices such as a clawback policy, stock ownership requirements for directors and officers and a prohibition against certain tax gross-ups for company named executive officers.  The tables below provide a high level summary of our 2015 compensation program as well as our compensation policies and practices.

2015 NEO Compensation Program Components		2015 NEO Compensation Highlights
Fixed	Base Salary	3-4% merit increases provided to all named executive officers
	CEO Restricted Stock Award	One-time grant provided to Dr. Kaye under his April 2015 employment agreement.
Variable/ Performance-Based	Bonus

Paid in cash (75%) and Restricted Stock Awards (RSAs) with 6 month vesting period (25%) based on achievement of the 2015 corporate goals and functional objectives set by the compensation committee for 2015. CEO bonus was based entirely on achievement on 2015 corporate goals.

	Annual Equity Grant	Granted in February 2015 in the form of time-based options with four-year vesting periods.
Performance-based Awards

September 2015 RSAs granted with two-year vesting period triggered if commercialization of eteplirsen was achieved in first quarter of 2016. Because eteplirsen did not receive marketing approval by the required dates, these awards will never vest and have been cancelled.

No additional percentages of the 2013 performance-based equity awards were triggered for vesting in 2015 because the Company did not achieve the required performance milestones for 2015.

Snapshot of Current Key Executive Compensation Practices and Policies
	Yes	No
Performance-based equity grants	✓
Stock Ownership Guidelines	✓
Annual Stockholder Say-on-Pay vote	✓
Annual Compensation Risk Assessment	✓
Robust Clawback Policy	✓
Independent Compensation Consultant	✓
Company and Board Communications with Stockholders regarding Company compensation practices	✓

Change in control accelerated vesting rights for our named executive officers are subject to a double trigger (a change in control must occur and the executive must be terminated without cause or resign for good reason)

✓
Prohibition on Hedging or Pledging of Company Stock	✓
Prohibition on Tax Gross-Ups for Relocation and Temporary Housing Expenses	✓
Employment Contract for CEO position only	✓
Practice of Not Paying Excess Perquisites	✓

II.   2015 Named Executive Officer Compensation

Detailed Analysis of 2015 Executive Compensation Program

Competitive Market Review for 2015

In setting the 2015 base salaries, cash bonus opportunities and equity grants for our named executive officers, our compensation committee relied on the following peer group prepared by Compensia, and approved by the compensation committee in January 2015:

• Acceleron Pharma, Inc.	• Infinity Pharmaceuticals, Inc.

• Aegerion Pharmaceuticals, Inc.	• Lexicon Pharmaceuticals, Inc.

• AMAG Pharmaceuticals, Inc.	• MannKind Corporation

• Arena Pharmaceuticals, Inc.	• Neurocrine Biosciences, Inc.

• ARIAD Pharmaceuticals, Inc.	• Raptor Pharmaceutical Corp.

• Celldex Therapeutics, Inc.	• Regulus Therapeutics Inc.

• Dyax Corp.	• Rigel Pharmaceuticals, Inc.

• Dynavax Technologies	• Synageva BioPharma Corp.

• Exelixis	• Synta Pharmaceuticals Corp.

• ImmunoGen, Inc.

Based on the approved January 2015 peer group, Compensia prepared a formal executive compensation assessment that included publicly-available proxy information and certain non-public information for third-party executive compensation for the compensation committee’s consideration. In analyzing and setting our executive compensation program for 2015, the compensation committee compared certain aspects of our named executive officer compensation, including base salary, target bonus, long-term equity incentives and total direct compensation, to the compensation levels provided by our peer group as part of this assessment. Based on the results of the peer group compensation assessment, we determined that compensation levels for our named executive officers in 2015 generally reflected market competitive ranges. The compensation committee reviewed and took into consideration peer group data and benchmarking information to determine Dr. Kaye’s compensation package as Interim CEO in March of 2015.

Given, among other factors, the regulatory milestones successfully completed by the Company in 2015 and the impact on the Company’s stock price, in November 2015, the compensation committee adjusted its peer group to consist of the following companies:

• ACADIA Pharmaceuticals	• ImmunoGen

• Alnylam Pharmaceuticals	• Ironwood Pharmaceuticals

• AMAG Pharmaceuticals	• Lexicon Pharmaceuticals

• Amicus Therapeutics	• MannKind

• Arena Pharmaceuticals	• Merrimack Pharmaceuticals

• Ariad Pharmaceuticals	• Momenta Pharmaceuticals

• Celldex Therapeutics	• Neurocrine Biosciences

• Clovis Oncology	• PTC Therapeutics

• Dyax	• Repligen

• Exelixis	• Tesaro

• Halozyme Therapeutics

In February 2016, the compensation committee determined that it was in the best interests of the Company and its stockholders to defer decisions on 2016 merit increases in base salary and promotions/ adjustments for all employees, including our named executive officers, until after the PDUFA date of May 26, 2016 for the eteplirsen NDA.

Base Salaries

The base salaries of our named executive officers are reviewed as part of an annual compensation review cycle. We also assess salaries at the time of hire, promotion or other change in responsibilities. In establishing and adjusting executive salaries, the compensation committee considers information regarding base salaries paid by companies of comparable size in the biopharmaceutical industry, other data from its compensation consultant, the individual performance, position and tenure of the executive officer and internal comparability considerations. The compensation committee determined that these base salaries were appropriate in light of our compensation philosophy and the competitive pressures for attracting and retaining talent.

The base salary levels for 2015 and 2014 for our named executive officers are summarized in the table below. The 2015 salary figures in the table represent the base salaries of our named executive officers, salary increases were approved by our compensation committee (i) in February 2015, which became effective on March 1, 2015 and (ii) in April 2015 in connection with Dr. Kaye’s employment agreement, which became effective April 1, 2015.

Name	Title	Salary 2015	Salary 2014	$ Change	% Change
Edward M. Kaye, M.D.	Interim Chief Executive Officer, and Senior Vice President, Chief Medical Officer	$525,000	$399,017	$125,983	31.6%
Sandesh Mahatme	Senior Vice President, Chief Financial Officer	$459,252	$443,722	$15,530	3.5%
David Tyronne Howton, Jr.	Senior Vice President, General Counsel and Corporate Secretary	$407,176	$393,407	$13,769	3.5%
Jayant Aphale, Ph.D.	Senior Vice President, Technical Operations	$346,854	$335,936	$10,918	3.3%
Christopher Garabedian	Former President and Chief Executive Officer	$624,312	$603,200	$21,112	3.5%

In February 2016, the compensation committee determined that it was in the best interests of the Company and its stockholders to defer decisions on 2016 merit increases in base salary and promotions/adjustments for our named executive officers pending the FDA’s decision on the eteplirsen NDA.

The advisory committee meeting for the eteplirsen NDA was held on April 25, 2016 and on the same day we announced the voting results. The FDA is not bound by the advisory committee's recommendation but takes its advice into consideration when reviewing New Drug and Biologic License Applications in general. The PDUFA action date for completion of FDA review of eteplirsen is May 26, 2016.

The advisory committee voted 6-7 against the finding of substantial evidence from adequate and well-controlled studies that show that eteplirsen induces production of dystrophin to a level that is reasonably likely to predict clinical benefit (FDA Question #2). The advisory committee voted 3-7, with three abstentions, against finding substantial evidence based on the clinical results of the single historically controlled study (Study 201/202) that eteplirsen is effective for treatment of DMD (FDA Question #7). In three additional voting questions, the panel voted 5-7, with one abstention, against whether decisions to administer the 6-minute walk test (vs. conclusions that the patient could no longer walk) were sufficiently objective and free of bias and subjective decision-making by patients, their caregivers, and/or health care professionals to allow for a valid comparison between patients in Study 201/202 and an external control group (FDA Question #4). The panel voted on the impact of the North Star Ambulatory Assessment, with one panel member voting that it strengthened the persuasiveness of the findings in Study 201/202, with five voting that it weakened the persuasiveness, and seven voting that it had no effect (FDA Question #5). The panel also voted on the impact of the other tests of physical performance (e.g., rise time, 10-meter run/walk) on the persuasiveness of the findings in Study 201/202, with the result of one panel member voting that they strengthened the persuasiveness, two voting that they weakened the persuasiveness and ten voting that they had no effect (FDA Question # 6).

Performance-Based Bonuses

In 2015, the compensation committee, with input from our former CEO, our Interim CEO and the Board, established overall corporate goals and functional objectives against which the performance of our named executive officers would be measured for purposes of determining their 2015 bonus payments. In establishing the 2015 corporate goals and functional objectives, the compensation committee took into account the Company’s positioning and determined that the corporate goals and functional objectives for 2015 should contribute towards the achievement of the next milestones the Company should reach to build value to stockholders including commercializing eteplirsen and diversifying its pipeline outside of DMD. Although our corporate goals and functional objectives are intended to be achievable with significant effort, we do not expect that every goal will be actually be attained in any given year. The 2015 cash bonus for Dr. Kaye as Interim CEO was targeted at 60% of base salary, with a maximum payout of 150% of base salary. For the rest of our named executive officers, 2015 bonuses were targeted at 40% of their respective base salaries, with a maximum payout of 150% of total target bonus.

The compensation committee received reports from and discussed with management the work that was done by the Company towards each corporate goal to determine levels of achievements. The same process was followed to determine achievement of each named executive officer’s functional objectives.  In recognition of the complexity and substantial efforts required of the Company to promptly respond to FDA requests relating to the eteplirsen NDA, including through the submission of two addenda to the eteplirsen NDA to address these requests, the compensation committee determined that the corporate goals listed as 1(d) and 1(f) below were achieved at 110% and 1(e) at 105%. Total achievement of the corporate goals was determined to be at 96.6% of target and therefore, Dr. Kaye and our compensation committee recommended to the Board an aggregate bonus payout at 90% for all employees, including our named executive officers.

The table below sets forth our 2015 five primary corporate performance goals weighting of each goal, and achievement levels determined by the compensation committee.

2015 Corporate Goals	Target Bonus Weighting	Achieved Performance as a % of Goal	Resulting Score
1. Advance eteplirsen & DMD product candidates towards potential approval	50%	98%	49.1%
a. Complete enrollment for eteplirsen Studies 301, 204 and 203	10%	88%	8.8%
b. Complete enrollment for SRP-4053 in European Union	5%	100%	5%
c. Initiate enrollment and dosing in confirmatory study in United States with SRP-4045 and SRP 4053	5%	50%	2.5%
d. Collect and compile all data requested by FDA in connection with an NDA submission	5%	110%	5.5%
e. Complete 4th biopsy and complete dystrophin related analysis utilizing methodologies appropriate to support and NDA submission	5%	105%	5.25%
f. Submit NDA (if FDA supports)	20%	110%	22%
2. Grow pipeline outside of DMD	15%	83%	12.5%
a. Identify two new drug candidates for preclinical development (either through internal discovery or external sources)	5%	50%	2.5%
b. Establish three new collaborations outside of exon-skipping DMD candidates	5%	100%	5%
c. Select at least one new proprietary chemistry to enable preclinical testing of new drug candidates	5%	100%	5%
3. Enhance supply chain to support expanded clinical and potential commercial needs	10%	100%	10%
4. Achieve Company-wide commercial launch readiness by January 1, 2016	20%	100%	20%
5. Maintain financial and corporate integrity	5%	100%	5%
a. Successfully manage cash and budget in accordance with Company achievement	5%	100%	5%
TOTAL	100%		96.6%

All of our named executive officers achieved 100% of their functional objectives. The 2015 functional objectives for Dr. Aphale related to ensuring adequate drug supply for clinical and potential commercial demands as well as management of technology transfers, scale-up, risk, vendor and manufacturer onboarding and commercial readiness and internal team development. The 2015 functional objectives for Mr. Howton related to establishing necessary legal structure, systems, and contracts needed across all departments of the Company for a commercial launch, including developing a compliance program and related employee training as well as managing litigation for the Company. Mr. Mahatme’s 2015 functional objectives related to ensuring cash balance and maintaining financial integrity of the Company to support the short- and long-term corporate vision, evolving and managing the long range financial plan, securing IT network infrastructure and building and supporting systems required for a commercial launch.  Mr. Mahatme also successfully led the effort to close a $40 million debt facility and a $127 million public offering of our common stock in 2015 which were key to fund the Company’s activities. Given that Dr. Kaye served as Interim CEO for the majority of 2015, his 2015 bonus was 100% dependent on the achievement of corporate goals. Dr. Kaye also led the efforts to have Sarepta’s eteplirsen NDA submission filed by the FDA, Sarepta’s responses to FDA requests, and advancement of our clinical and research programs all which were key to the achievement of the corporate goals. For named executive officers, other than our Interim CEO, 75% of their bonuses were dependent on the achievement of 2015 corporate goals and 25% were dependent on achievement of their functional objectives. 2015 bonus payout amounts were paid to our named executive officers in 2016 as follows: 75% in cash and 25% in restricted stock awards, valued at fair market value on the date of grant and vesting on the six-month anniversary of the date of grant.

The following table shows, for each of our named executive officers, the aggregate dollar value of the bonuses awarded for 2015 and 2014 corporate and individual performance achievements:

Name	Title	Bonus 2015(1)	Bonus 2014(2)	$ Change	% Change
Edward M. Kaye, M.D.	Interim Chief Executive Officer, and Senior Vice President, Chief Medical Officer	$249,704	$131,676	$118,028	89.6%
Sandesh Mahatme	Senior Vice President, Chief Financial Officer	$165,331	$150,865	$14,466	9.6%
David Tyronne Howton, Jr.	Senior Vice President, General Counsel and Corporate Secretary	$146,583	$133,758	$12,825	9.6%
Jayant Aphale, Ph.D.	Senior Vice President, Technical Operations	$124,867	$110,859	$14,008	12.6%
Christopher Garabedian(3)	Former President and Chief Executive Officer	—	$289,536	N/A	N/A

(1)

The 2015 bonus figure reflects a total annual bonus earned with respect to 2015 performance and paid in February 2016 as follows: 75% in cash and 25% in restricted stock vesting on the six-month anniversary of the date of grant, subject to continued employment. The following table summarizes the 2015 bonus payments to our named executive officers:

	2015 Bonus Paid in Cash	2015 Bonus Paid in Restricted Stock Awards
Edward M. Kaye, M.D.	$187,278	$62,426
Sandesh Mahatme	$123,998	$41,333
David Tyronne Howton, Jr.	$109,937	$36,646
Jayant Aphale, Ph.D.	$93,650	$31,217

(2)	The 2014 bonus figure reflects a cash bonus received in March 2015.
(3)	In accordance with the terms of his separation agreement, Mr. Garabedian did not receive a bonus with respect to 2015.

Equity Incentive Plan Compensation

2015 Time-based stock options

In February 2015, the compensation committee granted our named executive officers time-based stock options under our Amended and Restated 2011 Equity Incentive Plan (“Restated Plan”), with a four-year vesting schedule. These options, disclosed below, will vest as follows: 25% of the shares of our common stock underlying such options vested on February 29, 2016 and 1⁄48th of the total shares of our common stock underlying such options will vest on each monthly anniversary thereafter, such that the option will be fully vested on February 28, 2019, subject to the named executive officer continuing to provide services through each such vesting date. The time-based equity compensation granted to our named executive officers under our Restated Plan in 2015 was as follows:

Name	Title	Time-based stock options granted in 2015(1)
Edward M. Kaye, M.D.	Interim Chief Executive Officer, and Senior Vice President, Chief Medical Officer	163,000
Sandesh Mahatme	Senior Vice President, Chief Financial Officer	126,000
David Tyronne Howton, Jr.	Senior Vice President, General Counsel and Corporate Secretary	86,000
Jayant Aphale, Ph.D.	Senior Vice President, Technical Operations	83,000
Christopher Garabedian	Former President and Chief Executive Officer	373,000

(1)	The exercise price for the time-based stock options granted in 2015 for our named executive officers is $13.90.

In determining the shares of our common stock awarded to each named executive officer pursuant to equity awards, the compensation committee generally took into account each named executive officer’s responsibilities, relative position in the Company, past grants, the total number of vested and unvested equity incentives held by each named executive officer, and approximate grants in terms of value and percent of outstanding equity granted to individuals in similar positions in our peer group companies and other companies of comparable size in the biopharmaceutical industry. In addition, the compensation committee considered the individual performance and contribution of each named executive officer, its own subjective assessment of market conditions, its ability to retain the individual named executive officer, and the goal of increasing the value of the Company. The compensation committee further considered the size of the grants in the context of the total annual equity budget for the Company and the Company’s strong performance at the time of the grant.

Dr. Kaye’s equity compensation in 2015 was designed to increase his equity ownership to further align his interests with those of our stockholders and have the equity portion of his compensation be more in line with that of the Chief Executive Officers in the Company’s peer group.

Performance-based Restricted Stock Awards

In connection with Dr. Kaye’s appointment as Interim CEO, under his April 2015 employment agreement, the compensation committee granted Dr. Kaye a special grant of 110,783 shares of restricted stock, which vests in twelve substantially equal quarterly installments on each three-month anniversary of the grant date.

Additionally, in September 2015, all named executive officers received restricted stock awards that would vest within a two-year period (i) at target level if eteplirsen were to be approved for marketing in the United States by the FDA on or before the February PDUFA date with a broad label free of a black box warning and if its first commercial product was shipped in the United States in 2016 or (ii) at maximum level if eteplirsen were to be approved  on or before January 27, 2016 with a broad label free of a black box warning and if its first commercial product was shipped in the United States in 2016. Because eteplirsen did not receive marketing approval by the required dates, these awards have been cancelled and will never vest.

2013 Performance-Based Option Awards

As noted in our 2014 annual meeting proxy statement, on June 4, 2013, the compensation committee granted our named executive officers performance-based options. Different percentages of these 2013 performance-based options become eligible for time-based vesting as the performance milestones for these options are achieved by the Company within the stated specified periods. If a milestone is achieved, then the number of options associated with meeting that milestone within the specified time-frame, becomes eligible for time-based vesting over a four-year period running from the date of the grant, with 25% of the options deemed to have vested on June 4, 2014 and 1⁄48th of the total performance-based options granted vesting on a monthly basis over the remaining months until the options tied to that achieved milestone are fully vested, assuming the named executive officer’s continued service to the Company during each vesting period. Vesting may be additive based on the achievement of both FDA approval of eteplirsen and the new investigational new drugs, (“INDs”) filing milestones but no more than 100% of the shares subject to the 2013 performance-based options will be eligible to vest at any time. The performance milestones and associated eligibility for time-based vesting of these 2013 performance-based options are as follows:

1.	FDA Approval of eteplirsen:
a.	If achieved during 2014: 100% of performance-based stock options granted will become eligible for time-based vesting
b.	If achieved during 2015: 75% of performance-based stock options granted will become eligible for time-based vesting
c.	If achieved during 2016: 50% of performance-based stock options granted will become eligible for time-based vesting
2.	IND Filings:
a.	If three new INDs are filed:
•	during 2014: 40% of performance-based stock options granted will become eligible for time-based vesting
•	during 2015: 20% of performance-based stock options granted will become eligible for time-based vesting
b.	If two new INDs are filed:
•	during 2014: 30% of performance-based stock options granted will become eligible for time-based vesting
•	during 2015: 15% of performance-based stock options granted will become eligible for time-based vesting
c.	If one new IND is filed:
•	during 2014: 20% of performance-based stock options granted will become eligible for time-based vesting
•	during 2015: 10% of performance-based stock options granted will become eligible for time-based vesting

The Company filed two INDs in 2014 for product candidates targeting exons 45 and 53, thereby meeting a milestone that made 30% of the performance-based options granted in 2013 to our named executive officers eligible for time-based vesting. The 2013 performance-based options that became eligible for time-based vesting in 2014 will vest over a four-year period commencing with the grant date of June 2013 and will become fully vested in June 2017. No additional milestones required under the terms of the 2013 performance awards were reached in 2015 and therefore no additional portions of the 2013 performance-based awards became eligible for vesting in 2015.

2016 Equity Compensation

In recognition of feedback from some of the stockholders of our common stock received by management and our Board to increase the performance-based component of our named executive officer compensation program, in

February 2016, the compensation committee granted our named executive officers annual stock option awards under our Restated Plan that consist of one-half time-vested stock options, and one-half performance-based stock options. The time-based stock options granted to our named executive officers in 2016 will vest as follows: 25% of the shares of our common stock underlying such options vested on February 28, 2017 and 1⁄48th of the total shares of our common stock underlying such options will vest on each monthly anniversary thereafter, such that the option will be fully vested on February 29, 2020, subject to the named executive officer continuing to provide services through each such vesting date.

Different percentages of these 2016 performance-based options become eligible for time-based vesting as the performance milestones for these options are achieved by the Company within the stated specified periods.  Half of the options begin vesting in the event the FDA provides marketing approval for eteplirsen as of the applicable PDUFA date and the other half of the options begin vesting in the event we file a Marketing Authorization Application with the European Medicines Agency (EMEA) prior to December 31, 2016. Vesting of the options allocated to the achievement of each goal is as follows: (i) 50% of the options allocated to the achieved goal vests immediately upon achievement of the performance condition (25% of the total Performance-Based Options granted) and (ii) the remaining 50% of the options allocated to the achieved goal (25% of the total Performance-Based Options granted) vests over four years with 25% of these remaining options vesting on the first year anniversary of the grant date and 1/48th of these remaining options vesting monthly thereafter.

The time-based and performance-based stock options to our named executive officers under our Restated Plan in 2016 was as follows:

Name	Title	Performanced-based stock options granted in 2016(1)	Time-based stock options granted in 2016(1)
Edward M. Kaye, M.D.	Interim Chief Executive Officer, and Senior Vice President, Chief Medical Officer	100,000	100,000
Sandesh Mahatme	Senior Vice President, Chief Financial Officer	37,500	37,500
David Tyronne Howton, Jr.	Senior Vice President, General Counsel and Corporate Secretary	30,000	30,000
Jayant Aphale, Ph.D.	Senior Vice President, Technical Operations	15,000	15,000

(1)	The exercise price for these stock options granted in 2016 for our named executive officers is $13.71.

Section 401(k) Plan

Our Section 401(k) plan (the “401(k) Plan”) is a defined contribution profit sharing plan with a 401(k) option. The plan year is January 1 to December 31, and the 401(k) Plan was adopted on November 1, 1992. For 2015, our named executive officers received a 401(k) contribution match of dollar-for-dollar on the first 4% of eligible compensation of their 401(k) Plan contribution, subject to the maximum amount permitted by law.

Additional Benefits

We provide a limited number of additional benefits to our named executive officers to permit them to be accessible to the business as required and to ensure increased effectiveness, delivery and performance by residing in closer proximity to the Company’s headquarters in Cambridge, Massachusetts. As such, we agreed to provide reimbursement of reasonable relocation and temporary housing expenses, including monthly rent and parking expenses, incurred in connection with relocating to the Cambridge, Massachusetts area for each of Messrs. Mahatme and Dr. Aphale, as well as a tax gross-up for relocation assistance. In 2015, under amendments to his relocation offer letter terms approved by the compensation committee in 2014, Mr. Mahatme was paid $30,684, plus tax gross-up, toward relocation and temporary housing expenses in Massachusetts. In 2015, Dr. Aphale was paid $29,269, plus tax gross-up, toward relocation and temporary housing expenses in Massachusetts. For additional details regarding each of these named executive officers’ relocation amounts paid in 2015, please refer to the Summary Compensation Table.

Notwithstanding their employment arrangements or past practice, in January 2016, the compensation committee approved a policy under which the Company will not provide further tax gross-ups for relocation and temporary housing expenses to our named executive officers going forward.

We also provide our named executive officers with additional coverage under our group basic life insurance and AD&D plans, in the amount of 2.5 times basic annual salary, up to a maximum of $1.2 million. In addition, we provide Mr. Mahatme with reimbursement for an individually-purchased life insurance policy for an additional $500,000 in coverage. Under our group long-term disability policy, all regular-status full- and part-time employees, including our named executive officers, are provided with disability in the case of long-term disability, up to a maximum of $15,000 per month and subject to specific plan and provider requirements. Since employees earning annual base salaries of over $300,000 fall short of the monthly maximum provided under group long-term disability policy, the Company establishes individual supplemental long-term disability policies for these employees, and pays for the associated costs. All of our named executive officers are, therefore, eligible for and set up for such individual supplemental long-term disability policies and are provided with coverage in $5,000 increments up to the maximum monthly coverage as defined in our group long-term disability policy.

Severance/Termination Protection

General terms of employment, including compensation and benefits payable upon termination of employment are set forth in offer letters, change in control agreements, or otherwise agreed-upon arrangements between the named executive officer, the Company and the compensation committee. The compensation committee sets such compensation and benefits in order to be competitive in the hiring and retention of employees, including named executive officers. Additionally, we entered into an employment agreement with Dr. Kaye in 2015 in connection with his appointment as Interim CEO. We previously had an employment agreement with Dr. Aphale which has expired. See “Agreements with Named Executive Officers Regarding Compensation.” All arrangements with the named executive officers and the potential payments that each of the named executive officers would have received in the event of termination of such executive’s employment, are described in “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers” and “Potential Payments Upon Termination or a Change in Control” included under “Agreements with Named Executive Officers Regarding Compensation”.

Other Factors that Impact or Influence Sarepta’s Named Executive Officer Compensation Program

New Policies Adopted in 2016

In response to some of the feedback that management and the Board have received in the past two years from stockholders, we have adopted stock ownership guidelines and a clawback policy, the terms of which are summarized below.

Stock Ownership Guidelines

In April 2016, in order to encourage equity ownership by its executive officers and non-employee directors, we adopted stock ownership guidelines for non-employee directors and executive officers.  The purpose of the stock ownership guidelines is to enhance the linkage between the interests of the stockholders of the Company and the executive officers and non-employee directors of the Company through a minimum level of stock ownership while mitigating the potential of excessive risk-taking. The stock ownership guidelines generally require each executive officer and non-employee director of the Company to reach a minimum level of target ownership of common stock of the Company within a specified period from becoming subject to the stock ownership guidelines, and to maintain such level for so long as the stock ownership guidelines apply.

Generally, each non-employee director and executive officer has five years to attain their respective stock ownership target.  Non-employee directors are generally required to own stock in an amount equal to three times their annual cash retainer.  Executive officers are generally required to own stock in an amount equal to one times their base salary, with the exception of the Chief Executive Officer, who is generally required to own stock in an amount equal to three times his base salary.

Compensation Clawback Policy

In April 2016, we adopted a compensation clawback policy, which provides for the recoupment of certain compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws.  The policy applies to the Company’s current and former executive officers, as well as other covered individuals, as determined by the Board.  Compensation that is granted, earned or vested based wholly on the attainment of a financial goal (not an operational goal or subject to time-

based vesting) is subject to recoupment.  In the event the Company is required to prepare an accounting restatement of its previously-issued financial statements due to material noncompliance with any financial reporting requirement under the securities laws (i.e., to correct one or more material errors) and such restatement is a result of misconduct, the Company will recoup the excess incentive compensation that was based on the erroneous data from each individual subject to the clawback policy.  If the Company is required to prepare an accounting restatement, the Company will recoup from each covered individual all excess incentive compensation received by such covered individual during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement.

Total Stockholder Return

Our one-year Total Stockholder Return (“TSR”) of 166.6% is significantly higher than that of the NASDAQ Composite Index and the NASDAQ Biotechnology Index, and our three-year TSR of 49.5%, through December 31, 2015, support our pay-for-performance compensation strategy in 2015 and our focus on drivers for compensation that build short- and long-term value.

The market prices for securities of small to mid-cap biotechnology companies, including our stock, have been historically volatile. For example, during 2015, our stock traded from a low of $11.33 per share to a high of $41.97 per share. The stock market has also experienced extreme price and volume fluctuations that have often been unrelated to, or disproportionate to, the operating performance of individual companies. Since many biotechnology companies require continued financings to advance their research and clinical programs, the stock price sometimes experiences volatility in anticipation of dilutive financing events despite the advancement of research and clinical programs. Although our compensation committee takes into consideration the short- and long-term performance of our stock, due to volatility factors such as those discussed above, and factors outside of the control of the Company, our compensation committee takes into account other factors that support both short- and long-term creation of value for the Company and its stockholders discussed below.

Compensation Philosophy

The following executive compensation principles form the basis of the Company’s compensation philosophy and guided the compensation committee during 2015 in fulfilling its roles and responsibilities:

•	compensation levels and opportunities should be sufficiently competitive to facilitate recruitment and retention of experienced executives in our highly competitive talent market;
•

compensation should reinforce our business strategy by integrating and communicating key metrics and operational performance objectives and by emphasizing at risk short- and long-term incentives in the total compensation mix;

•

compensation programs should align executives’ long-term financial interests with those of the stockholders by providing equity-based incentives without incentivizing the executives to take inappropriate risks in order to enhance their individual compensation;

•	executives with comparable levels of responsibility should be compensated comparably; and
•	compensation should be transparent and easily understandable to both our executives and our stockholders.

Compensation Program Design

The compensation committee believes that maintaining and improving the quality and skills of our management and appropriately incentivizing their performance are critical factors affecting our stockholders’ realization of long-term value. We intend for the total compensation and each of its components, including base salary, incentive cash compensation, equity compensation and benefits to remain competitive in the biopharmaceutical marketplace for suitable talent and in accordance with our short- and long-term goals.

While fixed compensation, such as base salary and benefits, are primarily designed to be competitive in the biopharmaceutical marketplace for employees, incentive compensation is designed to be primarily merit-based and to reward strategic and operational achievements. Historically, actual incentive compensation for the named executive officers other than the Chief Executive Officer has been a function of the achievement of defined and agreed upon corporate goals and functional objectives. With respect to our Chief Executive Officer, 100% of the goals are tied to corporate objectives to reflect the fact that our Chief Executive Officer makes strategic decisions that influence us as a whole and thus, it is more appropriate to reward performance against corporate objectives.

The at-risk component of the compensation package for each named executive officer, which includes a target bonus and long-term equity incentives, is typically determined (in whole or in part) on the basis of achievement of pre-established corporate goals and functional objectives. In determining the 2015 equity awards of our named executive officers, the compensation committee took into account (i) the short and long-term value to stockholders being built by the Company as indicated by its TSRs, (ii) the competitive annual market values for each individual executive, (iii) the achievement of corporate goals and functional objectives, (iv) the amount of vested and unvested equity awards held by a named executive officer at the time of grant and (v) market factors that require the Company to remain competitive in its compensation package in order to attract and retain qualified individuals.

Role of Chief Executive Officer

Historically, our Chief Executive Officer plays a pivotal role in determining executive compensation, other than with respect to his own compensation. No less than annually, our Chief Executive Officer assesses the performance of the named executive officers other than himself. Following such assessments, our Chief Executive Officer recommends to the compensation committee a base salary, performance-based bonus and a grant of stock options for each named executive officer other than himself. The compensation committee considers the information provided by the Chief Executive Officer, together with other information available to the compensation committee, and determines the compensation for each named executive officer.

Role of Compensation Consultants

The compensation committee engaged its own independent third-party compensation consultants, Compensia, which provided services in the first half of 2015 and Radford, which provided services in the second half of 2015, to assist the compensation committee with its 2015 compensation review, analysis and actions. Compensia and Radford’s services generally included:

•	identifying an updated market framework (including a peer group of companies) for formal compensation benchmarking purposes;
•	gathering data on our executive officer cash and equity compensation relative to competitive market practices; and
•	developing a market-based framework for potential changes to our compensation program for the compensation committee’s review and input.

After review and consultation with Compensia and Radford, our compensation committee determined that Compensia and Radford are independent, and that there is no conflict of interest resulting from retaining Compensia and Radford during fiscal year 2015. In reaching these conclusions, our compensation committee considered the factors set forth in the SEC rules and the NASDAQ listing standards.

Additional information regarding the services provided by Compensia and Radford is discussed below in greater detail. Other than services provided to our compensation committee, Compensia and Radford did not perform any other work for us in 2015.

Setting Executive Compensation and Determining the Overall Mix of Compensation

The compensation committee believes that the total compensation package provided to our named executive officers, which combines both short- and long-term incentives including equity components that are mostly at-risk, (i) is competitive without being excessive, (ii) is at an appropriate level to assure the retention and motivation of highly skilled and experienced leadership, (iii) is attractive to any additional talent that might be needed in a rapidly changing competitive landscape, (iv) avoids creating incentives for inappropriate risk-taking by the named executive officers that might be in their own self-interests, but might not necessarily be in the best short- and long-term interests of our stockholders, and (v) provides the appropriate incentives to our executives to create long-term organizational and stockholder value by incorporating and aligning the value of performance equity awards made to our executive officers tied to achievements made that contribute to strategic Company objectives focused on regulatory and clinical developments.

As a general proposition, in setting compensation for the named executive officers, including the Chief Executive Officer, the compensation committee considers a number of factors, including analyses of compensation of our peers and other companies in the biopharmaceutical industry, analyses of reports from compensation consultants, the satisfaction of (or failure to satisfy) previously-developed performance measurements for the named executive officers and the Company, and the value and size of the total vested and unvested equity grants owned by the named executive officers.

The compensation committee does not have a pre-established policy for allocating total compensation between cash and non-cash compensation, between long-term and currently paid-out compensation, or between fixed and variable compensation. Rather, based on competitive market assessments and benchmarks, reports of compensation consultants, as well as the compensation committee’s review of existing outstanding equity incentives on an individual named executive officer basis, the compensation committee determines the appropriate level and mix of total compensation, keeping in mind our compensation philosophy.

As noted above, however, we faced unique challenges in 2015, and to-date in 2016, with respect to our executive compensation program in light of our Chief Executive Officer transition and given that 2015 was an extraordinarily demanding year for our named executive officers as a result of the regulatory and other challenges the Company faced in 2015 in the process of trying to commercialize its first product in the United States.

Tax and Accounting Implications of the Executive Compensation Program

We generally will be entitled to a tax deduction in connection with compensation paid to our named executive officers at the time the named executive officer recognizes such compensation. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) of the Code. In addition, the long-term incentive compensation awarded to the named executive officers is based on a fixed value at grant, and therefore, is not subject to variable accounting treatment under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. We view preserving tax deductibility as an important objective, but not the sole objective, in establishing executive compensation. Although we generally consider the impact of Code Section 162(m) deductibility limitations, in specific instances we have, and in the future we may, authorize compensation arrangements that are not fully tax deductible but which promote other important objectives.

Compensation Tables                                                                                                                                        Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for 2015, 2014 and 2013, as applicable.

Name and Principal Position	Year	Salary	Sign-on Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)	Total
Edward M. Kaye, M.D.	2015	$494,585	—	$1,939,532	$1,694,678	$249,704	(6)	$18,197	$4,396,696
Interim Chief Executive Officer, and	2014	$399,017	—	—	$1,155,231	$131,676		$17,797	$1,703,721
Senior Vice President, Chief Medical Officer	2013	$377,650	—	—	$2,086,290	$167,213		$17,797	$2,648,950

Sandesh Mahatme	2015	$456,664	—	$371,910	$1,309,997	$165,331	(6)	$61,190	$2,365,091
Senior Vice President,	2014	$443,722	—	—	$1,522,805	$150,865		$65,637	$2,183,029
Chief Financial Officer	2013	$427,167	$30,000	—	$3,129,435	$213,945		$78,523	$3,879,070

David Tyronne Howton, Jr.	2015	$404,881	—	$338,100	$894,125	$146,583	(6)	$12,718	$1,796,407
Senior Vice President, General	2014	$393,407	—	—	$1,155,231	$133,758		$12,518	$1,694,914
Counsel and Corporate Secretary	2013	$376,913	—	—	$2,086,290	$165,178		$12,518	$2,640,899

Jayant Aphale, Ph.D.	2015	$345,034	—	—	$862,934	$124,867	(6)	$64,438	$1,397,274
Senior Vice President,	2014	$335,936	—	—	$735,147	$131,676		$72,527	$1,275,286
Technical Operations	2013	$320,463	—	—	$2,086,290	$141,728		$49,723	$2,598,204

Christopher Garabedian	2015	$152,559	—	—	$3,878,006	—		$479,841	$4,510,407
Former President and	2014	$603,200	—	—	$3,990,798	$289,536		$119,492	$5,003,026
Chief Executive Officer(5)	2013	$580,000	—	—	$8,576,970	$362,500		$182,022	$9,701,492

(1)

Amount shown represents the second portion of Mr. Mahatme’s sign-on bonus, which was paid pursuant to the terms of his offer letter, $130,000 of his sign-on bonus was paid within 30 days of his November 5, 2012 start date, and the second portion was paid on the first regularly scheduled payroll date on or after March 15, 2013.

(2)

The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of awards during each year calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 11 to the consolidated financial statements set forth in our Annual Report on Form 10-K for 2015, filed with the SEC on February 25, 2016. See the table below captioned “Grants of Plan Based Awards in 2015” for additional information on equity awards granted in 2015.

(3)

Non-Equity Incentive Plan Compensation includes awards earned under our annual incentive bonus plan. See the table below captioned “Grants of Plan Based Awards in 2015” and the “Compensation Discussion and Analysis” above for additional information.

(4)	The amounts disclosed under the column entitled “All Other Compensation” include the following for 2015:

Name	Separation Pay	Relocation and Temporary Living Expenses	Tax Gross-ups of Relocation and Temporary Living Expenses	Matching Contributions to 401(k) Account	Premiums	Total
Edward M. Kaye, M.D.	—	—	—	$10,600	$7,597	$18,197
Sandesh Mahatme	—	$24,649	$22,301	$10,600	$3,640	$61,190
David Tyronne Howton, Jr.	—	—	—	$10,600	$2,118	$12,718
Jayant Aphale, Ph.D.	—	$27,178	$24,589	$10,600	$2,071	$64,438
Christopher Garabedian	$468,234	—	—	$10,525	$1,082	$479,841

As noted above, although amounts with respect to 2015 are disclosed in the “Tax Gross-ups of Relocation and Temporary Living Expenses” column, effective in January 2016, the compensation committee approved a policy under which the Company will provide no further such tax gross-ups going forward. Amounts in the “Premiums” column were payments made by the Company under its supplemental long-term disability plan for the named executive officers. See the discussion above under the section captioned “Employment Agreements with Named Executive Officers” for a discussion of our employment arrangements with our named executive officers.

(5)

Mr. Garabedian resigned as Director, President and Chief Executive Officer on March 31, 2015. The option numbers in the Summary Compensation Table include the 24,167 options granted to Mr. Garabedian in 2012 that were rescinded pursuant to his March 31, 2015 Separation Agreement.

(6)

The 2015 bonus figure reflects a total annual bonus earned with respect to 2015 performance and paid in February 2016 as follows: 75% in cash and 25% in restricted stock vesting on the six-month anniversary of the date of grant, subject to continued employment.

Grants of Plan Based Awards in 2015

Name	Award	Grant Date	Target(1)	Maximum(1)	Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(2)
Edward M. Kaye, M.D.	Stock Options	2/27/2015			163,000	$13.90	$1,694,678
Interim Chief Executive Officer, and	Stock Awards	4/20/2015			110,783	$13.54	$1,500,002
Senior Vice President,	Stock Awards	9/4/2015			13,000	$33.81	$439,530
Chief Medical Officer	Annual Incentive		$277,449	$416,174

Sandesh Mahatme	Stock Options	2/27/2015			126,000	$13.90	$1,309,997
Senior Vice President,	Stock Awards	9/4/2015			11,000	$33.81	$371,910
Chief Financial Officer	Annual Incentive		$183,701	$275,551

David Tyronne Howton, Jr.	Stock Options	2/27/2015			86,000	$13.90	$894,125
Senior Vice President,	Stock Awards	9/4/2015			10,000	$33.81	$338,100
General Counsel and Corporate Secretary	Annual Incentive		$162,871	$244,306

Jayant Aphale, Ph.D.	Stock Options	2/27/2015			83,000	$13.90	$862,934
Senior Vice President, Technical Operations	Annual Incentive		$138,742	$208,112

Christopher Garabedian	Stock Options	2/27/2015			373,000	$13.90	$3,878,006
Former President and Chief Executive Officer(5)	Annual Incentive		—	—

(1)

Amounts represent the annual incentive bonus target and maximum payment amounts for each named executive officer. The actual amounts paid to each of the named executive officers for 2015 are set forth in the Summary Compensation Table above.

(2)

These amounts represent the grant date fair value of option awards granted in 2015 determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during 2015. For a more detailed description of the assumptions used for purposes of determining grant date fair value see Note 11 to the consolidated financial statements set forth in our Annual Report on Form 10-K for 2015, filed with the SEC on February 25, 2016.

(3)	This column contains the 2015 awards to each named executive officer approved by the compensation committee and granted in 2015.
(4)	This column denotes the exercise price for the 2015 grants.
(5)

Mr. Garabedian resigned as Director, President and Chief Executive Officer on March 31, 2015. The option numbers in the summary compensation table include the 24,167options granted to Mr. Garabedian in 2012 that have been rescinded pursuant to his March 31, 2015 Separation Agreement (See “Compensation Discussion and Analysis —Changes to Director and Executive Compensation”).

Outstanding Equity Awards at 2015 Year End

The following table provides information with respect to outstanding equity awards held by each of our named executive officers on December 31, 2015, based on the closing price of $38.58 per share of our common stock on December 31, 2015:

Name	Number of Securities Underlying Unexercised Options/Restricted Stock Exercisable	Number of Securities Underlying Unexercised Options/Restricted Stock Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/Restricted Stocks		Options Exercise Price	Option Expiration Date
Edward M. Kaye, M.D.,	141,667	—	(1)			$8.28	6/20/2021
Interim Chief Executive Officer, and	10,406	946	(2)			$5.40	4/24/2022
Senior Vice President,	65,833	13,167	(3)			$10.08	8/23/2022
Chief Medical Officer	28,125	16,875	(4)			$34.92	6/4/2023
	25,208	29,792	(5)			$29.03	2/28/2024
	—	163,000	(6)			$13.90	2/27/2025
	8,438			36,562	(7)	$34.92	6/4/2023
	18,463	92,320	(8)			$13.54	4/20/2025
	—			13,000	(9)	$33.81	9/4/2025
Sandesh Mahatme,	115,625	34,375	(10)			$23.85	11/5/2022
Senior Vice President,	42,187	25,313	(4)			$34.92	6/4/2023
Chief Financial Officer	33,229	39,271	(5)			$29.03	2/28/2024
	—	126,000	(6)			$13.90	2/27/2025
	12,656			54,844	(7)	$34.92	6/4/2023
	—			11,000	(9)	$33.81	9/4/2025
	77,083	22,917	(11)			$23.85	11/5/2022
David Tyronne Howton, Jr.,	115,625	34,375	(10)			$23.85	11/5/2022
Senior Vice President,	28,125	16,875	(6)			$34.92	6/4/2023
General Counsel and	25,208	29,792	(7)			$29.03	2/28/2024
Corporate Secretary	—	86,000	(8)			$13.90	2/27/2025
	8,438			36,562	(7)	$34.92	6/4/2023
	—			10,000	(9)	$33.81	9/4/2025
Jayant Aphale, Ph.D.,	100,000	—	(12)			$4.62	12/22/2021
Senior Vice President,	22,187	4,438	(3)			$10.08	8/23/2022
Technical Operations	28,125	16,875	(4)			$34.92	6/4/2023
	16,041	18,959	(5)			$29.03	2/28/2024
	—	83,000	(6)			$13.90	2/27/2025
	8,438			36,562	(7)	$34.92	6/4/2023
Christopher Garabedian,	10,000	—	(13)			$7.80	12/1/2016
Former President and	316,666	—	(14)			$13.02	12/1/2016
Chief Executive Officer(18)	33,333	—	(15)			$7.44	12/1/2016
	39,132	1,702	(2)			$5.40	12/1/2016
	114,864	10,969	(3)			$10.08	12/1/2016
	150,312	34,688	(4)			$34.92	12/1/2016
	138,537	51,463	(5)			$29.03	12/1/2016
	186,500	186,500	(6)			$13.90	12/1/2016
	39,891	—		—	(7)	$34.92	12/1/2016
	13,611	—	(16)			$5.40	12/1/2016
	64,166	5,834	(17)			$10.08	12/1/2016

(1)

This stock option fully vested in accordance with its terms on June 20, 2015 and vested at a rate of 25% of the shares of our common stock underlying the option on June 20, 2012 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.
(2)

This stock option fully vested on April 24, 2016, and vests at a rate of 25% of the shares of our common stock underlying the option on April 24, 2013 and 1/48th of the shares underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(3)

This stock option fully vests on August 23, 2016, and vests at a rate of 25% of the shares underlying the option on August 23, 2013 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(4)

This stock option fully vests on June 4, 2017, and vests at a rate of 25% of the shares of our common stock underlying the option on June 4, 2014 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(5)

This stock option fully vests on February 28, 2018, and vests at a rate of 25% of the shares of our common stock underlying the option on February 28, 2015 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(6)

This stock option fully vests on February 27, 2019, and vests at a rate of 25% of the shares of our common stock underlying the option on February 27, 2016 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(7)

This performance-based option vests in accordance with the achievement of performance goals, as provided above under “Analysis of Executive Compensation Components – 2013 Performance-Based Option Awards.”  Vested amounts represent the portion of the 2013 performance-based options that became eligible for time-based vesting in 2014 based on filing of INDs in 2014, and will vest over a four-year period commencing with the grant date of June 4, 2013 and will become fully vested on June 4, 2017.

(8)	This award of restricted stock fully vests on April 20, 2018, and vests in twelve equal quarterly installments beginning on April 20, 2015.
(9)	This performance-based restricted stock has a two-year vesting schedule. The awards were scheduled to be vested as follows:

(i) at target level if eteplirsen were to be approved for marketing in the United States by the FDA on or before the February PDUFA date with a broad label free of a black box warning and ships its first commercial product in the United States in 2016, or

(ii) at maximum level if eteplirsen were to be approved on or before January 27, 2016 with a broad label free of a black box warning and ships its first commercial product in the United States in 2016.

Because eteplirsen did not receive marketing approval by the required dates, these awards will never vest and have been cancelled.

(10)

This stock option fully vests on November 5, 2016, and vests at a rate of 25% of the shares of our common stock underlying the option on November 5, 2013 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(11)

This SAR fully vests on November 5, 2016, and vests at a rate of 25% of the shares of our common stock underlying the SAR on November 5, 2013 and 1/48th of the shares of our common stock underlying the SAR on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(12)

This stock option fully vested in accordance with its terms on December 22, 2015, and vested at a rate of 25% of the shares of our common stock underlying the option on December 22, 2012 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(13)

This stock option fully vested in accordance with its terms on June 8, 2014 and vested at a rate of 25% of the shares of our common stock underlying the option on each of the first four anniversaries of June 8, 2010, subject to each such holder continuing to provide services through each such vesting date.

(14)

This stock option fully vested in accordance with its terms on January 3, 2015, and vested at a rate of 25% of the shares of our common stock underlying the option on January 3, 2012 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(15)

This stock option fully vested in accordance with its terms on August 31, 2015, and vested at a rate of 25% of the shares of our common stock underlying the option on August 31, 2012 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(16)	This restricted stock with two-year vesting fully vested on April 24, 2014.
(17)

This SAR originally is scheduled to be fully vested on August 23, 2016, and vests at a rate of 25% of the shares of our common stock underlying the  SAR on August 23, 2013 and 1/48th of the shares underlying the SAR on each monthly anniversary thereafter. In accordance with Mr. Garabedian’s separation and consulting agreement signed in June 2015, 50% of the unvested award immediately became vested on March 31, 2015 and the remaining 50% will continue to vest in accordance with the respective terms of the outstanding award agreements until June 1, 2016. Any unvested award will expire on December 1, 2016.

(18)	Mr. Garabedian resigned as Director, President and Chief Executive Officer on March 31, 2015. In accordance with his separation and consulting agreement signed in June 2015,

(i) 50% of each outstanding unvested equity award (excluding the performance-based grant dated June 4, 2013) automatically become vested;

(ii) the remaining 50% of Mr. Garabedian’s unvested equity awards will continue to vest in accordance with the respective terms of the outstanding award agreements until June 1, 2016; and

(iii) all outstanding options will expire on December 1, 2016.

2015 Option Exercises and Stock Vested For Named Executive Officers

	Stock Awards			Stock Options
Name	Number of Securities Acquired on Vesting		Value Realized on Vesting	Number of Options Exercised		Value Realized on Exercising
Edward M. Kaye, M.D.,	18,463	(1)	$555,918	—		—
Interim Chief Executive Officer, and Senior Vice President, Chief Medical Officer
Christopher Garabedian, Former President and Chief Executive Officer	—		—	656,967	(2)	$14,397,066

(1)	Represents the shares of our common stock acquired upon the vesting of restricted stock during 2015 pursuant to an award granted to Dr. Kaye on April 30, 2015.
(2)	Represents the shares of our common stock underlying options exercised by Mr. Garabedian during 2015.

2015 Pension Benefits

None of our named executive officers are entitled to pension benefits or other payments of benefits pursuant to any established plan following retirement.

2015 Nonqualified Deferred Compensation

None of our named executive officers are entitled to benefits under any nonqualified defined contribution or nonqualified deferred compensation plans.

Potential Payments upon Termination or a Change in Control

The table below reflects the amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment (within 12 months following a change in control or outside of such period), or in the event of a change in control without termination of such executive’s employment. The amount of compensation payable to each named executive officer: (i) upon termination without cause before or after 12 months following a change in control, (ii) upon termination without cause or resignation for good reason upon or within 12 months following a change in control, and (iii) in connection with a change of control, is shown below. The amounts shown assume that such termination or change in control, as applicable, was effective as of December 31, 2015, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers upon the occurrence of the relevant triggering event. The table below reflects the agreements with our named executive officers in place as of December 31, 2015.  Actual severance payable to Mr. Garabedian, who resigned from his positions as Director, President and Chief Executive Officer of the Company effective March 31, 2015, are disclosed above under “— CEO Succession.”

Name	Benefit	Before a Change in Control or After 12 Months Following a Change in Control, Termination w/o Cause(1)	Upon or Within 12 Months Following a Change in Control, Termination w/o Cause or Resignation for Good Reason(2)	Change in Control(3)
Edward M. Kaye, M.D.,	Cash Severance	$525,000	$1,102,500	—
Interim Chief Executive Officer, and Senior Vice President,	Accelerated Vesting of Equity Awards	$4,486,414	$8,972,828	$8,972,828
Chief Medical Officer	COBRA Continuation	$10,827	$32,482	—
	Total	$5,022,241	$10,107,810	$8,972,828
Sandesh Mahatme,	Cash Severance	—	$872,579	—
Senior Vice President, Chief Financial Officer	Accelerated Vesting of Equity Awards	—	$5,046,383	$5,046,383
	COBRA Continuation	—	$32,482	—
	Total	—	$5,951,444	$5,046,383
David Tyronne Howton, Jr.,	Cash Severance	—	$773,635	—
Senior Vice President, General Counsel and	Accelerated Vesting of Equity Awards	—	$3,494,719	$3,494,719
Corporate Secretary	COBRA Continuation	—	$32,482
	Total	—	$4,300,836	$3,494,719
Jayant Aphale, Ph.D.	Cash Severance	—	$659,023	—
Senior Vice President, Technical Operations	Accelerated Vesting of Equity Awards	—	$2,551,563	$2,551,563
	COBRA Continuation	—	$32,482	—
	Total	—	$3,243,068	$2,551,563

(1)

Under the employment agreement in place for Dr. Kaye as of December 31, 2015, if during Dr. Kaye’s employment term and outside of a change in control period, Dr. Kaye’s employment with the Company is terminated by the Company other than by reason of Cause (as defined in the Severance Agreement), death or disability, he was entitled to:

(i) continued payment of his base salary for 12 months from the date of termination,

(ii) accelerated vesting on 50% of his outstanding and unvested equity awards, and

(iii) an extension of the post-termination exercise period on his outstanding options to 180 days following the date of termination.

(2)

Upon termination of the named executive officer’s employment by us without “Cause” or due to a “Constructive Termination” (each, as defined in our Senior Vice President Change in Control Severance Agreement) either upon or within 12 months following a change in control, the named executive officer is entitled to:

(i) an amount equal to 18 months of his base salary at the rate in effect immediately prior to such termination payable in a cash lump sum,

(ii) an amount equal to 100% of his annual target bonus assuming achievement of performance goals at 100% payable in a cash lump sum,

(iii) accelerated vesting on all of his outstanding and unvested equity awards, and

(iv) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, payment or reimbursement for him and his eligible dependents for up to 18 months following the date of termination. The receipt of the benefits described herein is contingent upon the named executive officer signing a release of claims in a form we provide.

(3)   Pursuant to the terms of each of the 2002 Plan and the Restated Plan, where a successor corporation does not   assume or substitute outstanding awards, all awards granted shall immediately become exercisable or shall vest without any further action or passage of time. The stated dollar amounts in this column reflect the spread value of all unvested equity awards held by each named executive officer, assuming a stock price of $38.58 per share, the closing price of our common stock on the NASDAQ Global Market on December 31, 2015, the last trading day of our 2015 fiscal year.

For further discussion of our obligations on a change in control, or termination of a named executive officer, see also the discussion above under “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers.”

III.Compensation Agreements for Named Executive Officers

Edward Kaye, M.D. — Interim Chief Executive Offıcer and Senior Vice President, Chief Medical Offıcer

April 2015 Employment Agreement

On March 31, 2015, the Board appointed Dr. Kaye as our Interim CEO in addition to his role as our Senior Vice President, Chief Medical Officer. In connection with this appointment, we entered into an executive employment agreement with Dr. Kaye effective April 1, 2015 (the “Effective Date”), providing for Dr. Kaye’s at-will employment as our Senior Vice President, Chief Medical Officer, and until the appointment of a successor full-time Chief Executive Officer, as our Interim Chief Executive Officer. Dr. Kaye’s compensation package was extensively negotiated. In determining Dr. Kaye’s compensation, the Board took into account, among other things, his extensive experience in our industry, the salaries and potential bonuses commanded by principal executive officers at other companies in our industry, and input from an external executive compensation consulting firm.

The 2015 executive employment agreement has an initial term of one year commencing on the Effective Date (the “Initial Term.”) After the expiration of the Initial Term, the employment agreement automatically extends on a monthly basis unless either we or Dr. Kaye provide 30 days’ notice of an intent not to renew; provided that if during the term of the employment agreement, a successor Chief Executive Officer is appointed, the automatic monthly renewals will cease and the employment agreement will terminate on the one-year anniversary date of the appointment date of a successor Chief Executive Officer. Termination of Dr. Kaye’s employment in connection with a non-renewal of the employment agreement by the Company will be treated as termination for other than “Cause” (as defined in his employment agreement) for purposes of determining Dr. Kaye’s severance rights.

Under the terms of his executive employment agreement, Dr. Kaye is entitled to receive a base annual salary of $525,000, subject to review and adjustment in accordance with our normal performance review practices. Dr. Kaye is also eligible to receive a target annual bonus of 60% of his base salary upon achievement of performance objectives determined by the Board. The maximum bonus Dr. Kaye is eligible to receive is 150% of his target annual bonus. In addition to his base salary and annual bonus opportunity, Dr. Kaye was granted a restricted stock award consisting of the number of shares of restricted stock resulting from dividing $1,500,000 by the closing trading price of the Company’s common stock on the grant date, which restricted stock award will vest in 12 substantially equal quarterly installments on each three-month anniversary of the Effective Date.

Pursuant to the terms of the employment agreement, Dr. Kaye is also entitled to reimbursement for reasonable travel, entertainment or other business expenses he incurs in connection with the performance of his duties. Dr. Kaye is also entitled to participate in current and future employee benefit plans that apply to other executive officers of the Company, including paid vacation.

The employment agreement specifies that if Dr. Kaye’s employment is terminated by the Company for reasons other than Cause, death or disability, then, subject to execution of a release of claims in the form provided by the Company, he will be entitled to continued payments of his base salary for 12 months from the date of termination, accelerated vesting of 50% of his unvested equity awards, and an extension of the post-termination exercise period on his outstanding options to 180 days following the date of termination (but not beyond the original expiration date).

Dr. Kaye is also entitled to the severance benefits listed above if terminated by the Company without Cause in the event he resigns his employment with the Company within 60 days of being removed from his position as Senior Vice President, Chief Medical Officer without his prior written consent, provided Dr. Kaye provides the Company with 30 days prior written notice of his intent to resign following such removal and the Company fails to reinstate him into his position as Senior Vice President, Chief Medical Officer.

Dr. Kaye’s severance rights during the 12-month period of time commencing upon a change in control are governed by his existing change in control agreement with the Company. For a description of additional severance and change in control-related payments to Dr. Kaye under his employment agreement, see the section below captioned “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers.”

If the severance and other benefits provided in the employment agreement or otherwise payable to Dr. Kaye are subject to excise tax under Section 280G of the Internal Revenue Code, then Dr. Kaye’s severance benefits would be either delivered in full or delivered as to such lesser extent which would result in no portion of the severance benefits being subject to such excise tax, whichever result is superior for Dr. Kaye on an after-tax basis.

Dr. Kaye’s employment agreement also requires him not to compete, either directly or indirectly, with us while employed by us and until the later of the date of the termination of his employment with us and the date he no longer receives severance benefits from us. In addition, the employment agreement requires Dr. Kaye not to solicit our employees to leave their employment with us during, and for two years following, the term of his employment.

Sandesh Mahatme — Senior Vice President, Chief Financial Offıcer

On November 5, 2012, we hired Sandesh Mahatme as our Senior Vice President, Chief Financial Officer. In connection with his appointment, we and Mr. Mahatme entered into an offer letter dated October 29, 2012 providing for Mr. Mahatme’s at-will employment. Under the terms of his offer letter, Mr. Mahatme was entitled to an initial annual base salary of $425,000, which amount is subject to review and adjustment based upon our performance review practices. In addition to his base salary, Mr. Mahatme was entitled to a sign-on bonus of $160,000. Pursuant to the terms of Mr. Mahatme’s offer letter, $130,000 of his sign-on bonus was paid within thirty days following the date he commenced employment with the Company, and $30,000 of his sign-on bonus was paid on the first regularly scheduled payroll date on or after March 15, 2013. Mr. Mahatme is also eligible for a target annual bonus of up to 40% of his annual base salary based upon Mr. Mahatme’s achievement of Company and individual performance objectives as determined by our Chief Executive Officer and the compensation committee. The maximum annual bonus Mr. Mahatme is eligible to receive is 60% of his annual base salary.

In addition to the compensation described above, under his offer letter, Mr. Mahatme was entitled to receive reimbursement of up to $50,000 for actual, documented, reasonable expenses incurred for relocating to the Cambridge, Massachusetts area, including the costs or expenses associated with: (i) selling his prior residence, (ii) shipment of his personal effects, and (iii) customary closing costs associated with purchasing a new residence incurred. We also agreed to reimburse Mr. Mahatme for actual corporate housing expenses in the Cambridge, Massachusetts area for up to twelve months following his start date. In 2014, the compensation committee extended the period during which Mr. Mahatme could use his relocation allowance to July 31, 2015.

Mr. Mahatme’s salary, bonus and other compensation is reviewed and updated by our compensation committee on an annual basis. For the details of his 2015 salary, bonus and other compensation, see the disclosure provided above under “2015 Named Executive Officer Compensation.”

David Tyronne Howton, Jr. — Senior Vice President, General Counsel and Corporate Secretary

David Tyronne Howton, Jr. was hired as our Senior Vice President, General Counsel on an at-will employment basis pursuant to an offer letter dated October 23, 2012. Under the terms of his offer letter, Mr. Howton was entitled to an initial annual base salary of $375,000 and eligible for a target annual bonus of 35% of his annual base salary based upon Mr. Howton’s achievement of company and individual performance objectives as determined by our Chief Executive Officer and the compensation committee. Mr. Howton is eligible to receive a maximum potential annual bonus of 150% of his target bonus. Under the terms of his offer letter, Mr. Howton is eligible to enter into, and did enter into, a Change in Control and Severance Agreement as described below providing for certain severance benefits in the event of termination of his employment in certain circumstances.

Mr. Howton’s salary, bonus and other compensation is reviewed and updated by our compensation committee on an annual basis. For the details of his 2015 salary, bonus and other compensation, see the disclosure provided above under “2015 Named Executive Officer Compensation.”

Dr. Jayant Aphale – Senior Vice President, Technical Operations

Dr. Aphale was hired as our Senior Vice President, Technical Operations in 2011 and entered into an employment agreement with the Company that expired on December 12, 2013. Since the expiration of his employment agreement, Dr. Aphale is an at-will employee of the Company.

Dr. Aphale’s salary, bonus and other compensation is reviewed and updated by our compensation committee on an annual basis. For the details of his 2015 salary, bonus and other compensation, see the disclosure provided above under “2015 Named Executive Officer Compensation.”

Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers

We have entered into agreements with certain named executive officers relating to post-employment benefits and change in control arrangements.

Sandesh Mahatme — Senior Vice President, Chief Financial Offıcer; Edward M. Kaye, M.D. — Interim Chief Executive Offıcer and Senior Vice President, Chief Medical Offıcer; David Tyronne Howton, Jr. —  Senior Vice President, General Counsel and Corporate Secretary; and Jayant Aphale, Ph.D. —Senior Vice President, Technical Operations

We are a party to our standard Senior Vice President Change in Control and Severance Agreement with each of Mr. Mahatme, Dr. Kaye, Mr. Howton and Dr. Aphale (the “Severance Agreements”). Under the Severance Agreements, if the named executive officer experiences a “Constructive Termination” or termination by the Company other than for “Cause” (as each term is defined below) during the 12 months following a “Change in Control” (as defined in the Severance Agreements), and if the named executive officer delivers to the Company a general release of claims that becomes effective and irrevocable within 60 days following such covered termination, then in addition to any accrued but unpaid salary, bonus, vacation and expense reimbursement payable in accordance with applicable law, the Company shall provide the named executive officer with the following:

•

cash payment equal to 18 months of his base salary at the rate in effect immediately prior to executive’s termination of employment payable in a cash lump sum, less applicable withholdings, as soon as administratively practicable following the date the release is not subject to revocation and, in any event, within 60 days following the date of termination;

•

cash payment equal to 100% of his annual target bonus assuming achievement of performance goals at 100% payable in a cash lump sum, less applicable withholdings, as soon as administratively practicable following the date the release is not subject to revocation and, in any event, within 60 days following the date of termination;

•	accelerated vesting on 100% of his outstanding and unvested equity awards; and
•

if the executive elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse him for, the premium for the executive and his covered dependents through the earlier of: (i) the eighteen month anniversary of the date of his termination of employment and (ii) the date he and his covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). After the Company ceases to pay premiums pursuant to the preceding sentence, the executive may, if eligible, elect to continue healthcare coverage at his expense in accordance with the provisions of COBRA.

As defined in the Senior Vice President Change in Control and Severance Agreement, “Constructive Termination” means the executive’s resignation from employment with the Company within 90 days after the occurrence of one or more of the following conditions without his consent: (i) a material diminution in his authority, duties, or responsibilities; (ii) a material diminution in his  base salary, other than a diminution ratably applied to other senior executives of the Company; (iii) a material change in the geographic location at which the executive must perform his services (which shall in no event include a relocation of his office which results in an increased commuting distance from his home to the office of less than 30 miles); or (iv) any other action or inaction that constitutes a material breach of any written agreement or covenant between the executive and the Company by the Company; and which, in the case of any of the foregoing, continues uncured by the Company beyond 30 days after the executive has provided the Company written notice that he believes in good faith that such condition giving rise to such claim of Constructive Termination has occurred. Any such notice shall be provided to the Company within 30 days following the initial occurrence of the condition or event giving rise to Constructive Termination. As defined in the Severance Agreements, “Cause” means: (i) an act of dishonesty made by the executive in connection with his responsibilities as an employee; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive’s gross misconduct; (iv) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the Company; (v) the executive’s willful breach of any obligations under any written agreement or covenant with the Company; or (vi) the executive’s continued failure to perform his or her employment duties after the executive has received a written demand of performance from the Company that specifically sets forth the factual basis for the Company’s belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance to the Company’s satisfaction within 10 business days after receiving such notice.

If the severance and other benefits provided in the Severance Agreements, or otherwise payable to an executive officer, would be subject to the golden parachute excise tax, then, such executive officer’s severance and/or other benefits will either be delivered in full, or delivered as to such lesser extent which would result in no portion of the severance and/or other benefits being subject to such excise tax, whichever result is better for the executive officer on an after-tax basis.

Edward M. Kaye, M.D. — Interim Chief Executive Offıcer and Senior Vice President and Chief Medical Offıcer

Per the terms of Dr. Kaye’s employment agreement entered into in connection with his appointment as our Interim Chief Executive Officer, as described above, if Dr. Kaye’s employment is terminated by the Company for reasons other than Cause, death or disability, then, subject to execution of a release of claims in the form provided by the Company, he will be entitled to continued payments of his base salary for 12 months from the date of termination, accelerated vesting of 50% of his unvested equity awards, and an extension of the original expiration date.

Dr. Kaye is also entitled to the severance benefits listed above if terminated by the Company without Cause in the event he resigns his employment with the Company within 60 days of being removed from his position as Senior Vice President, Chief Medical Officer without his prior written consent, provided Dr. Kaye provides the Company with 30 days prior written notice of his intent to resign following such removal and the Company fails to reinstate him into his position as Senior Vice President, Chief Medical Officer.

Dr. Kaye’s severance rights during the 12 month period of time commencing upon a change in control are governed by his existing change in control agreement with the Company. For a description of additional severance and change in control related payments to Dr. Kaye under his employment agreement, see the section below captioned “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers.”

If the severance and other benefits provided in the employment agreement or otherwise payable to Dr. Kaye are subject to excise tax under Section 280G of the Code, then Dr. Kaye’s severance benefits would be either delivered in full or delivered as to such lesser extent which would result in no portion of the severance benefits being subject to such excise tax, whichever result is superior for Dr. Kaye on an after-tax basis.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

Compensation Committee Report

The information contained in this report will not be deemed to be “soliciting material,” or to be “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

In reliance on the reviews and discussions referred to above, and the review and discussion of the section captioned “Compensation Discussion and Analysis” with our management, the compensation committee has recommended to the Board, and the Board has approved, that the section captioned “Compensation Discussion and Analysis” be included in this Annual Report on Form 10-K for the year ended December 31, 2015 and the proxy statement for our 2016 Annual Meeting of stockholders.

COMPENSATION COMMITTEE

William Goolsbee (Chairman)

Gil Price, M.D.

Claude Nicaise, M.D.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

Pursuant to the Code of Conduct, authorization from the audit committee is required for a director or officer to enter into a related party transaction or a similar transaction which could result in a conflict of interest. Conflicts of interest are prohibited unless specifically authorized in accordance with the Code of Conduct. We are not aware of any related party transactions during the last fiscal year that would require disclosure.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and Section 16 officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC and NASDAQ. Such directors, officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2015, our directors, Section 16 officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them with the following exceptions: two late Form 4 filings on July 31, 2015 and January 25, 2016 disclosing additional vesting of the equity award granted to Dr. Kaye under his April 1, 2015 employment agreement and a late Form 3 and Form 4 filing on September 29, 2015 for Dr. Kress in connection with his appointment to the Board.

Compensation Committee Interlocks and Insider Participation

During 2015, prior to our 2015 annual meeting, M. Kathleen Behrens, Ph.D. (Chairwoman), John Hodgman, William Goolsbee and Gil Price, M.D. served on our compensation committee and after our 2015 annual meeting Mr. Goolsbee, Dr. Price and Dr. Nicaise have served on our compensation committee. During 2015, no member of our compensation committee was an officer or employee or formerly an officer of the Company, and no member had any relationship that would require disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers has served on the Board or the compensation committee (or other Board committee performing equivalent functions) of any other entity, one of whose executive officers served on our Board or on our compensation committee.

ANNUAL REPORT

A copy of our combined Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2015 will be mailed to the stockholders of record as of May [31], 2016 together with the mailing of this proxy statement.

An additional copy of our Annual Report may be obtained from our website, www.sarepta.com, or can be furnished, without charge, to beneficial stockholders or stockholders of record upon request in writing to Investor Relations, Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142, or by telephone to (617) 274-4000. Copies of exhibits to our Annual Report on Form 10-K are available for a reasonable fee.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the postage-prepaid envelope enclosed. You may also submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

By Order of the Board of Directors,

Cambridge, MA May [31], 2016

[Signature]

David Tyronne Howton, Jr.

Senior Vice President, General Counsel and Corporate Secretary

APPENDIX A

PROPOSED AMENDED AND RESTATED SAREPTA THERAPEUTICS, INC. 2011

EQUITY INCENTIVE PLAN

(as Amended and Restated on June 27, 2016, subject to stockholder approval)

1. Purposes of the Plan.  The purposes of this Plan, as amended and restated herein, are:

•	attract and retain the best available personnel for positions of substantial responsibility,
•	provide additional incentives to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Performance-Based Cash Awards.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or a Performance-Based Cash Award.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) Change in Effective Control of the Company.  If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal  to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  Further and for the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Change in Control and that constitutes and Award subject to Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid or otherwise settled until the earliest of (A) the Participant’s “separation from service” within the meaning of Section 409A of the Code, (B) the Participant’s death or “disability” within the meaning of Section 409A of the Code or (C) a transaction that qualifies as a change in control event within the meaning of Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board subject to and in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Sarepta Therapeutics, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or a Subsidiary to render services to such entity other than as an Employee.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.  Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes an Award subject to Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (B) the

Participant’s “separation from service” within the meaning of Section 409A of the Code, (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement, (D) a transaction that qualifies as a change in control event within the meaning of Section 409A of the Code or (E) death of the Participant.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price is reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks are reported); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, determined in accordance with Section 409A of the Code.

(s) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Full Value Award” shall mean any Award, other than an Option or a Stock Appreciation Right that is settled by the issuance of Shares.

(v) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Inside Director” means a Director who is an Employee.

(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted pursuant to the Plan.

(aa) “Outside Director” means a Director who is not an Employee.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award.

(dd) “Performance-Based Cash Award” means a cash Award pursuant to Section 10 that is payable or otherwise based on the attainment of certain pre-established performance goals during a Performance Period.

(ee) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(ff) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(gg) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(hh) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(jj) “Plan” means this Amended and Restated 2011 Equity Incentive Plan, as may be amended from time to time.

(kk) “Recoupment Policy” means the Company’s Incentive Compensation Recoupment Policy, adopted as of April 27, 2016 and as effective from time to time.

(ll) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(mm) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(oo) “Service Provider” means an Employee, Director or Consultant.

(pp) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15(a) of the Plan.

(qq) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(rr) “Stock Ownership Guidelines” means the Company’s Stock Ownership Guidelines for Non-Employee Directors and Executive Officers, adopted as of April 27, 2016 and as effective from time to time.

(ss) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to adjustment pursuant to Section 15(a) of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is [7,536,903] Shares, plus the number of Shares subject to outstanding awards under the 2002 Equity Incentive Plan (the “2002 Plan”) that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 121,325 Shares; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.41 shares for each Share delivered in settlement of any Full Value Award and, provided further, that no more than 5,000,000 Shares may be issued upon the exercise of Incentive Stock Options.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsing Awards.  If any Award that is not a Full Value Award is forfeited or expires, or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan.  To the extent that a Full Value Award is forfeited or expires, or such Full Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by 1.41 Shares subject to such Full Value Award that is forfeited, expired or settled in cash.  Notwithstanding anything to the contrary herein, with respect to Stock Appreciation Rights, all Shares subject to a Stock Appreciation Right will cease to be available under the Plan, other than Shares forfeited due to failure to vest which will become available for future grant or sale under the Plan (unless the Plan has terminated).  Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company at the original issuance price or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan.  Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Option or Stock Appreciation Right will not become available for future grant or sale under the Plan.  Shares used to satisfy the tax withholding obligations related to an Award other than an Option or Stock Appreciation Right will become available for future grant or sale under the Plan.  Notwithstanding the foregoing and, subject to adjustment as provided in Section 15(a), the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(b).

(c) Full Value Award Vesting Limitations.  Notwithstanding any other provision of the Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, (i) the Administrator may provide that such vesting restrictions may lapse or be waived upon the Participant’s Disability, retirement or termination of employment or a Change in Control, (ii) such vesting restrictions shall lapse upon the Participant’s death while providing services to the Company, and (iii) Full Value Awards that result in the issuance of an aggregate of up to 10% of the shares of Common Stock available pursuant to Section 3(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

(d) Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m); Rule 16b-3; Exchange Listing Rules. With respect to the application of this Plan to Service Providers, the Plan will be administered by a Committee of two or more non-employee directors, each of whom is intended to be (A) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “nonemployee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) an “independent director” as defined under NASDAQ Listing Rules, the NYSE Listed Company Manual or such other applicable stock exchange rule, as applicable and as amended and/or restated from time to time; and (b) with respect to the application of this Plan to Directors, the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or

Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Administrator.

(iii) Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii) to modify or amend each Award (subject to Section(s) 4(e)(i) and 20(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, but not beyond the scheduled term of an Option and subject to Section 6(b);

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine, in a manner that complies with, or is exempt from, Section 409A of the Code and without adverse tax consequences to the Participant; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) No Liability.  Under no circumstances shall the Company, its Affiliates, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Administrator’s or the Board’s roles in connection with the Plan.

(e) Limitations.

(i) Prohibition Against Repricing.  Notwithstanding Section 4(b)(viii), the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15), and neither may the Administrator cancel any outstanding Option or Stock Appreciation Right in exchange for cash or any other Award with a lower exercise price, unless such action is approved by stockholders prior to such action being taken.  Subject to Section 15, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share on the date of grant.

(ii) Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash an Option previously granted based on such terms and conditions as the Administrator will establish and communicate to the Participant at the time that such offer is made.  Notwithstanding anything contained in this Section 4(e)(ii) to the contrary, the Administrator shall not be allowed to authorize the buyout of underwater Options or Stock Appreciation Rights without the prior consent of the Company’s stockholders.

5. Eligibility.  Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and Performance-Based Cash Awards may be granted to Service Providers.  Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6. Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand U.S. dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 500,000 Shares.  Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 500,000 Shares.  The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

(b) Term of Option.  The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an employee of the Company or any Parent or Subsidiary of the Company who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair

Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(c)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised (subject to the right to extend such period under Section 4(b)(viii)) and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration.  The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration to the extent permitted by Applicable Laws may include, but is not limited to:

(1) cash;

(2) check;

(3) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company;

(4) by net exercise;

(5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement, in each case, without adverse tax consequences to the Participant under Section 409A of the Code;

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15(a) of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant.  If a Participant dies while a Service Provider, then the vesting and exercisability of all shares subject to the Option shall be accelerated as to 100% of the Shares subject to the Option as of such Participant’s death.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Other Termination.  A Participant’s Award Agreement also may provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act.  Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 500,000 Shares.  Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock

Appreciation Rights covering up to an additional 500,000 Shares.  The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

(c) Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 7(c), Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.  If a Participant dies while a Service Provider, then the vesting and exercisability of all shares subject to the Stock Appreciation Rights shall be accelerated as to 100% of the Shares subject to the Stock Appreciation Rights as of such Participant’s death.

(d) Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the acceptable forms of consideration for exercise (which may include any form of consideration permitted by Section 6(c)(iii), the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.  Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; by

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.  Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 100,000 Shares of Restricted Stock.  Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 100,000 Shares of Restricted Stock.  The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

(c) Transferability.  Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.  The Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.  In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

(h) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Restricted Stock Units.

(a) Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.  Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 100,000 Restricted Stock Units.  Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 100,000 Restricted Stock Units.  The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

(b) Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

(d) Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.  Shares represented by Restricted Stock Units that are fully paid in cash again will not reduce the number of Shares available for grant under the Plan.

(e) Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Performance Units, Performance Shares and Performance Based Cash Awards.

(a) Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $3,250,000, and (ii) no Participant will receive more than 250,000 Performance Shares.  Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 250,000 Performance Shares and additional Performance Units having an initial value up to $3,250,000.  The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

(b) Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers.  The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.”  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares.  The holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant during the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share and may accelerate the time at which any restrictions will lapse or be removed.

(e) Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made (i) upon achievement of strategic and/or operational goals prior to the expiration of the applicable Performance Period, at the discretion of the Administrator or (ii) as soon as practicable after the expiration of the applicable Performance Period, or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period (or on the payment date pursuant to Section 10(e)(i) above)) or in a combination thereof.

(f) Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Performance-Based Cash Awards.  Performance-Based Cash Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan. Subject to the provisions of this Plan, the Administrator shall have authority to determine, in its sole discretion, the Service Providers to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award. The Administrator may also provide for the payment of a dollar amount under a Performance-Based Cash Award upon the completion of a specified Performance Period.

Except as otherwise provided herein or as otherwise determined by the Administrator with respect to Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator shall condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance criteria (including, the Performance Goals specified in Section 11(b) below) established pursuant to Section 11(c) below and such other factors as the Administrator may determine in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.

Subject to Section 11(c), for any Participant, the Administrator may specify a targeted Performance-Based Cash Award for a Performance Period (each an “Individual Target Award”).  An Individual Target Award may be expressed as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula as determined by the Administrator in its sole discretion based on achievement of Performance Goals, or an amount determined pursuant to an objective formula or standard. The Administrator’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for or any other Participant for that Performance Period or any subsequent Performance Period.  At the time the Performance Goals are established (as provided in Section 11(c)), the Administrator shall prescribe a formula to be used to determine the maximum and/or threshold percentages (which may be greater or less than one-hundred percent (100%), as applicable) of an Individual Target Award that may be earned or payable based upon the degree of attainment of the Performance Goals during the Performance Period.  Notwithstanding anything else herein, unless otherwise specified by the Administrator with respect to an Individual Target Award, the Administrator may elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the Performance Goals; provided that, except as otherwise specified by the Administrator with respect to an Individual Target Award, no discretion to reduce a Performance-Based Cash Award earned based on achievement of the applicable Performance Goals shall be permitted for any Performance Period in which a Change in Control occurs, or during such Performance Period with regard to the prior Performance Periods if the Performance-Based Cash Awards for the prior Performance Periods have not been paid by the time of the Change in Control, with regard to individuals who were Participants at the time of the Change in Control.

(h) Terms and Conditions of Performance-Based Cash Awards.

(i) Certification. At the expiration of the applicable Performance Period, the Administrator shall determine, in its sole discretion, and certify in writing the extent to which the Performance Goals established pursuant to Section 11(c)  are achieved and, if applicable, the percentage of the Participant’s Individual Target Award that has been vested and earned.

(ii) Waiver of Limitation. In the event of the Participant’s death or Disability, or in cases of special circumstances (to the extent permitted under Section 162(m) of the Code with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code), the Administrator may waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of a Performance-Based Cash Award.

(iii) Termination. Unless otherwise determined by the Committee in its sole discretion, no Performance-Based Cash Award or pro rata portion thereof shall be payable to any Participant who incurs a termination prior to the date such Performance-Based Cash Award is paid.

(iv) Maximum Payments. In granting Performance-Based Cash Awards intended to qualify under Section 162(m) of the Code, the aggregate amount of compensation to be paid to any one Participant in respect of all Performance-Based Cash Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code granted to such Participant in respect of any one calendar year shall not exceed $[10,000,000.00 per year]; provided, however, that with respect to any Performance-Based Cash Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code that are subject to a Performance Period longer or shorter than one year, the foregoing Performance-Based Cash Awards limit shall be proportionately adjusted upward or downward; and provided, further, that any Performance-Based Cash Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code that are cancelled in respect of any period shall be counted against this limit to the extent required by Section 162(m) of the Code for such period.  Notwithstanding the foregoing, the Administrator may in its discretion grant Performance-Based Cash Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of Section 11.

(i) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units/Shares or Performance-Based Cash Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Performance Units/Shares or Performance-Based Cash Awards which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Performance-Based Compensation Under Code Section 162(m).

(a) General.  If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code that are based on Performance Goals or other specific criteria or goals but that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code or otherwise satisfy the requirements of this Section 11.

(b) Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Performance-Based Cash Awards and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including: (i) attainment of research and development milestones, (ii) bookings, (iii) business divestitures and acquisitions, (iv) cash flow, (v) cash position, (vi) contract awards or backlog, (vii) customer renewals, (viii) customer retention rates from an acquired company, business unit or division, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per Share, (xi) expenses, (xii) gross margin, (xiii) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xiv) internal rate of return, (xv) market share, (xvi) net income, (xvii) net profit, (xviii) net sales, (xix) new product development, (xx) new product invention or innovation, (xxi) number of customers, (xxii) operating cash flow, (xxiii) operating expenses, (xxiv) operating income, (xxv) operating margin, (xxvi) overhead or other expense reduction, (xxvii) product defect measures, (xxviii) product release timelines, (xxix) productivity, (xxx) profit, (xxxi) return on assets, (xxxii) return on capital, (xxxiii) return on equity, (xxxiv) return on investment, (xxxv) return on sales, (xxxvi) revenue, (xxxvii) revenue growth, (xxxviii) sales results, (xxxix) sales growth, (xl) stock price, (xli) time to market, (xlii) total stockholder return, (xliii) working capital.  Any criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable).  Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.  In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period.  The Administrator will appropriately adjust any evaluation of performance under a Performance Goal to exclude (1) any items that are unusual in nature or infrequently occurring, or both, within the meaning of FASB Accounting Standards Codification and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (2) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.  In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(c) Procedures.  To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.  Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.  A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance‑based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) of the Code or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

(e) Determination of Amounts Earned.  In determining the amounts earned by a Participant pursuant to an Award intended to be qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to (i) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (ii) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or Disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (iii) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or Disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.  A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

12. Compliance With Code Section 409A.  Although the Company does not guarantee to a Participant the particular tax treatment of any Award, the Plan and all Awards are intended to be exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

A Participant’s termination shall not be deemed to have occurred for purposes of any provision of an Award governed by Code Section 409A providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of an Award governed by Code Section 409A, references to a “termination,” “termination of employment” or like terms shall mean separation from service. Notwithstanding any provision to the contrary in the Plan or the Award agreement, if the Participant is deemed on the date of the Participant’s termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 12 shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.

13. Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 of the Plan.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.  In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.  In taking any of the actions permitted under this subsection (c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights that are not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares/Units and Performance-Based Cash Awards not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this subsection (c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. Tax Withholding.

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the amount required to be withheld.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan.  The Plan became effective as of June 13, 2011 and was previously amended and restated and approved by stockholders of the Company at the Company’s 2013 annual meeting of stockholders.  The Plan will continue in effect for a term of ten (10) years from the earlier of the date the Plan is: (a) adopted by the Board or (b) approved by stockholders, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Recoupment Policy; Stock Ownership Guidelines.  All Awards made under the Plan are subject to the Recoupment Policy and the Stock Ownership Guidelines, where applicable.

22. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23. Stockholder Approval.  The Plan, as amended and restated herein, will be subject to approval by the stockholders of the Company at the Company’s 2016 annual meeting of stockholders.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B

PROPOSED SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN

(as Amended and Restated on June 27, 2016, subject to stockholder approval)

Sarepta Therapeutics, Inc., a Delaware corporation (the “Company”), hereby adopts the Sarepta Therapeutics, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (the “Plan”), effective as of the Effective Date (as defined herein).

1. Purpose. The purposes of the Plan are as follows:

(a). To encourage eligible employees of the Company and its Designated Subsidiaries (as defined below) to acquire stock ownership interests in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.

(b). To help eligible employees provide for their future financial security and to encourage such employees to remain in the employment of the Company and its Designated Subsidiaries.

2. Definitions.

(a). “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

(b). “Adoption Date” shall mean June 27, 2016, which is the effective date adopted by the Board, subject to its approval by stockholders of the Company in accordance with the Company’s bylaws, articles of incorporation and applicable state law within twelve months of the date the Plan is adopted by the Board.

(c). “Board” shall mean the Board of Directors of the Company.

(d). “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e). “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(f). “Common Stock” shall mean the common stock of the Company. “Common Stock” shall also include (i) the common stock of the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company and (ii) such other securities of the Company that may be substituted for Common Stock pursuant to Section 17 hereof.

(g). “Company” shall mean Sarepta Therapeutics, Inc., a Delaware corporation, or any successor corporation (including, without limitation, the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company).

(h). “Compensation” shall mean all base regular earnings and overtime pay, exclusive of commissions, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation.

(i). “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

(j). “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary:  (i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for at least twenty (20) hours per week;

and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary for so long as such leave meets the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day after the three-month anniversary of the date such leave began.

(k). “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).

(l). “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(m). “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i). If the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii). If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Common Stock, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii). In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(n). “Offering Period” shall mean subject to Section 22, a period of approximately twenty-four (24) months that commences on the first Trading Day in March or the first Trading Day in September of each year and that terminates approximately twenty-four (24) months later on the last Trading Day in February or August, as applicable.

(o). “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(p). “Plan” shall mean this Sarepta Therapeutics, Inc. 2013 Employee Stock Purchase Plan, as amended and restated on June 27, 2016.

(q). “Participant” shall mean an Eligible Employee who has satisfied the requirements of Section 5.

(r). “Purchase Date” except as provided in Section 17, shall mean the last Trading Day of each Purchase Period.

(s). “Purchase Periods” shall mean consecutive periods of approximately six (6) months (each, a “Purchase Period”) that commence on the first Trading Day in March or September and end approximately six (6) months later on the last Trading Day in August or February, as applicable, each year during an Offering Period.

(t). “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Purchase Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 17 hereof; provided, further, that the Purchase Price shall not be less than the par value of a share of Common Stock.

(u). “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v). “Trading Day” shall mean a day on which national stock exchanges are open for trading.

3. Eligibility.

(a). Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan and in such Offering Period, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code.  An Eligible Employee may participate in only one Offering Period at any time.

(b). Each employee who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date of such Offering Period will be eligible to participate in the first Offering Period that begins following the date on which such person became an Eligible Employee, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code.

(c). No Eligible Employee shall be granted an option under the Plan that would permit the Eligible Employee’s right to purchase stock under the Plan and under all other employee stock purchase plans of the Company, any Parent or any Subsidiary, to accrue at a rate that exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which any option granted to such Eligible Employee is outstanding at any time. For purposes of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under one option may not be carried over to any option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

4. Offering Periods.

Subject to Section 22 hereof, the Plan shall be implemented by consecutive, overlapping Offering Periods, each of which will include four (4) consecutive, non-overlapping, six (6)-month Purchase Periods, which shall continue until the Plan expires or is terminated in accordance with Section 22 hereof. The Administrator shall have the power to change the duration of Offering Periods and Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected by such change. In no event may an Offering Period exceed twenty-seven (27) months in duration.

5. Participation.

(a). An Eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Administrator and filing it with the Company’s payroll office no later than fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date; provided, however, that if an employee’s employment with the Company commences on the Enrollment Date of an Offering Period and on such date the employee is an Eligible Employee, such Eligible Employee may become a Participant in the Plan and in such Offering Period by completing the subscription agreement and filing it with the Company’s payroll office by the time specified by the Administrator.

(b). A Participant’s proper completion and timely submission of a subscription agreement will enroll such Participant in the Plan for the applicable Offering Period, each successive Purchase Period within such Offering Period and subsequent Offering Periods (and corresponding Purchase Periods) on the terms contained therein and in the Plan until the Participant either submits a new subscription agreement in accordance with Section 5(a) hereof, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

(c). Except as provided in subsection (a) hereof, with respect to each Offering Period, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof or otherwise terminated pursuant to the provisions of the Plan.

(d). The subscription agreement(s) used in connection with the Plan shall be in a form prescribed by the Administrator, and the Administrator may, in its sole discretion, determine whether such agreement shall be submitted in written or electronic form.

(e). During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue to participate in the Plan to the extent the Participant’s employment is considered to continue pursuant to Treasury Regulation Section 1.421-1(h)(2). On the first day that (i) a Participant’s unapproved leave of absence begins, (ii) a period of leave that fails to meet the requirements of Treasury Regulation Section 1.421-1(h)(2), or (iii) the Participant ceases to be considered an employee pursuant to Treasury Regulation Section 1.421-1(h)(2), the Participant’s participation in the Plan will automatically terminate, the Participant’s payroll deductions under the Plan will automatically cease, and the Company will pay to such Participant the payroll deductions previously credited to such Participant’s account for the applicable Purchase Period (without interest), as soon as administratively practicable after the termination of such Participant’s participation in the Plan.

6. Payroll Deductions.

(a). A Participant shall specify in his or her subscription agreement the percentage, in whole percentages from one percent (1%) to fifteen percent (15%), of the Participant’s Compensation that he or she authorizes the Company to deduct from the Participant’s Compensation on each pay day during the applicable Offering Period, it being understood that a Participant may not enroll in an Offering Period with a payroll deduction rate of zero percent (0%).

(b). A Participant’s payroll deductions shall be credited to a book-entry account in the name of the Participant maintained by the Company the under the Plan and shall be withheld in whole percentages only. A Participant may not contribute any additional amounts to such account.

(c). Subject to a Participant’s ability to terminate his or her Participation in the Plan pursuant to Section 10 hereof, a Participant may increase or decrease (including to zero percent (0%)) the rate of his or her payroll deductions only once during a Purchase Period by completing and submitting to the Company’s payroll department a new subscription agreement authorizing a change in the Participant’s payroll deduction rate.  Such change in a Participant’s payroll deduction rate properly submitted pursuant to this Section 6 shall be effective for the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).  Any subsequent change to a Participant’s payroll deduction rate will be effective only for the next Purchase Period. The Administrator may, in its discretion, limit the number of payroll deduction rate changes during any Offering Period.

(d). Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, the Administrator may decrease a Participant’s payroll deduction rate to zero percent (0%) at any time during a Purchase Period.

(e). At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

7. Grant of Option.

On the Enrollment Date of each Offering Period, each Participant in such Offering Period shall be granted an option to purchase on each Purchase Date during such Offering Period, at the applicable Purchase Price, the maximum number of whole shares of the Company’s Common Stock that may be purchased with the payroll deductions previously credited to the Participant’s account during the applicable Purchase Period within such Offering Period, determined by dividing the amount of such accumulated payroll deductions by the applicable Purchase Price; provided, however, that, subject to any adjustment pursuant to Section 17 hereof, a Participant may not purchase more than one thousand six hundred (1,600) shares of the Company’s Common Stock during any Offering Period and may not purchase more than eight hundred (800) shares of the Company’s Common Stock during any Purchase Period; and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a Participant may purchase during each Purchase Period and Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a). Unless a Participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, the Participant’s option with respect to an Offering Period shall be exercised automatically on the Purchase Date, and the maximum number of whole shares of Common Stock that may be purchased pursuant to Section 7 hereof shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions previously credited to the Participant’s account during the applicable Purchase Period. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a whole share of Common Stock shall be retained in the Participant’s account for the subsequent Purchase Period or Offering Period. Except as provided in the previous sentence with respect to fractional shares, payroll deductions previously credited to a Participant’s account during a Purchase Period but not applied to the purchase of shares of Common Stock by reason of the limitations set forth in Section 7 hereof or for any other reason shall be returned to the Participant, without interest thereon, as soon as administratively practicable after the applicable Purchase Date.

(b). If the Administrator determines that, on a given Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares that will be available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 18 hereof. The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount of payroll deductions previously credited to the account of each Participant which has not been applied to the purchase of shares of Common Stock shall be returned  to such Participant, without interest thereon, as soon as reasonably practicable after the Purchase Date.

9. Deposit of Shares.

As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each Participant’s account with any broker designated by the Company to administer this Plan, of the number of shares of Common Stock purchased upon exercise of his or her option.

10. Withdrawal.

(a). A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to purchase shares of Common Stock under his or her option under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator.  Upon the receipt by the Company of such withdrawal notice (i) all payroll deductions previously credited to such Participant’s account during the applicable Purchase Period shall be returned to such Participant (without interest) as soon as reasonably practicable, (ii) such Participant’s option for the Offering Period shall be automatically terminated, and (iii) no further payroll deductions shall be made for such Offering Period.  If a Participant withdraws from an Offering Period pursuant to this section 10(a), payroll deductions will not automatically resume at the beginning of the next Offering Period unless the Participant properly completes and timely submits a new subscription agreement to participate in such next Offering Period pursuant to the requirements of Section 5 hereof.

(b). A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Participant’s participation in an Offering Period from which the Participant withdraws.

(c). A Participant who makes a hardship withdrawal from a 401(k) Plan (i) will be deemed to have reduced his or her payroll deduction rate to zero percent (0%) as of the date of such hardship withdrawal and payroll deductions previously credited to such Participant’s account as of such date during the applicable Purchase Period will be returned to the Participant, without interest, as soon as administratively practicable thereafter, and (ii) will not be permitted to participate in Offering Periods commencing after the date of his or her hardship withdrawal until the first Offering Period that begins at least six (6) months after the date of his or her hardship withdrawal.

11. Termination of Employment.

Upon a Participant’s ceasing to be an Eligible Employee for any reason during an Offering Period, his or her participation in the Plan shall terminate and payroll deductions previously credited to such Participant’s account during the applicable Purchase Period as of such date shall be returned to such Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as reasonably practicable, and the Participant will have no further rights under this Plan.

12. Interest.

No interest shall accrue on the payroll deductions of a Participant in the Plan.

13. Shares Subject to Plan.

(a). Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be six hundred thousand (600,000) shares.

(b). If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again become available for issuance under the Plan. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c). With respect to shares of Common Stock subject to an option granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant following exercise of the

Participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14. Administration.

(a). The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated, provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 14(a) or otherwise provided in the charter of the Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.

(b). It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan; provided, however, that the Administrator may delegate to such employees or other persons as it determines such ministerial tasks as it deems appropriate. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c). All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15. Transferability.

Any option to purchase shares of Common Stock under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned or transferred in any manner.  In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any option granted to the Participant under this Plan may be terminated by the Company and, upon the return to the Participant of the payroll deductions previously credited to the Participant’s account during the applicable Purchase Period, without interest, all of the Participant’s rights under the Plan will terminate.

16. Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale or Stock Sale.

(a). Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each Participant may purchase in each Offering Period and Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b). Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods and related Purchase Periods then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Purchase Date shall be before the effective date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c). Merger or Asset Sale or Stock Sale. In the event (i) of a proposed sale of all or substantially all of the assets of the Company, (ii) any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company, other than the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, or (iii) the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Purchase Date and any Offering Periods then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the effective date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

18. Amendment or Termination.

(a). The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 17 hereof and this Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b). Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency with which a Participant may make changes to his or her payroll deduction rate and/or the number of changes a Participant may make to his or her payroll deduction rate during an Offering Period and/or

Purchase Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c). In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, subject to the limitations of Section 423 of the Code, the Board may in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence by taking such actions as it deems necessary or advisable, which actions may include, but are not limited to:

(i). altering the Purchase Price for any Offering Period, including an Offering Period in progress at the time of the change in Purchase Price;

(ii). shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period in progress at the time of the Administrator’s action; and

(iii). allocating shares on a pro rata basis in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options on the effected Purchase Date.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

19. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20. Conditions to Issuance of Shares.

The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:

(a). The admission of such shares to listing on all stock exchanges, if any, on which the Common Stock is then listed; and

(b). The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c). The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d). The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and

(e). The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.

21. Effective Date and Term of Plan.

The Board adopted the Plan on the Adoption Date, subject to its approval by the Company’s stockholders at the Company’s annual meeting in 2016.  Subject to such approval, the Plan will become effective on the date of the

Company’s annual meeting in 2016.  The Plan shall be deemed to be approved by the Company’s stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company in accordance with applicable law and the applicable provisions of the Company’s bylaws. Subject to approval by the stockholders of the Company in accordance with this Section 21, the Plan shall be in effect until [___], 2023, which is the tenth (10th) anniversary of the date of the initial adoption of the Plan (prior to its amendment and restatement) by the Board, unless sooner terminated under Section 18 hereof.

22. Automatic Transfer to Low Price Offering Period.

To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then following the exercise of the option by all Participants in such Offering Period on such Purchase Date (i) such Offering Period will automatically terminate, and (ii) all Participants in such terminated Offering Period shall be automatically enrolled in the Offering Period that begins on the first Trading Day that follows such Purchase Date in the terminated Offering Period in accordance with each such Participant’s payroll deduction elections as indicated on the last subscription agreement the Participant properly completed and submitted to the Company’s payroll department in accordance with the requirements of the Plan.

23. Equal Rights and Privileges.

All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the applicable Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or applicable Treasury regulations.

24. Section 409A.

The options to purchase shares of Common Stock under the Plan are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. However, if at any time the Administrator determines that the options may be subject to Section 409A of the Code, notwithstanding anything in the Plan to the contrary, the Administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding options as it may determine is necessary or desirable either to exempt the options from the application of Section 409A of the Code or to cause the options to comply with the requirements of Section 409A of the Code.

25. No Employment Rights.

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

26. Notice of Disposition of Shares.

Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of an option under the Plan if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

27. Governing Law.

The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

C123456789 MMMMMMMMM IMPORTANT ANNUAL MEETING INFORMATION 000004ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. X 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the votingmethods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by11:59 p.m., Eastern Time, on June 26, 2016. Vote by Internet • Go to www.envisionreports.com/SRPT • Or scan the QR code with your smartphone• Follow the steps outlined on the secure websiteVote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone• Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • A Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed and “FOR” Proposals 2, 3, 4 and 5. 1. ELECTION OF DIRECTORS. Elect the following Group I director to hold office until the 2018 annual meeting of stockholders, or until his successor is earlier elected and qualified: + For Against Abstain 01 - Hans Wigzell, M.D. For Against Abstain For Against Abstain 2. ADVISORY VOTE ON NAMED EXECUTIVE 3. AMENDMENT AND RESTATEMENT TO AMENDED OFFICER COMPENSATION. AND RESTATED 2011 EQUITY INCENTIVE PLAN. 4. AMENDMENT AND RESTATEMENT TO THE 2013 5. RATIFICATION OF KPMG LLP AS INDEPENDENT EMPLOYEE STOCK PURCHASE PLAN REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2016.B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowNOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 2800441 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM + 02DGZA

Important notice regarding the Internet availability of proxy materials for the 2016 Annual Meeting of Stockholders. The Proxy Statement and the 2015 Annual Report to Stockholders are available at: http://www.envisionreports.com/SRPT • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proxy — SAREPTA THERAPEUTICS, INC. 2016 Annual Meeting of Stockholders – June 27, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Sandesh Mahatme and David Tyronne Howton, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Sarepta Therapeutics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2016 Annual Meeting of Stockholders of the company to be held June 27, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2, 3, 4 AND 5. (Continued and to be marked, dated and signed, on the other side)